                           SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                              (Amendment No. )
Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [_]
Check the appropriate box:
[X]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Materials Pursuant to Section 240.14a-11(c) of Section 240.14a-
     12

                           NU-WEST INDUSTRIES, INC.
                                _______________

               (Name of Registrant as Specified In Its Charter)

                           NU-WEST INDUSTRIES, INC.
                                _______________

                  (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):
[_]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       1)   Title of each class of securities to which transaction applies:
            Common Stock, Par Value $0.01 per Share _________________________

       2)   Aggregate number of securities to which transaction applies:
            9,377,418 shares ______

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):

       Pursuant to the Agreement and Plan of Merger, dated as of August 9, 1995 (the "Merger Agreement"), among Nu-West Industries, Inc., Agrium, Inc. and Agrium Acquisition Corporation, the price per share of Common Stock, par value $0.01 per share (the "Common Shares"), is $10.50. Pursuant to Rule 0-11(c)(1), the filing fee of $19,792.54 was calculated as 1/50 of 1% of the cash payment required under the Merger Agreement, which is equal to the product of $10.50 per Common Share and 9,377,418 Common Shares outstanding as of August 9, 1995. Such number of outstanding Common Shares assumes the exercise or conversion of all existing options, rights and securities which were then exercisable or convertible into Common Shares.

       4)   Proposed maximum aggregate value of transaction: $98,462,889 _______

       5)   Total fee paid:  $19,792.54 __________

[_]  Fee paid previously with preliminary materials.
[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)   Amount Previously Paid:  $19,792.54 __________

       2)   Form, Schedule or Registration Statement No.: Schedule 14D-1 and
            Schedule 13D ________________________

       3) Filing Party: Agrium Inc., Agrium U.S. Inc. and Agrium Acquisition Corporation ____________________________________

       4)   Date Filed:  August 16, 1995 _______________

NU-WEST INDUSTRIES, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To approve the Merger of
AGRIUM ACQUISITION COMPANY
with and into
NU-WEST INDUSTRIES, INC.

To the Record Holders of Common Stock
  of Nu-West Industries, Inc.:

NOTICE IS HEREBY GIVEN pursuant to Sections 222, 251 and 262(d) of the General Corporation Law of the State of Delaware (the "DGCL") that on November 6, 1995 a special meeting (the "Meeting") of all stockholders of Nu-West Industries, Inc., a Delaware corporation (the "Company"), of record on October 11, 1995 (the "Record Date"), will be held at the offices of Holme Roberts & Owen LLC, 1700 Lincoln Street, Suite 4100, Denver, 80203 at 10:00 a.m., Denver, Colorado time, to consider (i) adoption and approval of (A) the merger (the "Merger") of Agrium Acquisition Corporation, a Delaware corporation (the "Purchaser"), into the Company, pursuant to the terms of that certain Agreement and Plan of Merger by and between the Company, Agrium Inc. (the "Parent") and the Purchaser, dated August 9, 1995 (the "Merger Agreement"), and (B) the Merger Agreement; and (ii) such other matters as may properly be brought before the Meeting. It is anticipated that the Merger will be effected on November 6, 1995 or as soon thereafter as practicable.

A cash tender offer commenced on August 16, 1995 by the Purchaser for all outstanding shares of the Company's Common Stock, par value $0.01 per Share (the "Common Shares") at a price of $10.50 net per Common Share in cash (the "Offer"), The Offer was consummated on October 2, 1995. A total of 8,887,203 Common Shares, representing approximately 95.9% of the total number of outstanding Common Shares, were acquired by the Purchaser. The Offer was conducted pursuant to the Merger Agreement, pursuant to which the Parent agreed to acquire the Company in a two- step transaction. The Purchaser did not offer to purchase the Company's Class A Preferred Stock, $100 par value ("Class A Preferred Shares"), or Class B Preferred Stock, $100 par value ("Class A Preferred Shares," and together with the Class A Preferred Shares, the "Preferred Shares") in the Offer and the Preferred Shares will not be affected by and will remain outstanding after the Merger, except to the extent that Class B Preferred Shareholders perfect their appraisal rights. The holders of the Company's Preferred Shares are not entitled to vote on approval of the Merger Agreement or the Merger, as provided in the DGCL and the Company's Restated Certi ficate of Incorporation.

The Board of Directors has fixed the close of business on the Record Date for the determination of stockholders entitled to notice and to vote at the Meeting or any adjournment thereof. Only stockholders of record at the close of business on the Record Date are entitled to notice of the Meeting and and only holders of record of Common Shares at the close of business on the Record Date are entitled to vote at the Meeting. A complete list of such stockholders will be available for examination at the offices of the Company in Englewood, Colorado during normal business hours by any Company stockholder, for any purpose germane to the Meeting, for a period of 10 days prior to the Meeting.

COMMON SHAREHOLDERS ARE URGED, WHETHER OR NOT THEY PLAN TO ATTEND THE MEETING, TO SIGN, DATE AND MAIL THE ENCLOSED PROXY OR VOTING INSTRUCTION CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED. If a stockholder who has returned a proxy attends the meeting in person, such stockholder may revoke the proxy and vote in person on all matters submitted at the meeting. PROXIES ARE NOT BEING SOLICITED FROM HOLDERS OF PREFERRED SHARES.

The Purchaser has agreed in the Merger Agreement to vote its Common Shares for approval of the Merger Agreement and the Merger. UNDER THE DGCL AND THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION, NO ACTION WILL BE REQUIRED BY STOCKHOLDERS OF THE COMPANY (OTHER THAN THE PURCHASER) FOR THE MERGER TO BE EFFECTED.

Pursuant to the terms of the Merger Agreement, each Common Share outstanding immediately prior to the effectiveness of the Merger and held by persons other than the Purchaser, the Parent or any other direct or indirect subsidiary of the Parent, or the Company will be converted into the right to receive $10.50 in cash (without interest) (the "Merger Consideration"), payable upon surrender of the certificate formerly evidencing such share, subject to the right of the holder of such share and of any holder of Class B Preferred Shares (a "Dissenting Stockholder") to seek an appraisal of the fair value thereof as described in the attached Proxy Statement. The Preferred Shares will remain outstanding, except to the extent that Class B Preferred Shareholders perfect their appraisal rights. The holders of Class A Preferred Stock are not entitled to seek appraisal of the fair value of their shares pursuant to the DGCL and the Company's Restated Certificate of Incorporation because the Class A Preferred Shares are listed on the Nasdaq National Market and are not affected by the Merger. Holders of Class B Preferred Shares have appraisal rights, because the Class B Preferred Shares are not so listed.

YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND HAS DETERMINED THAT THE OFFER AND THE MERGER, CONSIDERED AS A WHOLE, ARE FAIR TO AND IN THE BEST INTERESTS OF THE STOCKHOLDERS OF THE COMPANY. In arriving at its decision, the Board of Directors considered a number of factors, including the opinion of PaineWebber Incorporated, the Company's financial advisor, that the consideration to be received in the Offer and the Merger by the holders of Common Shares is fair, from a financial point of view, to such stockholders (other than former stockholders who were affiliates of Weiss, Peck & Greer, L.L.C.).

A letter of transmittal to enable you to send in your Common Shares and receive payment of the Merger Consideration is enclosed. To expedite receipt of this payment, you should fill out the enclosed letter of transmittal promptly and return it, together with your Common Share certificates, to the indicated address. The obligations of the Company and the Purchaser to consummate the Merger are subject to certain conditions. In the unlikely event that the Merger

Agreement is terminated without the Merger being consummated, certificates delivered to the paying agent will be promptly returned. PREFERRED SHARE CERTIFICATES SHOULD NOT BE SENT TO THE COMPANY OR THE PAYING AGENT.

Section 262 of the DGCL provides a procedure by which Dissenting Stockholders who were record holders of Common Shares or Class B Preferred Shares immediately prior to the effectiveness of the Merger may seek an appraisal of the fair value of their shares, exclusive of any element of value arising from the expectation or accomplishment of the Merger, together with a fair rate of interest, if any, to be paid thereon. Any Dissenting Stockholder who wishes to exercise this right to an appraisal must do so by making written demand to the Company at the address set forth in the Proxy Statement, which must be received before the taking of the vote on the Merger, and by following certain other procedures set forth in Section 262 of the DGCL. For purposes of Section 262, this Notice of Special Meeting of Stockholders is being mailed on October __, 1995 to record stockholders of the Company on the Record Date.

APPRAISAL DEMANDS WILL NOT BE ACCEPTED UNLESS MADE BY OR ON BEHALF OF PERSONS WHO ARE RECORD HOLDERS OF COMMON SHARES OR CLASS B PREFERRED SHARES IMMEDIATELY PRIOR TO THE EFFECTIVENESS OF THE MERGER.

Reference should be made to the section entitled "Appraisal Rights" in the attached Proxy Statement and toExhibit D thereto (which sets forth the text of Section 262 of the DGCL) for a description of the procedures which must be followed to perfect appraisal rights.

By order of the Board of Directors



Craig D. Harlen
Chairman, President and Chief Executive Officer
October __, 1995

Preliminary Materials

                           ------------------------
                           Nu-West Industries, Inc.

                                Proxy Statement

                           ------------------------


     This Proxy Statement is being furnished to the stockholders of Nu-West Industries, Inc., a Delaware corporation (the "Company"), as of October 11, 1995 (the "Record Date"), in connection with the proposed merger (the "Merger") of Agrium Acquisition Corporation, a Delaware corporation (the "Purchaser") and an indirect wholly owned subsidiary of Agrium Inc., a Canadian corporation (the "Parent"), with and into the Company pursuant to an Agreement and Plan of Merger, dated as of August 9, 1995 (the "Merger Agreement"), among the Parent, the Purchaser and the Company. Pursuant to the Merger Agreement, the Purchaser commenced a cash tender offer on August 16, 1995 for all outstanding shares of common stock, $.01 par value per share (the "Common Shares"), of the Company, at a price of $10.50 per Common Share, net to the Seller in cash (the "Offer"). The Offer expired at 12:00 midnight, New York City time, on October 2, 1995, at which time the Purchaser accepted for payment 8,887,203 Common Shares validly tendered pursuant to the Offer and not withdrawn, representing approximately 95.9% of the total number of outstanding Common Shares. The Merger will be consummated on the terms and subject to the conditions set forth in the Merger Agreement, as a result of which at the effective time of the Merger (the "Effective Time") (a) the Company will continue as the surviving corporation (the "Surviving Corporation") and will become an indirect wholly-owned subsidiary of the Parent, with the exception of the outstanding shares of preferred stock ("Preferred Shares") of the Company, consisting of Class A Preferred Stock (the "Class A Preferred Shares") and Class B Preferred Stock (the "Class B Preferred Shares"); and (b) each Common Share issued and outstanding (other than Common Shares held by the Purchaser, the Parent or any other direct or indirect subsidiary of the Parent, or the Company) will be converted into the right to receive $10.50 net per Common Share in cash, without interest (the "Merger Consideration"). A special meeting (the "Meeting") of the stockholders of the Company, of record on the Record Date, will be held at the offices of Holme Roberts & Owen LLC, 1700 Lincoln Street, Suite 4100, Denver, 80203 at 10:00 a.m., Denver, Colorado time, on November 6, 1995, to consider approval and adoption of the Merger and the Merger Agreement.

     The date of this Proxy Statement is October __, 1995. This Proxy Statement and the accompanying form of proxy are being furnished by the Company and were first mailed on or about October __, 1995 to stockholders of the Company as of the close of business on the Record Date.

     The Board of Directors of the Company (the "Board" or the "Board of Directors"), by the unanimous vote of all of the Directors of the Company, approved the Offer and the Merger and determined that the terms of the Offer and the Merger are fair to and in the best interests of, the stockholders of the Company. Under the Delaware General Business Corporation Law (the "DGCL"), the affirmative vote of the holders of a majority of the outstanding Common Shares is required to approve the Merger. The Purchaser owns in the aggregate 8,887,203 Common Shares, representing approximately 95.9% of the Common Shares outstanding as of the Record Date. Under the Merger Agreement, the Parent has agreed to vote, or cause to be voted, in favor of the Merger all Common Shares directly or indirectly beneficially owned by it. As the Purchaser has acquired a majority of the outstanding Common Shares, the Purchaser has sufficient voting power to approve the Merger, without the vote of any other stockholder of the Company.


     TO RECEIVE PAYMENT AFTER THE MERGER OF $10.50 IN CASH (WITHOUT INTEREST) PER COMMON SHARE, HOLDERS OF COMMON SHARES MUST DELIVER CERTIFICATES EVIDENCING SUCH COMMON SHARES ALONG WITH A PROPERLY COMPLETED LETTER OF TRANSMITTAL, IN THE FORM BEING FURNISHED HEREWITH TO HOLDERS OF COMMON SHARES, TO THE PAYING AGENT AT THE ADDRESS SPECIFIED IN THE LETTER OF TRANSMITTAL (THE "PAYING AGENT"). The obligations of the Company and the Purchaser to consummate the Merger are subject to certain conditions. In the unlikely event that the Merger Agreement is terminated without the Merger being consummated, certificates delivered to the Paying Agent will be promptly returned. PREFERRED SHARE CERTIFICATES SHOULD NOT BE SENT TO THE COMPANY OR THE PAYING AGENT, as the Preferred Shares will remain outstanding following, and will be unaffected by, the Merger, except to the extent that holders of Class B Preferred Shares perfect their appraisal rights.

     Any holder of Common Shares who does not wish to accept the Merger Consideration for his Common Shares has the right under the DGCL to seek an appraisal of and be paid the fair cash value of his Common Shares. Holders of Class B Preferred Shares also have appraisal rights under the DGCL as a result of the Merger. Holders of Common Shares and Class B Preferred Shares seeking such appraisal are referred to herein as "Dissenting Stockholders." To perfect this right of appraisal, a Dissenting Stockholder must make written demand for such appraisal to the Company before the taking of the vote on the Merger. Dissenting Stockholders are urged to carefully review this Proxy Statement and the Exhibits hereto in their entirety in considering whether to seek an appraisal pursuant to the DGCL. See "APPRAISAL RIGHTS" and Exhibit D to this
                                     ----------------
Proxy Statement. Class A Preferred Shareholders will not have appraisal rights under the DGCL as a result of the Merger because the Class A Preferred Shares are listed on the Nasdaq National Market and are not affected by the Merger. Holders of Class B Preferred Shares have appraisal rights, because the Class B Preferred Shares are not so listed. The Preferred Shares will remain outstanding following, and will be unaffected by, the Merger, except to the extent that holders of Class B Preferred Shares perfect their appraisal rights.

     As of the Record Date, there were issued and outstanding 9,265,877 Common Shares. Holders of record of Common Shares at the close of business on the Record Date are entitled to one vote per share held on all matters submitted to a vote of stockholders. The Preferred Shares have no voting rights with respect to the Merger. PROXIES ARE NOT BEING SOLICITED FROM THE HOLDERS OF PREFERRED SHARES. The Parent and the Purchaser have not made, and have indicated to the Company that they do not presently intend to make or to cause the Company to make in the future, any offer to purchase Preferred Shares, although they could determine in the future to do so. The Common Shares and the Class A Preferred Shares are traded on the Nasdaq National Market. As a result of the consummation of the Offer and the Merger, the registration of the Common Shares under the Securities Exchange Act of 1934, as amended (the "Exchange Act") will be terminated. The Company has no present intention to terminate the registration under the Exchange Act of the Class A Preferred Shares, but may in the future determine to do so if it determines that it is able to do so. The termination of the registration of the Class A Preferred Shares under the Exchange Act would substantially reduce the information required to be furnished by the Company to the Securities and Exchange Commission (the "Commission") and available to the holders of the Class A Preferred Shares for review.

     The information contained in this Proxy Statement concerning the Parent and the Purchaser has been furnished to the Company by the Parent, and the Company assumes no responsibility for the accuracy or completeness of such information.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files periodic reports, proxy statements and other information with the Commission. The Tender Offer Statement on Schedule 14D-1, as amended, filed by the Parent and the Purchaser in connection with the Offer and the Solicitation/Recommendation Statement on Schedule 14D-9, as amended, filed by the Company in connection with the Offer, as well as such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Regional Offices of the Commission located at 7 World Trade Center, Suite 1300, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also can be obtained from the Commission at prescribed rates by addressing written requests for such copies to the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, reports, proxy statements and other information concerning the Company should also be available for inspection at the offices of the Nasdaq Stock Market at 1735 K Street, N.W., Washington, D.C. 20006.

     The Common Shares and Class A Preferred Shares are currently registered under the Exchange Act. Following the Merger, the Company will become the indirect wholly owned subsidiary of the Parent (except for the Preferred Shares), and there will be no public trading of the Common Shares. Accordingly, registration of the Common Shares will be terminated upon application of the Company to the Commission when the Merger is consummated.

                               TABLE OF CONTENTS

                                                             Page
                                                             ----
INTRODUCTION.................................................  5
------------
INFORMATION CONCERNING THE COMPANY...........................  7
----------------------------------
INFORMATION CONCERNING THE PARENT AND THE PURCHASER..........  7
---------------------------------------------------
THE MEETING..................................................  5
-----------
BACKGROUND OF THE MERGER.....................................  8
------------------------
RECOMMENDATION OF THE BOARD AND REASONS FOR THE MERGER.......  4
------------------------------------------------------
OPINION OF FINANCIAL ADVISOR.................................  5
----------------------------
INTEREST OF CERTAIN PERSONS IN THE MERGER.................... 12
-----------------------------------------
STRUCTURE OF THE MERGER...................................... 21
-----------------------
ACCOUNTING TREATMENT OF THE MERGER........................... 22
----------------------------------
FINANCING THE ACQUISITION.................................... 22
-------------------------
CERTAIN EFFECTS OF THE MERGER................................ 22
-----------------------------
CERTAIN FEDERAL TAX CONSEQUENCES OF THE MERGER............... 22
----------------------------------------------
THE MERGER AGREEMENT......................................... 23
--------------------
REGULATORY AND OTHER APPROVALS............................... 29
------------------------------
FINANCIAL PROJECTIONS........................................ 30
---------------------
APPRAISAL RIGHTS............................................. 31
----------------
CERTAIN LITIGATION........................................... 33
------------------
MARKET PRICES OF AND DIVIDENDS ON STOCK...................... 34
---------------------------------------
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS.............. 35
-----------------------------------------------
INDEPENDENT PUBLIC ACCOUNTANTS                                35
------------------------------
STOCKHOLDERS' PROPOSALS                                       35
-----------------------




EXHIBITS:

EXHIBIT A      Agreement and Plan of Merger
EXHIBIT B      Fairness Opinion of PaineWebber Incorporated
EXHIBIT C      Form 10-K of the Company for the year ended June 30, 1995
EXHIBIT D      Appraisal Rights

                                 INTRODUCTION

     This Proxy Statement is being furnished to the Company's stockholders as of the Record Date in connection with the solicitation of proxies from holders of Common Shares by the Board of Directors of the Company for use at a special meeting of stockholders of the Company to consider the proposed Merger of the Purchaser with and into the Company, pursuant to the Merger Agreement. Pursuant to the Merger Agreement, the Purchaser commenced the Offer on August 16, 1995. The Offer expired at 12:00 midnight, New York City time, on October 2, 1995, as of which time the Purchaser accepted for payment 8,887,203 Common Shares validly tendered pursuant to the Offer and not withdrawn, representing approximately 95.9% of the total number of outstanding Common Shares. The Merger will be consummated on the terms and subject to the conditions set forth in the Merger Agreement, as a result of which at the Effective Time (a) the Company will continue as the Surviving Corporation and will become an indirect wholly owned subsidiary of the Parent, with the exception of the outstanding Preferred Shares, and (b) each Common Share issued and outstanding (other than Common Shares held by the Purchaser, the Parent or any other direct or indirect subsidiary of the Parent, or the Company) will be converted into the right to receive $10.50 net per Common Share in cash, without interest.

     The Meeting will be held on Monday, November 6, 1995, at the offices of Holme Roberts & Owen LLC, 1700 Lincoln Street, Suite 4100, Denver, 80203 at 10:00 a.m., Denver, Colorado time.

     The purpose of the Meeting is to consider and vote upon (i) a proposal to approve and adopt the Merger Agreement, and (ii) such other matters as may properly be brought before the Meeting.

     Only holders of record of Common Shares at the close of business on the Record Date are entitled to vote at the Meeting. On such date, there were 9,265,877 Common Shares outstanding, each of which will be entitled to one vote on each matter to be acted upon at the Meeting. All stockholders of the Company are entitled to notice of the Meeting.

     The presence, in person or by proxy, at the Meeting of the holders of a majority of the Common Shares outstanding and entitled to vote at the Meeting is necessary to constitute a quorum at the meeting. The affirmative vote of the holders of a majority of the Common Shares outstanding and entitled to vote thereon at the Meeting is required to approve and adopt the Merger Agreement.


     As the Purchaser has acquired a majority of the outstanding Common Shares, the Purchaser has sufficient voting power to approve the Merger, without the vote of any other stockholder of the Company, and pursuant to the terms of the Merger Agreement, the Purchaser has agreed to vote such Common Shares for approval and adoption of the Merger Agreement and the Merger.

     TO RECEIVE PAYMENT AFTER THE MERGER OF $10.50 IN CASH (WITHOUT INTEREST) PER COMMON SHARE, HOLDERS OF COMMON SHARES MUST DELIVER CERTIFICATES EVIDENCING SUCH COMMON SHARES ALONG WITH A PROPERLY COMPLETED LETTER OF TRANSMITTAL TO THE PAYING AGENT AT THE ADDRESS

SPECIFIED IN THE LETTER OF TRANSMITTAL. The obligations of the Company and the Purchaser to consummate the Merger are subject to certain conditions. In the unlikely event that the Merger Agreement is terminated without the Merger being consummated, certificates delivered to the Paying Agent will be promptly returned.

     The Company expects that the Merger will be consummated as promptly as practicable after the Meeting, assuming that the conditions to the Merger set forth in the Merger Agreement have been satisfied. See "THE MERGER AGREEMENT--
                                                        --------------------
THE MERGER".
----------

     Any Dissenting Stockholder has the right under the DGCL to seek an appraisal of and be paid the fair value of his shares, together with a fair rate of interest, if any, to be paid thereon. In order to perfect such right of appraisal, a Dissenting Stockholder must make a written demand for such appraisal to the Company before the taking of the vote on the Merger. Such demand must be sent to the Company at 8400 East Prentice Avenue, Suite 1320, Englewood, Colorado 80111, Attention: Secretary. See "APPRAISAL RIGHTS" and
                                                      ----------------
Exhibit D to this Proxy Statement.

     The accompanying Notice of Special Meeting of Stockholders constitutes the notice to Dissenting Stockholders required by Section 262(d)(2) of the DGCL.

     Dissenting Stockholders are urged to carefully review this Proxy Statement and the Exhibits hereto in their entirety in considering whether to seek an appraisal pursuant to the DGCL. If a Dissenting Stockholder does not perfect appraisal rights with respect to his Common Shares before the taking of the vote on the Merger, such shares will be converted into the right to receive the Merger Consideration at the Effective Time.

     Holders of Class A Preferred Shares will not have appraisal rights under the DGCL as a result of the Merger, because the Class A Preferred Shares are listed on the Nasdaq National Market and are not affected by the Merger. Holders of Class B Preferred Shares will have appraisal rights, because the Class B Preferred Shares are not so listed. The Preferred Shares will remain outstanding following, and will be unaffected by, the Merger, except to the extent that holders of Class B Preferred Shares perfect their appraisal rights.

     As of the Record Date, there were issued and outstanding 9,265,877 Common Shares, 290,000 Class A Preferred Shares and 344 Class B Preferred Shares. Holders of record of Common Shares at the close of business on the Record Date are entitled to one vote per share held on all matters submitted to a vote of stockholders. The Preferred Shares have no voting rights with respect to the Merger. The Parent and the Purchaser have not made, and have indicated to the Company that they do not presently intend to make or cause to be made in the future, any offer to purchase Preferred Shares, although they could determine to do so in the future.

     The Common Shares and the Class A Preferred Shares are traded on the Nasdaq National Market. As a result of the consummation of the Offer and the Merger, the registration of the Common Shares under the Exchange Act will be terminated. The Company has no present intention to terminate the registration under the Exchange Act of the Class A Preferred Shares, but may in the future determine to do so if it determines that it is able to do so. The termination of the registration of the Class A Preferred Shares under the Exchange Act would substantially reduce the information required to be furnished by the Company to the Securities and Exchange Commission (the "Commission") and available to the holders of the Class A Preferred Shares for review.

                      INFORMATION CONCERNING THE COMPANY

     The Company is a Delaware corporation with its principal executive offices located at 8400 East Prentice Avenue, Suite 1320, Englewood, Colorado. The telephone number of such offices is (303) 721-1396.

     The Company is a producer of concentrated phosphate fertilizer. From its mining and manufacturing facilities located in southeastern Idaho, it supplies high-quality fertilizer for markets primarily in western North America.

     Additional information regarding the Company is included in its Annual Report on Form 10-K for the year ended June 30, 1995, which is attached hereto as Exhibit C.

              INFORMATION CONCERNING THE PARENT AND THE PURCHASER

     The Parent, a Canadian corporation, is one of North America's largest integrated and diversified fertilizer companies. It is a major, growth-oriented producer of nitrogen and potash fertilizers, a leading wholesale and retail marketer of all four primary nutrients vital to plant growth; nitrogen, phosphorus, potassium and sulphur, and a leader in the development of new products and services. At the wholesale level, the Parent's products are sold to a geographically-diverse group of approximately 1,500 customers from four regional marketing centers in North America. Approximately one quarter of its potash production is sold offshore. The Parent's retail subsidiaries supply agricultural inputs and services to growers from more than 200 farm centers located in 23 states across the agricultural heartland of the United States.

     The Parent is based in Calgary, Canada and has facilities in Canada and the United States. The Parent's common shares trade on the Toronto Stock Exchange under the symbol "AGU" and on Nasdaq National Market under the symbol "AGMIF."

     The Purchaser, a Delaware corporation, was formed solely for the purpose of engaging in the transactions contemplated by the Merger Agreement, including the merger of the Purchaser with and into the Company, and has not conducted any unrelated activities since its formation. All the outstanding capital stock of the Purchaser is owned by Agrium U.S. Inc., a wholly owned subsidiary of the Parent ("Agrium U.S."). Agrium U.S. owns and operates the Parent's facilities and businesses in the United States.

     The principal executive offices of the Parent, Agrium U.S. and the Purchaser are located at Suite 426, 10333 Southport Road S.W., Calgary, Alberta, Canada T2W 3X6.

                                  THE MEETING

     The Meeting will be held at 10:00 a.m., local time, on November 6, 1995, at the offices of Holme Roberts & Owen LLC, 1700 Lincoln Street, Suite 4100, Denver, Colorado 80203, for the purpose of approving and adopting the Merger Agreement, as required under Delaware law.

     Only holders of record of Common Shares outstanding at the close of business on the Record Date (October 11, 1995) are entitled to vote at the Meeting. Pursuant to the DGCL, the holders of Preferred Shares of the Company of record on the Record Date are entitled to notice of the Meeting, although they are not entitled to vote on approval of the Merger Agreement.

     On the Record Date, there were approximately 200 holders of record of Common Shares, with 9,265,877 Common Shares issued and outstanding. Each Common Share entitles the holder thereof to one vote on each matter submitted for stockholder approval. The Purchaser is the only person owning more than 5% of the outstanding Common Shares. On the Record Date, the directors and executive officers of the Company held no Common Shares.

     The presence at the Meeting, in person or by proxy, of the holders of a majority of the outstanding Common Shares will constitute a quorum for the transaction of business, and approval and adoption of the Merger Agreement requires the affirmative vote of a majority of the issued and outstanding Common Shares. In determining whether the Merger Agreement has received the requisite number of affirmative votes, abstentions and broker non-votes will have the same effect as a vote against the Merger Agreement.

     At the date of this Proxy Statement, the Board of Directors of the Company do not know of any business to be presented at the Meeting other than as set forth in the notice accompanying this Proxy Statement. If any other matters should properly come before the Meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting such proxies.

     All properly executed proxies that are not revoked will be voted at the Meeting in accordance with the instructions contained therein. If a holder of Common Shares executes and returns a proxy and does not specify otherwise, the shares represented by such proxy will be voted "for" approval and adoption of the Merger Agreement in accordance with the recommendation of the Board of Directors of the Company. A holder of Common Shares who has executed and returned a proxy may revoke it at any time before it is voted at the Meeting by
(i) executing and returning a proxy bearing a later date, (ii) filing written notice of such revocation with the Secretary of the Company stating that the proxy is revoked or (iii) attending the Meeting and voting in person.

     In addition to solicitation by mail, the directors, officers, employees and agents of the Company may solicit proxies from their stockholders by personal interview, telephone, telegram or otherwise. The Company will bear the costs of the solicitation of proxies from its stockholders. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries who hold of record securities of the Company for the forwarding of solicitation materials to the beneficial owners thereof. The Company will reimburse such brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses incurred by them in connection therewith.

                           BACKGROUND OF THE MERGER

     In the Spring of 1994, following the completion of the recapitalization of the Company in November 1993 and with fertilizer prices and demand steadily improving, the Board of Directors of the Company began exploring alternatives to enhance long-term stockholder value. On November 14, 1994, the Board of Directors held a meeting, at which representatives of Kidder, Peabody & Co. Incorporated ("Kidder, Peabody") were present, to discuss such alternatives, including strategic relationships with other fertilizer producers, the sale or merger of the Company, the formation of a joint venture or the continuation of the Company as a stand-alone entity. The Board of Directors of the Company, with the assistance of representatives of Kidder, Peabody, discussed the possible process and timing for contacting potential acquirors.

     In December 1994, following the announcement of the sale of certain assets of Kidder, Peabody and its affiliates to the parent company of PaineWebber Incorporated ("PaineWebber"), the Board of Directors of the Company informed PaineWebber that it intended to engage PaineWebber as its exclusive financial advisor. PaineWebber was so engaged by letter agreement dated as of January 11, 1995.

     From mid-December 1994 through March 1995, pursuant to authorizations by the Company, representatives of PaineWebber contacted twelve parties (including the Parent) with respect to a possible business combination with the Company.

     In mid-December 1994, representatives of the Parent received a telephone call from representatives of PaineWebber, acting on behalf of the Company, inquiring whether the Parent would have an interest in some form of business combination with the Company. Later that month, the Parent was provided with certain non-confidential information on the Company. In January 1995, representatives of the Parent and PaineWebber had several telephone discussions concerning the Parent's interest in potentially acquiring the Company. The Parent and the Company entered into the Confidentiality Agreement (as defined below) effective February 1, 1995. See "INTEREST OF CERTAIN PERSONS IN MATTERS
                                        --------------------------------------
TO BE ACTED UPON" below.
----------------

     On February 21, 1995, representatives of the Parent met in Denver with representatives of the Company and PaineWebber and received a formal presentation from senior management of the Company with respect to the Company. On March 7, 1995, the Company publicly announced its decision to explore alternatives to enhance long-term stockholder value, as well as the engagement of PaineWebber as its exclusive financial advisor. Following this public announcement, PaineWebber received nine unsolicited inquiries regarding the Company. None of such inquiries resulted in due diligence reviews or negotiations following the initial inquiry.

     Throughout the period from mid-February through May, the Company provided detailed information to the Parent and the Parent conducted its assessment and valuation of the Company. The Board of Directors of the Parent was apprised of the potential acquisition at its regularly scheduled meeting on May 10, 1995. A plant and mine tour of the Company's facilities was attended by representatives of the Parent on May 23, 1995. Four other potential acquirors of the Company, who had also executed confidentiality agreements to facilitate further exploration of a possible acquisition of the Company, attended separate presentations by senior management of the Company. Three of such potential purchasers also attended separate plant and mine tours.

     In late May 1995, following these further due diligence investigations, three of the remaining four parties (including the Parent) continued to pursue the possible acquisition of the Company. Pursuant to the Board of Directors' instructions, PaineWebber invited these three potential acquirors (including the Parent) to submit, on or before June 12, 1995, written proposals with respect to the possible acquisition of the Company.

     On May 31, 1995, the Parent submitted an acquisition proposal to the Company conditioned upon, among other things, a commitment from the following affiliates (the "WPG Affiliates") of Weiss, Peck & Greer ("WPG") owning in the aggregate 49.2% of the Common Shares on a fully diluted basis to support the transaction: WPG Corporate Development Associates III (Overseas), Ltd., Weiss, Peck & Greer Venture Associates, L.P. Liquidating Trust, U/T/A dated December 30, 1994, WPG Corporate Development Associates III, L.P. and WPG Corporate Development Associates II, L.P. Liquidating Trust, U/T/A dated December 31, 1993. By its terms, the proposal required acceptance by the Company by the close of business on June 2, 1995 and would have prohibited further negotiations with third parties for a period of time. On June 2, 1995, the Executive Committee of the Board of Directors of the Company reviewed the Parent's offer and concluded that the proposal did not justify termination of the process of soliciting offers from the other interested parties and that any discussions regarding a commitment from the WPG Affiliates should be held directly with such WPG Affiliates. Following the June 2 meeting, PaineWebber informed the Parent of the decision of the Executive Committee of the Board of Directors and encouraged the Parent to submit a revised proposal.

     On June 12, 1995, the Company received a revised proposal from the Parent. After reviewing this proposal and a proposal from one other party, the Company concluded that they were both unacceptable, because of inadequacy of price and/or omissions of certain material terms, among other reasons. Accordingly, PaineWebber was instructed to continue to solicit proposals for the Company and to review other alternatives available to the Company to increase stockholder liquidity, including a secondary offering.

     On June 28, 1995, a representative of the Parent met with PaineWebber in New York to evaluate whether there was any basis for continued discussions between the parties.

     On July 5, 1995, a special meeting of the Executive Committee of the Board of Directors of the Parent was held to review the proposed acquisition and consider the various financial, strategic and legal matters as well as the status of negotiations.

     Following that meeting, on July 6, 1995, the Parent submitted a further proposal to the Company. Also in early July, the Company received a revised proposal from the other interested party. On July 12, 1995, PaineWebber, pursuant to instructions from the Company, advised the Parent that its proposal was not the most attractive alternative available to the Company and its stockholders, and the Parent was given an opportunity to present its best and final proposal. On July 14, 1995 the Parent submitted a revised proposal to acquire the Company pursuant to a one-step merger transaction at $10.55 per Common Share in cash. Also on July 14, 1995, the other potential acquiror submitted a revised proposal.

     On July 17, 1995, the Board of Directors held a meeting, at which representatives of PaineWebber were present, to review and compare the terms of the two pending proposals. At this meeting, the Board of Directors determined that the Parent's proposal appeared to represent the best alternative available to the Company and its stockholders, authorized PaineWebber to conduct discussions with representatives of the Parent in order to clarify certain terms of the Parent's proposal and, subject to obtaining such clarification, authorized an exclusive period for discussion with the Parent to permit the Parent to complete due diligence with respect to the Company and to negotiate a definitive agreement for the sale of the Company.

     On July 20, 1995, the other party submitted a further revised proposal, which the Company believed was substantially similar to such party's July 14, 1995 proposal. On July 24, 1995, the Company agreed to an exclusive period with the Parent, expiring on August 9, 1995, previously authorized by the Board of Directors of the Company.

     From July 24 through August 8, 1995, representatives of the Company and the Parent held numerous meetings in which the terms of the Merger Agreement were negotiated and due diligence was conducted. Separately, the Parent and representatives of the WPG Affiliates negotiated the terms of Irrevocable Proxies (as defined below) pursuant to which the WPG Affiliates agreed to tender the 4,614,281 shares owned by them, constituting approximately 49.2% of the Common Shares on a fully diluted basis, in the Offer and appointed employees of the Parent as proxy and attorney-in-fact (with full power of substitution) (i) to call a special meeting of stockholders of the Company to consider the Merger and (ii) to vote all the voting securities of the Company owned by them (A) in favor of the Merger and adoption of the Merger Agreement and (B) against any business combination proposal or other matter that may interfere or be inconsistent with the Merger or the Merger Agreement, at any meeting of stockholders of the Company. As a result of further discussion regarding the Parent's due diligence review and the price and structure of the transaction, the Parent and the Company agreed to reduce the consideration to be paid in the acquisition transaction from $10.55 to $10.50 per share. In addition, the Company and the Parent agreed to alter the structure of the proposed acquisition from a one-step merger transaction to a two-step transaction involving a tender offer followed by a merger. The Company preferred the tender offer structure, which it believed would result in a higher present value to holders of Common Shares because of the earlier receipt of consideration for tendered Common Shares than would be expected in the one-step merger transaction.

     On the evening of August 8, 1995, the Board of Directors of the Company met to consider the final terms of the Merger Agreement. At this meeting, PaineWebber delivered its opinion to the Board of Directors to the effect that, as of such date, the $10.50 cash consideration proposed to be received by the holders of the Shares pursuant to the Offer and the Merger was fair, from a financial point of view, to such holders (other than the WPG Affiliates). At this meeting, the Board of Directors of the Company unanimously approved and adopted the Merger Agreement and resolved to recommend the Offer and the Merger to the Company's stockholders.

     On August 9, 1995, the respective Boards of Directors of the Parent and the Purchaser met, considered and each unanimously approved and adopted the Merger Agreement. The Parent, the Purchaser and the Company executed the Merger Agreement in the evening of August 9, 1995 and issued a joint press release announcing the transactions at 7:00 A.M. EDT on August 10, 1995. At the time of the execution of the Merger Agreement, the Irrevocable Proxies were executed in favor of the Purchaser by the parties thereto. Pursuant to the terms of the Merger Agreement, on August 16, 1995, the Purchaser commenced the Offer.

     On September 11, 1995, the Board of Directors held a meeting, at which representatives of PaineWebber were present, to review the status of the transaction, to receive a report from counsel on certain litigation that had been filed relating to the transaction (see "CERTAIN LITIGATION") and to review
                                             ------------------
the facts surrounding certain payments proposed to be made to officers of the Company by the WPG Affiliates and certain other stockholders of the Company, as discussed below under "INTEREST OF CERTAIN PERSONS IN THE MERGER - WEISS, PECK &
                       ---------------------------------------------------------
GREER PAYMENTS." At such meeting, representatives of PaineWebber and the
--------------
Company's management indicated they had received no inquiries from prospective acquirors of the Company since the commencement of the Offer by the Purchaser. PaineWebber also stated that the proposed payments to management discussed above and the filing of the litigation reported upon at the meeting did not alter the conclusion reached in the fairness opinion rendered by it to the Company on August 8, 1995. At the September 11, 1995 meeting the Board unanimously confirmed approval and adoption of the Merger Agreement.

     The plaintiffs and the defendants in the litigation filed in connection with the Offer and the Merger entered into a Memorandum of Understanding dated as of September 19, 1995 providing for the settlement of the actions. The Memorandum of Understanding also provided, among other things, that the Schedule 14D-9 filed by the Company in connection with the Offer be amended to reflect certain disclosure included herein under "INTEREST OF CERTAIN PERSONS IN THE
                                          ----------------------------------
MERGER - WEISS, PECK & GREER PAYMENTS" and "CERTAIN LITIGATION," that the Parent
-------------------------------------       ------------------
and Purchaser extend the Offer to October 2, 1995 and that the minimum percentage of Common Shares to be tendered as a condition to Parent's obligation to consummate the Offer be increased from 60% to 65%. Such disclosure was made in an amended Schedule 14D-9 mailed to all holders of Common Shares, the Offer was so extended by the Purchaser, and such minimum percentage was so increased. A Stipulation of Settlement confirming the terms of the Memorandum of Understanding described above was entered into by the parties on or about October , 1995 and filed with Delaware Court of Chancery.

     The Offer expired on October 2, 1995, at 12:00 midnight, New York City time. Pursuant to the Offer, the Purchaser accepted for payment and purchased 8,887,203 Common Shares at a price of $10.50 per Common Share in cash. As a result of these purchases, the Purchaser owns of record approximately 95.9% of the outstanding Common Shares.

     On October 3, 1995, following the acceptance for payment by the Purchaser of Common Shares pursuant to the Offer, pursuant to the Merger Agreement, Wesley
W. Lang, Mark R. Sanders and Peter B. Pfister resigned from the Company's Board and three designees of the Parent--Dale W. Massie, Dorothy E.A. Bower and Larry
A. Collins--were appointed to the Company's Board. Information regarding such persons is contained in the Information Statement pursuant to Section

14(f) of the Exchange Act sent to the holders of the Common Shares as part of the Company's Schedule 14D-9 sent in response to the Offer.

            RECOMMENDATION OF THE BOARD AND REASONS FOR THE MERGER

     In light of the Board of Directors' review of the Company's competitive position, the Company's financial history and current status, past and anticipated events in the fertilizer industry and the prospects for the Company as an independent entity, the Board of Directors determined that it would be in the best interests of the stockholders to approve the Merger Agreement.

     In approving the Merger Agreement and the transactions contemplated thereby and recommending that all holders of Shares tender them pursuant to the Offer, the Board of Directors considered a number of factors including:

          (i) the opportunity to sell the Company at a time when the industry is experiencing its first period of strong fertilizer prices since 1989 at a price that reflects such strength, and the possibility that such strength will not be sustained;

          (ii) the recent trend toward consolidation among fertilizer producers;
          (iii) the risks to the Company and its stockholders of remaining independent in view of the Company's highly leveraged position, the volatile and cyclical nature of the fertilizer industry, the Company's dependence on a single type of fertilizer produced at a single facility, the Company's future capital needs, the Company's ability to compete in an increasingly global marketplace and the past and potential future effects on the Company of market downturns caused by weather, changes in government farm policies, political instability and other political considerations in foreign countries, supply and demand imbalances, currency fluctuations, changes in planted acreage, raw material costs and other uncontrollable and unpredictable forces;

          (iv) the presentation and opinion of PaineWebber at the August 8, 1995 meeting of the Board of Directors to the effect that, as of such date, the $10.50 cash consideration proposed to be received by the holders of the Company's Common Shares pursuant to the Offer and in the Merger was fair, from a financial point of view, to such holders (other than the WPG Affiliates). A copy of the written opinion of PaineWebber, which sets forth the procedures followed, matters considered, assumptions made and limitations of the review undertaken by PaineWebber, is attached hereto as Exhibit B. STOCKHOLDERS ARE URGED TO READ THE OPINION CAREFULLY IN ITS ENTIRETY;

          (v) the favorable price available to the Company's stockholders under the Merger Agreement compared to selling prices in other recent sale transactions in the fertilizer industry as measured by multiples of earnings and revenues;

          (vi) the historical market prices for the Common Shares, including the fact that, although the proposed purchase price for the Common Shares is less than recent Nasdaq National Market closing prices for the Common Shares, such purchase price is in excess of the historical average trading prices of the Common Shares over various periods preceding the announcement of the engagement of PaineWebber by the Company;

          (vii) the lack of liquidity in the market for the Common Shares and the adverse consequences thereof for the Company and its stockholders;

          (viii) the stated intention of holders of 49.2% of the Common Shares (on a fully diluted basis) to tender into the Offer;

          (ix) the terms of the Merger Agreement, the Offer and the transactions contemplated thereby, including, among others, the right of the Company's Board of Directors to accept a proposal from another party and terminate the Offer and Merger Agreement, provided that the Parent would be entitled to a fee of $4.0 million in such event;

          (x) the availability of dissenters' rights of appraisal in the Merger;

          (xi) the financial strength of the Parent and the absence of any financing condition in the Offer; and

          (xii) the anticipated benefits of the Merger on the Company's employees and the community in which the Company operates.

     The Board of Directors did not assign relative weights to the above factors or determine that any factor was of specific importance relative to any other factor. Rather, the Board of Directors viewed its position and recommendations as being based on the totality of the information presented to and considered by it.

     From the standpoint of the Parent and the Purchaser, the purpose of the Merger is to enable the Parent to acquire substantial control of the Company and the entire common equity interest in the Company. The Parent regards the acquisition of the Company as an attractive opportunity to acquire a significant and well- established business. The Parent believes the increased scale of the combined businesses will enable the Parent to compete more effectively in the fertilizer business both domestically and internationally. The transaction provides the Parent with phosphate fertilizer production capacity and secures its position as a fully integrated producer of the three essential major plant nutrients: nitrogen, phosphate and potash. The business of the Parent and the Company operate in similar markets and geographies and the Merger is expected to provide considerable synergies and enhance performance.

                         OPINION OF FINANCIAL ADVISOR

     PaineWebber delivered its opinion to the Board that, on the basis of its review and analysis and subject to the limitations set forth therein, the $10.50 per Common Share cash consideration to be received by the holders of Common Shares of the Company pursuant to the Offer or the Merger, as the case may be, is fair, from a financial point of view, to the Common Shareholders (other than the WPG Affiliates).

     A copy of the written opinion of PaineWebber, setting forth the assumptions made, factors considered and scope of the review undertaken by PaineWebber is attached hereto as Exhibit B and incorporated herein by reference. The summary of the opinion set forth below is qualified in its entirety by reference to the full text of the opinion.

     PaineWebber was retained by the Company in January 1995 to act as its financial advisor in connection with the exploration of alternatives to enhance long-term stockholder values. PaineWebber was selected over other prospective financial advisors by the Company based on PaineWebber's experience and expertise and the familiarity of one of its managing directors with the Company, its business and its history. PaineWebber is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

     In connection with PaineWebber's engagement, the Company requested that PaineWebber evaluate the fairness, from a financial point of view, of the consideration to be received by holders of the Common Shares in the Offer and the Merger. At a meeting of the Company's Board of Directors held on August 8, 1995, PaineWebber presented certain materials containing a range of values for the Common Shares using several different analyses and methodologies. At this same meeting, PaineWebber rendered an oral opinion (subsequently confirmed in writing as of such date) to the effect that, as of such date, the $10.50 in cash per Common Share consideration to be received by holders of the Common Shares in the Offer or the Merger, as the case may be, was fair to such holders from a financial point of view (other than the WPG Affiliates). In arriving at its opinion, PaineWebber reviewed certain publicly available information relating to the business, financial condition and operations of the Company, and certain financial and other information, including financial forecasts, furnished to PaineWebber by the Company that is not publicly available. PaineWebber met with senior officers of the Company to discuss the operations, financial condition, history and prospects of the Company's business.

     In conducting its analysis, PaineWebber reviewed, among other public information, the Company's Annual Reports and Forms 10-K and related financial information for the five fiscal years ended June 30, 1994, and the Company's Form 10-Q and the related unaudited financial information for the nine months ended March 31, 1995; reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets and prospects of the Company furnished to it by the Company; conducted discussions with members of senior management of the Company concerning its businesses and prospects; reviewed the historical market prices and trading activity for the Common Shares and compared such price and trading history with that of certain other publicly traded companies which it deemed relevant; compared the financial position and operating results of the Company with those of certain other publicly traded companies which it deemed relevant; reviewed the proposed financial terms of the Offer and Merger and compared such terms with the financial terms of certain other business combinations which it deemed relevant; and reviewed a draft of the Merger Agreement in the form presented to the Board of Directors of the Company. In addition, PaineWebber reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as it deemed appropriate in arriving at its opinion, including its assessment of general economic, market and monetary considerations. PaineWebber was requested by the Company to and did approach third parties to solicit indications of interest in acquiring the Company.

     Based on the foregoing, PaineWebber delivered its oral opinion to the Board of Directors of the Company on August 8, 1995, and following a review of the Merger Agreement and related documents, delivered its written opinion dated August 8, 1995 to the Board of Directors of the Company, that, as of such date, the cash consideration to be received by the holders of the Common Shares pursuant to the Offer or the Merger, as the case may be, is fair to such holders from a financial point of view (other than the WPG Affiliates).

     In the course of its investigation, PaineWebber relied on the accuracy and completeness of all information that was publicly available or supplied or otherwise communicated to it by the Company and it did not independently verify such information. It assumed that the financial forecasts examined by it were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the Company as to the future performance of the Company. It did not undertake, and was not provided with, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company and assumed that all material liabilities (contingent or otherwise, known or unknown) of the Company were as set forth in the Company's consolidated financial statements. PaineWebber's written opinion to the Board of Directors was based on the regulatory, economic, monetary and market conditions existing on the date thereof. Although PaineWebber evaluated the fairness of the cash consideration to be received by the holders of Common Shares in the Offer and the Merger from a financial point of view, the specific consideration payable in the Offer and the Merger was determined by the Parent and the Company through arm's length negotiation.

     The opinion of PaineWebber should be read in its entirety. The summary of the financial and comparative analyses set forth above contains a summary of all material analyses employed by PaineWebber in reaching such opinion, but does not purport to be a complete description of PaineWebber's presentation to the Board on either August 8, 1995 or the analyses conducted by PaineWebber. PaineWebber believes that its analyses and the summary thereof set forth above must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all the factors or analyses, could create an incomplete and/or misleading view of the process underlying its opinion. In performing its analyses, PaineWebber made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Company. Any value contained in the analyses performed by PaineWebber is not necessarily indicative of the actual values or actual future results, which may be significantly more or less favorable than as set forth therein. Analyses relating to the value of the business or Common Shares do not purport to be appraisals or to reflect the prices at which such business or Common Shares may be sold. Accordingly, such analyses and valuations are inherently subject to substantial uncertainty. No public company utilized as a comparison is identical to the Company, and none of the precedent transactions utilized as a comparison is identical to the Offer and the Merger. Accordingly, an analysis of publicly traded comparable companies and precedent transactions is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies or the companies involved in precedent transactions and other factors that could affect the public trading value of the comparable companies or company or transaction to which they are being compared.

     As discussed above under "BACKGROUND OF THE MERGER," on September 11, 1995,
                               ------------------------
the Board of Directors held a meeting, at which representatives of PaineWebber were present, to review the status of the transaction, to receive a report from counsel on the litigation that had been filed relating to the transaction and to review the facts surrounding certain payments proposed to be made to officers of the Company by the WPG Affiliates and certain other stockholders of the Company. At such meeting, representatives of PaineWebber and the Company's management indicated they had received no inquiries from prospective acquirors of the Company since the commencement of the Offer by the Purchaser. PaineWebber also stated that the proposed payments to management and the filing of the litigation reported upon at the meeting did not alter the conclusion reached in the fairness opinion rendered by it to the Company on August 8, 1995.

     PaineWebber was retained by the Company to act as its exclusive financial advisor with respect to the Offer, the Merger and matters arising in connection therewith. Pursuant to a letter agreement dated January 11, 1995 between the Company and PaineWebber, the Company, as compensation for the services of PaineWebber (i) paid PaineWebber $100,000 on April 3, 1995, (ii) agreed to pay PaineWebber a fee of $325,000 upon delivery of the fairness opinion and (iii) agreed to pay an additional fee, less any fees paid pursuant to clauses (i) and
(ii) above, based upon the aggregate value paid or otherwise assumed in connection with the Offer and the Merger. As of September 30, 1995, the additional fee was estimated to be approximately $1,500,000. The Company has also agreed to reimburse PaineWebber for its reasonable out-of-pocket expenses, including the reasonable fees and expenses of its counsel, in an amount not to exceed $75,000, and to indemnify PaineWebber against certain liabilities, including liabilities arising under federal securities laws. Other than with respect to its services under the PaineWebber Agreement, PaineWebber has not provided investment banking services to the Company in the past three years.

                   INTEREST OF CERTAIN PERSONS IN THE MERGER

     Certain existing and former members of the Company's management and Board (as well as other employees of the Company) have certain interests that are described below that may present them with actual or potential conflicts of interest in connection with the Merger.

     Three designees of the Parent--Dale W. Massie, Dorothy E.A. Bower and Larry
A. Collins--were appointed to the Company's Board following consummation of the Offer. The Parent owned, through the Purchaser, approximately 95.9% of the Common Shares as of the Record Date. The Company purchased approximately $4,083,000, $3,768,000 and $3,647,000 of anhydrous ammonia from the Parent and its affiliates and sold approximately $16,408,000, $13,877,000 and $14,755,000 of phosphate fertilizer products to the Parent and its affiliates during the fiscal years ended June 30, 1995, 1994 and 1993, respectively.

     Stock Options. As a result of the Offer, each holder of an outstanding option to purchase Common Shares under the Company's 1988 Employee Stock Option Plan, 1994 Employee Stock

Incentive Plan and Nonemployee Director Stock Option Plan became entitled to exercise, subject to the consummation of the Offer, his or her options, in order to be able to tender such Common Shares in the Offer. All of the executive officers or directors exercised their options and tendered their Common Shares in the Offer. The executive officers and directors of the Company received net amounts in settlement of such options as follows:

NAME/TITLE                                  AMOUNT
----------                                  ------
Craig D. Harlen     $476,696     President, Chief Executive Officer and Chairman of the Board
Mark R. Sanders     $297,802     Senior Vice President, Chief Financial Officer and a Director
Cecil D. Andrus     $  8,334     Director
H. Alan Dahlbach    $297,802     Executive Vice President
Steven W. Gampp     $297,802     Vice President, Secretary and Treasurer
John D. Yokley      $184,798     Vice President--National Sales
Larry C. Dearing    $184,798     Vice President--Regional Sales
Don G. LaRue        $227,290     Vice President--Operations
Helen K. Smith      $143,040     Corporate Controller and Assistant Secretary

     Employment and Compensation Agreements. On December 1, 1994, the Company entered into an employment agreement (the "Harlen Agreement") with Craig D. Harlen to serve as the Company's President and Chief Executive Officer. The Harlen Agreement provides for an annual base salary of $250,000 (which was increased to $257,500 effective July 1, 1995) and automatically renews for successive twelve month periods. The Harlen Agreement provides for severance compensation equal to one year's base salary in the event of a termination without cause, and severance compensation in the event of a termination by reason of a change in control of the Company equal to three times the sum of (i) Mr. Harlen's base salary at the time of the change in control, plus (ii) the average of the performance bonus paid for the prior two fiscal years of the Company. In no event, however, shall such severance compensation exceed the amount that the Company may deduct for federal income tax purposes by virtue of
Section 280G of the Internal Revenue Code of 1986, as amended, or any successor provision.

     On December 1, 1994, the Company entered into employment agreements with each of H. Alan Dahlbach, Mark R. Sanders, Steven W. Gampp, Larry C. Dearing and John D. Yokley. Each of these employment agreements provides for an annual base salary and for severance compensation in the event of termination without cause or by reason of a change in control, calculated in the same manner as described above with respect to the Harlen Agreement. Effective July 1, 1995, the employment agreements provide for annual base salaries in the aggregate amount for all individuals of $816,790 per year. The compensation paid to each of the employees under his employment agreement for the three fiscal years ended June 30, 1995 are listed in the Summary Compensation Table included in the Annual Report on Form 10-K attached hereto as Exhibit C. The Harlen Agreement and each of the above described employment agreements provides for certain payments in the event of death or disability. Also, each such agreement contains non-competition and confidentiality provisions. For purposes of the above agreements, a change in control occurred upon completion of the Offer. A termination by reason of a change in control of the Company includes constructive termination, as defined in the agreements, including, for example, resignation following a substantial change in duties, a reduction in salary or benefits, a relocation of the employee to an office other than his current office, an uncured material breach by the Company of the agreement or the failure of the executive and the Company or its successor to negotiate a mutually agreeable amendment to the current employment agreement or a new employment agreement within 90 days after the change in control of the Company.

     Compensation to Directors. The Company has agreed to pay Cecil D. Andrus an annual retainer of $35,000 for his services as a non-employee director of the Company during his current two-year term, which term ends in fiscal 1997. Pursuant to the Merger Agreement, Governor Andrus has agreed to resign as a director of the Company effective as of the Effective Date. The Company will honor its agreement with Governor Andrus by the payment of the unpaid balance of his retainer for the full two year term on or prior to the Effective Date. No other director receives compensation for services as a director, but all directors are reimbursed for travel and other expenses directly related to their activities as directors.

     Confidentiality Agreement. The Parent and the Company entered into a Confidentiality Agreement, dated as of February 1, 1995 (the "Confidentiality Agreement"), pursuant to which the Parent and its Representatives (as defined in the Confidentiality Agreement) agreed to keep confidential certain business and/or technical information of the Company to be furnished to them in connection with the evaluation of a possible business combination or other transaction. The Confidentiality Agreement also provides, among other things, that, without the prior written consent of the Company, for a period of one year neither the Parent nor its affiliates or agents will attempt to employ any person who is at the time an employee of the Company.

     In addition, the Confidentiality Agreement provides that, for a period of eighteen months, neither the Purchaser nor its affiliates will (or will assist or encourage others to), without the prior written consent of the Company, (i) acquire or agree to acquire, offer, seek or propose to acquire, or cause to be acquired, ownership of any of the Company's assets or business or any voting or debt securities or preferred stock issued by the Company or any rights or options to acquire such ownership; (ii) seek or propose to influence or control management or policies of the Company or to obtain representation on the Company's Board of Directors, solicit or participate in the solicitation of any proxies or consents with respect to any securities of the Company or make any public announcement with respect to any of the foregoing; (iii) seek to negotiate or influence the terms and conditions of employment of employees of the Company; or (iv) enter into any discussions, negotiations, arrangements or understandings with any third parties with respect to any of the foregoing.

     Weiss, Peck & Greer Payments. In June 1995, Wesley W. Lang, a director of the Company and a principal in WPG, discussed with Craig D. Harlen, Chairman of the Board of the Company, his personal desire that senior management receive some form of monetary award from certain major stockholders of the Company in the event of a sale of the Company in recognition of senior management's contributions to the Company through its many difficult years. Mr. Lang also discussed the matter with Peter B. Pfister, who is also a director of the Company and a principal in WPG. In July, Mr. Lang and Mr. Harlen further discussed the proposal, including Mr. Harlen's response to Mr. Lang's request for suggestions regarding which members of management might participate and the amounts such individuals might receive if Mr. Lang were successful in implementing his views. In the first week of August 1995, Mr. Lang advised Mr. Harlen of the proposed amount and allocation of the payments that might be made by the stockholders affiliated with WPG and perhaps by one or more other stockholders of the Company, assuming that all tax and other legal considerations could be satisfactorily addressed. Mr. Harlen at that time mentioned to Mark R. Sanders, a director of the Company, the possibility of such payments, but not the proposed amounts or intended recipients of the proposed payments. On August 8, 1995, following the Board meeting at which the Merger Agreement with the Parent and the Purchaser was approved, Mr. Lang informed Cecil D. Andrus, a director of the Company, of the desire of the WPG Affiliates and perhaps other stockholders to make certain payments to various executives of the Company, subject to the identification and resolution of tax and other legal issues. Thereafter, all of the intended recipients of the proposed payments were notified of the desire of the WPG Affiliates to make the proposed payments. At no time during these discussions did these proposals become a commitment to make these payments and the WPG Affiliates have indicated that, although they intend to make the payments if tax and other legal issues are resolved, they are not committed to do so.

     The Company was initially advised that the WPG Affiliates proposed to make payments in the aggregate amount of $1,500,000 to certain executives of the Company. The Company was subsequently informed that the aggregate payments had been reduced to $1,300,000, to be paid following consummation of the Offer (or any other transaction that provides value to all holders of the Common Shares in excess of the consideration being paid by the Purchaser in the tender offer) as follows: $780,000 to Mr. Harlen, Chairman of the Board of the Company; and $173,333 to each of Mr. Sanders, Senior Vice President, Chief Financial Officer and a director of the Company, H. Alan Dahlbach, Executive Vice President of the Company, and Steven W. Gampp, Vice President, Treasurer and Secretary of the Company. The Company has been informed that the WPG Affiliates would contribute to these payments, pro rata in accordance with their Common Share ownership of the Company. The Company has also been informed that one or more other stockholders might participate in making the payments. In addition, the WPG Affiliates agreed to make a $200,000 contribution to the Company to be used in connection with the settlement of the litigation described in "CERTAIN
                                                               -------
LITIGATION" on behalf of all holders of Common Shares. The $200,000 contribution
----------
will be paid upon court approval of the settlement of the litigation.

     Irrevocable Proxies. The WPG Affiliates agreed to tender, and did tender, the 4,614,281 Common Shares owned by them in the Offer and appointed employees of the Parent as proxies and attorneys-in-fact (with full power of substitution)
(i) to call a special meeting of stockholders of the Company to consider the Merger and (ii) to vote (or, at their discretion, execute a written consent with respect to) with or without the other, all the voting securities of the Company owned by them (A) in favor of the Merger and adoption of the Merger Agreement and (B) against any business combination proposal or other matter that may interfere or be inconsistent with the Merger or the Merger Agreement, at any meeting of stockholders of the Company and any adjournment or adjournments thereof (the "Irrevocable Proxies"). Peter B. Pfister and Wesley W. Lang, who are also principals of WPG, resigned as directors of the Company upon consummation of the Offer.

     Directors' and Officers' Indemnification. Pursuant to the Merger Agreement, the Company must indemnify and hold harmless, and after the Effective Date, the Parent and the Surviving

Corporation must indemnify and hold harmless, each present employee, agent, director or officer of the Company and the Company's subsidiaries (the "Indemnified Parties") (a) with respect to any losses, claims, damages, liabilities, costs and expenses, including reasonable attorneys' and expert witness fees, arising out of or pertaining to any action or omission occurring prior to the Effective Date (including any which arise out of or pertain to the transactions contemplated by the Merger Agreement) and (b) as provided in their respective charters or by-laws in effect at the date hereof (to the extent consistent with applicable law), which provisions will survive the Merger and will continue in full force and effect for a period of not less than five years from the Effective Date. In the event any claim or claims (a "Claim or Claims") are asserted or made pursuant to the preceding sentence within such five-year period, all rights to indemnification in respect of any such Claim or Claims shall continue until disposition of any and all such Claims. In the event that a claim is asserted against any Indemnified Party with respect to any matter to which the indemnities contained in this section relate, the Indemnified Party shall give prompt written notice to the Company as the Surviving Corporation setting forth in reasonable detail the basis for such claim for indemnification. The Surviving Corporation has the right, at its election, to take over the defense or settlement of such claim at its own expense by giving prompt notice to that effect to the Indemnified Party. If the Company as the Surviving Corporation has assumed the defense of any Claim, the Company is authorized to consent to a settlement of, or the entry of any judgment arising from, any such Claim, without the prior written consent of the Indemnified Party; provided, however, that a condition to any such settlement will be a complete release of the Indemnified Party with respect to such Claim. If the Company does not, within thirty days after receipt of the Indemnified Party's notice of Claim, (x) give such notice to take over the defense of such Claim and proceed to defend the Claim or (y) object to such Claim in writing to the Indemnified Party, then the Indemnified Party will have the right to undertake the defense of such Claim and the Company will pay to the Indemnified Party the reasonable fees and expenses of its counsel. The Company will not be liable for any settlement effected without its consent, which consent will not be unreasonably withheld. The Indemnified Party will at all times have the right, at its option and expense, to participate fully in, but not to control, any such defense. Without limiting the foregoing, the Company and, after the Effective Date, the Surviving Corporation, to the extent permitted by applicable law, will periodically advance reasonable expenses as incurred with respect to the foregoing to the fullest extent permitted under applicable law provided the person to whom the expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification. In the event that within five years from the Effective Date the Company consolidates or merges with or into any other person or transfers all or substantially all of its assets to any person and such person surviving such consolidation or merger or to which such assets have been transferred is not a Delaware corporation, the Company will enter into an agreement pursuant to which such person must agree to provide indemnification substantially equivalent to that required of the Company hereunder.

                            STRUCTURE OF THE MERGER

     In the Merger, each outstanding Common Share not held, directly or indirectly, by the Purchaser, the Parent or any other direct or indirect subsidiary of the Parent, or the Company, will be converted into the right to receive $10.50 in cash, without interest. Each share of common stock of the Purchaser issued and outstanding immediately prior to the Effective Time will be converted into and become one Common Share of the Company in the Merger. The Company will thereupon become an indirect subsidiary of the Parent and the Parent will indirectly own the entire common equity interest in the Company.

     The acquisition of the Common Shares is structured as a cash merger, with the Company as the Surviving Corporation, to ensure that the Parent will acquire all outstanding Common Shares from all public holders thereof without materially disrupting the Company's operations.

                      ACCOUNTING TREATMENT OF THE MERGER

     The Merger will be accounted for under the "purchase" method of accounting, whereby the purchase price for the Company will be allocated to the identifiable assets and liabilities of the Company and its subsidiaries based on their respective fair values.

                           FINANCING THE ACQUISITION

     The Purchaser has estimated that the total amount of funds required by the Purchaser to purchase Common Shares pursuant to the Offer and the Merger and to pay related fees and expenses will be approximately $99 million, of which approximately $93 million was paid to purchase Common Shares tendered pursuant to the Offer. The Parent has informed the Company that it obtained such funds, and intends to obtain the funds necessary to consummate the Merger, from existing working capital.

                         CERTAIN EFFECTS OF THE MERGER

     If the Merger is consummated, holders of Common Shares will not have an opportunity to continue their common equity interest in the Company as an ongoing operation and therefore will not have the opportunity to share in its future earnings and potential growth, if any. The Preferred Shares will remain outstanding following, and will be unaffected by, the Merger, except to the extent that holders of Class B Preferred Shares perfect their appraisal rights.

                CERTAIN FEDERAL TAX CONSEQUENCES OF THE MERGER

     The following is a summary of the principal federal income tax consequences of the Merger to holders of Common Shares who hold their Common Shares as capital assets. The discussion is based on the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the applicable Treasury Regulations ("Regulations") and public administrative and judicial interpretations of the Code and Regulations, all of which are subject to change, which changes could be applied retroactively.

     The tax consequences of the transfer of Common Shares by a holder pursuant to the Merger will depend on the holder's particular facts and circumstances. This discussion is for general information only and may not apply to particular categories of holders of Common Shares who are subject to special treatment under the Code, such as (but not limited to) foreign persons, retirement plans, regulated investment companies and dealers in securities. It does not cover the special tax consequences that may apply to holders who acquired their Common Shares pursuant to the exercise of employee stock options or otherwise as compensation. This summary does not discuss any aspects of state, local, foreign or other tax laws. The discussion assumes that the Company is not a collapsible corporation under section 341 of the Code.

     The receipt of cash from the Purchaser for Common Shares pursuant to the Merger will be a taxable sale for federal income tax purposes (and probably also will be a taxable sale under applicable state, local or foreign tax laws). In general, a holder of Common Shares will recognize gain or loss for federal income tax purposes equal to the difference between the amount of cash received for the Common Shares and the holder's adjusted tax basis in such Common Shares. Gain or loss must be determined separately for each identifiable block of Common Shares (i.e., shares acquired at the same time and at the same price in one transaction) converted to cash in the Merger. Provided the Common Shares constitute capital assets in the hands of the holder thereof, such gain or loss will be capital gain or loss and will be long-term capital gain or loss if, on the date of the sale pursuant to the Merger, the Common Shares were held for more than one year. The deduction of any capital loss may be limited under the Code.

     Unless a holder of Common Shares complies with certain reporting and certification procedures or is an exempt recipient under applicable withholding provisions of the Code and Regulations, such holder may be subject to withholding tax of 31% with respect to any cash payments received pursuant to the Merger. Holders of Common Shares should consult their brokers or the Paying Agent to ensure compliance with such procedures. Foreign holders of Common Shares should consult their own tax advisors regarding withholding taxes in general.

  THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL THE POTENTIAL TAX EFFECTS RELEVANT THERETO. THUS, HOLDERS OF COMMON SHARES ARE URGED AND EXPECTED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO THEM UNDER FEDERAL, STATE, LOCAL OR OTHER TAX LAWS AND THE EFFECT OF ANY CHANGE IN THE APPLICABLE TAX LAWS SINCE THE DATE HEREOF.

                             THE MERGER AGREEMENT

     Set forth below is a description of the principal terms of the Merger Agreement which are of continuing applicability. This description is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit A hereto and is incorporated herein by this reference.

     General. The Merger Agreement provides that as promptly as practicable after completion of the Offer, the Purchaser will be merged with and into the Company.

     Board Representation. The Merger Agreement provides that upon the acquisition of Common Shares pursuant to the Offer, which, when added together with Common Shares owned by the Parent or any of its direct or indirect subsidiaries, equal at least a majority of the then outstanding Common Shares, the Company will fill any vacancies and increase the size of its Board as necessary to enable the Parent to designate at its option a majority of the Company's Board, and shall cause the Purchaser's designees to be so elected and shall mail promptly the information required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. The Merger Agreement provides that, without the prior written consent of the Company, the Purchaser shall not decrease the Merger Price, decrease the number of Common Shares being sought in the Offer, change the form of consideration payable in the Offer, add additional conditions to the Offer or make any other material change in the terms or conditions to the Offer. After the time that the Purchaser's designees constitute at least a majority of the Board and until the Effective Date, any amendment or termination of the Merger Agreement, extension for the performance or waiver of the obligations or other acts of the Purchaser or the Parent (except pursuant to the Merger Agreement) or waiver of the Company's rights under the Merger Agreement, which amendment, termination, extension or waiver would adversely affect the stockholders, optionholders or employees of the Company, will also require the approval of a majority (or such higher percentage as is required under the By-laws of the Company) of the then serving directors, if any, who were directors as of August 9, 1995 (the "Continuing Directors").

     Promptly following the acceptance for payment by the Purchaser of Common Shares pursuant to the Offer, pursuant to the Merger Agreement, Wesley W. Lang, Mark R. Sanders and Peter B. Pfister resigned from the Company's Board, and three designees of the Parent--Dale W. Massie, Dorothy E.A. Bower and Larry A. Collins--were appointed to the Company's Board. See "BACKGROUND OF THE MERGER,"
                                                     ------------------------
above.

     The Merger. The Merger Agreement provides that, subject to the terms and conditions thereof, the Purchaser shall be merged with and into the Company, which shall be the Surviving Corporation, on the Effective Date. Pursuant to the Merger, (x) the Restated Certificate of Incorporation of the Company will be the Restated Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law, and (y) the By-laws of the Company will be the By-laws of the Surviving Corporation until thereafter amended. The directors of the Purchaser on the Effective Date will become the directors of the Surviving Corporation until their respective successors are duly elected and qualified. The officers of the Company on the Effective Date will continue as the officers of the Surviving Corporation, to serve in accordance with the By-Laws thereof until their respective successors are duly elected and qualified. The Merger will have the effects set forth in the DGCL.

     Conversion of Common Shares. The Merger Agreement provides that each outstanding Common Share (other than Common Shares which are held by the Company as treasury shares, all authorized and unissued Common Shares and any Common Shares owned by the Purchaser, the Parent or any other direct or indirect subsidiary of the Parent and Common Shares held by stockholders who exercise their statutory dissenters' rights as described below) will be converted into the right to receive $10.50 net in cash or such higher amount per Common Share as may be paid to any holder of Common Shares pursuant to the Offer.

     The Merger Agreement provides that each issued and outstanding share of capital stock of the Purchaser shall be converted into one validly issued, fully paid and non-assessable Common Share of the Surviving Corporation.

     The Merger Agreement provides that any issued and outstanding Common Shares or Class B Preferred Shares ("Dissenting Shares") held by a Dissenting Stockholder shall not be converted as described above but shall become, at the Effective Date, by virtue of the Merger and without any further action, the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to the DGCL; provided, however, that Common Shares outstanding immediately prior to the Effective Date and held by a Dissenting Stockholder who shall, after the Effective Date, withdraw his demand for appraisal or lose his right of appraisal, in either case pursuant to the DGCL, shall be deemed to be converted as of the Effective Date, into the right to receive the Merger Consideration. The Merger Agreement provides that the Company will not, without the prior written consent of the Purchaser, voluntarily make any payment with respect to, or settle, offer to settle or otherwise negotiate, any demands by Dissenting Stockholders.

     Stockholders' Meeting. Pursuant to the Merger Agreement, the Company has agreed to take all action necessary in accordance with applicable law and its Restated Certificate of Incorporation and By-Laws to convene a meeting of the holders of the Common Shares as promptly as practicable after the expiration of the Offer to consider and vote upon the adoption of the Merger Agreement. The Company has agreed that in this Proxy Statement, the Company will, through its Board, recommend that the holders of the Common Shares adopt the Merger Agreement, except to the extent that the Board of Directors will have withdrawn or modified its approval or recommendation of the Merger Agreement after determining that it has a duty in the proper discharge of its fiduciary responsibilities under applicable law to withdraw or modify such approval or recommendation. The Parent has agreed that at any stockholders' meeting it will vote or cause all of the Common Shares acquired pursuant to the Offer or otherwise by the Purchaser or any affiliate of the Parent to be voted in favor of the Merger.

     Interim Operations of the Company. In the Merger Agreement, the Company has agreed that, except as expressly provided in the Merger Agreement or consented to in writing by the Parent or unless the failure to comply with any of the following covenants results from actions by the Board which are approved by a majority of the directors appointed by the Parent pursuant to the Merger Agreement, prior to the Effective Date, (i) the businesses of the Company and its subsidiaries will be conducted only in the ordinary and usual course of business and (ii) the Company will not (A) (1) increase the compensation payable to or to become payable to any director or executive officer, except for increases in salary or wages payable or to become payable in the ordinary course of business and consistent with past practice; (2) grant any severance or termination pay (other than pursuant to the normal severance policy of the Company or its subsidiaries as in effect on the date of the Merger Agreement) to, or enter into or amend any employment or severance agreement with, any director, officer or employee; (3) establish, adopt or enter into any new employee benefit plan or arrangement; or (4) except as may be required by applicable law and actions that are not inconsistent with the provisions of the Merger Agreement, amend, or take any other actions (other than the acceleration of vesting or waiving of performance criteria permitted pursuant to the employee benefit plans upon a change in control of the Company) with respect to, any of the Company's employee benefit plans; (B) declare or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock, except for dividends by a subsidiary to the Company or another subsidiary; (C)
(1) except as described in the Company Disclosure Schedule (as defined in the Merger Agreement), redeem, purchase or otherwise acquire any shares of its or any of its subsidiaries' capital stock or any securities or obligations convertible into or exchangeable for any shares of its or its subsidiaries' capital stock (other than any such acquisition directly from any wholly owned subsidiary of the Company in exchange for capital contributions or loans to such subsidiary), or any options, warrants or conversion or other rights to acquire any shares of its or its subsidiaries' capital stock or any such securities or obligations (except in connection with the exercise of outstanding stock options or warrants in accordance with their terms); (2) effect any reorganization or recapitalization; or (3) split, combine or reclassify any of its or its subsidiaries' capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its or its subsidiaries' capital stock; (D) (1) except as described in the Company Disclosure Schedule, issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale (including the grant of any security interests, liens, claims, pledges, limitations in voting rights, charges or other encumbrances) of, any shares of any class of its or its subsidiaries' capital stock (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire any such shares (except as permitted for the issuance of shares upon the exercise of stock options outstanding as of the date of the Merger Agreement and and certain other exceptions), the exercise of warrants or the exercise of options under the Company's stock option plans; or (2) amend or otherwise modify the terms of any such rights, warrants or options the effect of which shall be to make such terms more favorable to the holders thereof; (E) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person (other than the purchase of assets from suppliers or vendors in the ordinary course of business) in each case which are material, individually or in the aggregate, to the Company and its subsidiaries, taken as a whole; (F) sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of its material assets or any material assets of any of its subsidiaries, except for dispositions in the ordinary course of business and consistent with past practice; (G) adopt or propose to adopt any amendments to its charter or By-Laws which would alter the terms of its capital stock or would have an adverse impact on the consummation of the transactions contemplated by the Merger Agreement;
(H) (1) change, in any material respect, any of its methods of accounting in effect at June 30, 1995, or (2) make or rescind any express or deemed election relating to taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes (except where the amount of such settlements or controversies, individually or in the aggregate, would not have a Company Material Adverse Effect (as defined in the Merger Agreement)), or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending June 30, 1994, except, in each case, as may be required by law or U.S. generally accepted accounting principles; (I) other than as permitted by the Harris Loan (as defined in the Merger Agreement), incur any material obligation for borrowed money or purchase money indebtedness, whether or not evidenced by a note, bond, debenture or similar instrument; (J) enter into any material arrangement, agreement or contract with any third party (other than customers in the ordinary course of business) that provides for an exclusive arrangement with that third party or is substantially more restrictive on the Company or substantially less advantageous to the Company than arrangements, agreements or contracts existing on the date hereof unless such arrangement is entered into in the ordinary course of business; or (K) agree in writing or otherwise to do any of the foregoing.

     No Solicitation. In the Merger Agreement, the Company has agreed that the Company will not solicit, initiate or knowingly encourage any inquiries, discussions or negotiations with any person (other than the Purchaser or the Parent) concerning any Acquisition Proposal or solicit, initiate or knowingly encourage any effort or attempt by any other person to do, make or seek an Acquisition Proposal or, unless required in order for the Board to comply with its fiduciary responsibilities, with a view to pursuing an Acquisition Proposal with such person, engage in discussions or negotiations with or disclose any nonpublic information relating to the Company or any of its subsidiaries to such person or authorize or permit any of the officers, directors or employees of the Company or any of its subsidiaries or any investment banker, financial adviser, attorney, accountant or other representative retained by the Company or any of its subsidiaries to take any such action. The Company has agreed to immediately communicate to the Parent in writing the terms of any Acquisition Proposal which it may receive. As used in the Merger Agreement, "Acquisition Proposal" means any bona fide written proposal or offer from a third party relating to (i) the acquisition or purchase of all or substantially all of the assets of, or more than a 50% equity interest (including any Common Shares theretofore acquired) in the Company, (ii) a merger, consolidation or similar business combination with the Company or (iii) a tender or exchange offer for the Company conditioned on ownership of more than 50% of the outstanding Common Shares following such tender or exchange offer.

     Compensation and Benefits. Pursuant to the Merger Agreement, the Parent and the Surviving Corporation have agreed for a period of two years from the Effective Date, to honor in accordance with their terms the Company's employee benefit plans, in each case to the extent the same have been delivered or made available to the Purchaser for review, provided however that the Parent and the Purchaser may amend or terminate any such plan at any time after the Effective Date to the extent the amendment or termination is deemed to be necessary or appropriate to comply with the requirements of applicable law.

     Representations and Warranties. In the Merger Agreement, the Company has made customary representations and warranties to the Parent and the Purchaser with respect to, among other things, its organization, authorization, capitalization, potential conflicts, inventory, insurance, intellectual property, financial statements, public filings, employee benefit plans, defaults, information in this Proxy Statement, compliance with laws, litigation, tax matters, real and personal property, environmental matters, consents and approvals, undisclosed liabilities and the absence of certain events. None of the representations and warranties in the Merger Agreement will survive the Effective Date of the Merger.

     Conditions to the Merger. Pursuant to the terms of the Merger Agreement, the obligations of each party to effect the Merger are subject to the fulfillment at or prior to the Effective Date of the following conditions: (i) the holders of the Common Shares must have duly approved the Merger if required by applicable law; (ii) no preliminary or permanent injunction or other order by a court of competent jurisdiction which prevents the consummation of the Merger shall have been issued and remain in effect (each party agreeing to use its reasonable best efforts to have any such injunction lifted); and (iii) no action shall have been taken nor shall any statute, rule or regulation have been enacted by the government of the United States or any state thereof that makes the consummation of the Offer or the Merger illegal in any material respect. The obligations of the Purchaser and the Parent to effect the Merger shall be subject to the fulfillment at or prior to the Effective Date of the following additional conditions: (i) the representations and warranties of the Company set forth in the Merger Agreement must be true and correct in all material respects on the Effective Date (or on such other date specified in the Merger Agreement) with the same force and effect as though made on and as of such date, and the Purchaser and the Parent must have received a certificate to that effect from the Chief Executive Officer and the Treasurer of the Company; (ii) all of the covenants and agreements of the Company to be performed or complied with pursuant to the Merger Agreement prior to the Effective Date must have been duly performed and complied with in all material respects, and the Purchaser and the Parent must have received a certificate to that effect from the Chief Executive Officer and the Treasurer of the Company; (iii) holders of no more than 400,000 Common Shares, in the aggregate, shall have filed with the Company written objections to the Merger and made written demands for payment of the fair value of their shares in the manner permitted by the DGCL; (iv) all of the Continuing Directors of the Company on the Effective Date must have resigned; (v) since the date of the Merger Agreement, there shall have been no Company Material Adverse Effect (provided, however, that certain IRS Notices of Proposed Adjustment will not be considered a Company Material Adverse Effect); and (vi) other than taxes duly paid, withheld or reserved for by the Company, no taxes shall be payable, or reasonably expected by the Company to be payable, with respect to items or periods covered by the returns and reports referred to in the Merger Agreement (whether or not shown on or reportable on such returns or reports or with respect to any period prior to the Effective Date), other than any such taxes which would not have a Company Material Adverse Effect. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Date of the following additional conditions: (i) the representations and warranties of the Purchaser and the Parent set forth in the Merger Agreement shall be true and correct in all material respects on the Effective Date (or on such other date specified in the Merger Agreement) with the same force and effect as though made on and as of such date, and the Company shall have received certificates to that effect from the Chief Executive Officer and the Treasurer of the Parent and the President of the Purchaser; and (ii) all of the covenants and agreements of the Purchaser and the Parent to be performed or complied with pursuant to the Merger Agreement prior to the Effective Date shall have been duly performed and complied with in all material respects, and the Company shall have received certificates to that effect from the Chief Executive Officer and the Treasurer of the Parent and the President of the Purchaser.

     Termination. The Merger Agreement may be terminated at any time prior to the Effective Date, whether before or after approval by the stockholders of the Company, if required, (i) by mutual consent of the Parent and the Board; (ii) by the Parent or the Company if the Merger shall not have been consummated on or before December 15, 1995, which date may be extended by mutual agreement of the boards of directors of the Company and the Parent; (iii) by the Company if, prior to the Effective Date, the Company, its Board or its stockholders shall receive an Acquisition Proposal and the Board determines that it has a duty in the proper discharge of its fiduciary responsibilities under applicable law to consider such other proposal or offer, and then such Board either (A) accepts such proposal or offer, (B) recommends to the stockholders acceptance of such proposal or offer or (C) in the case of a tender or exchange offer, takes no position with respect thereto and all conditions (other than terminating the Merger Agreement) of such tender or exchange offer have been satisfied, in which event the Merger Agreement shall be terminated without any liability to the Company or the Company's Board as a result of such termination other than payment of the (U.S.)$4,000,000 fee as set forth below; (iv) by the Parent upon a breach of any material representation, warranty, covenant or agreement on the part of the Company set forth in the Merger Agreement or if any representation or warranty of the Company shall have become untrue and such breach or untruth shall have caused a Company Material Adverse Effect; (v) by the Company upon a breach of any material representation, warranty, covenant or agreement on the part of the Parent set forth in this Agreement or if any representation or warranty of the Parent shall have become untrue and such breach or untruth shall have caused a Parent Material Adverse Effect (as defined in the Merger Agreement). If the Merger Agreement is terminated pursuant to (iii) above, the Company shall pay to Parent (U.S.)$4,000,000 in cash. In the event of termination of the Merger Agreement by the Parent, the Purchaser or the Company other than pursuant to
(iii) above, there shall be no liability under the Merger Agreement on the part of either the Company, the Parent or the Purchaser or their respective officers or directors, with certain exceptions as provided in the Merger Agreement including failure to convene the meeting of stockholders to vote on the Merger, certain confidentiality provisions and a wilful breach of any representation, warranty, covenant or agreement of the Purchaser, the Parent or the Company contained in the Merger Agreement.

     Amendment. The Merger Agreement may be amended by the parties thereto, by action taken by the respective Boards of Directors of the Purchaser, the Parent and the Company, at any time before or after approval hereof by the holders of Common Shares, but, after any such approval, if required, no amendment shall be made which changes the Merger Consideration without the further approval of such holders. The Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties thereto.

     Delaware Law. Before the Offer was made, the Board approved the Merger Agreement and the transactions contemplated by it, including the Offer, the Merger Agreement and the Merger for purposes of Section 203 of the DGCL. Accordingly, the restrictions of Section 203 do not apply to the transactions contemplated by the Offer and the Merger Agreement. Section 203 of the DGCL prevents an "interested stockholder" (generally, a stockholder owning 15% or more of a corporation's outstanding voting stock or an affiliate or associate of that stockholder) from engaging in a "business combination" (defined to include a merger and certain other transactions) with a Delaware corporation for a period of three years following the date on which the stockholder became an interested stockholder, unless (i) prior to that date, the corporation's board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the corporation's voting stock outstanding at the time the transaction commenced (excluding shares owned by certain employee stock plans and persons who are directors and also officers of the corporation) or (iii) on or subsequent to that date, the business combination is approved by the corporation's board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder. As described above, Section 203 of the DGCL does not apply to the Offer or the Merger.

                        REGULATORY AND OTHER APPROVALS

     Except for the filing of the Restated Certificate of Merger with the Secretary of State of the State of Delaware, there are no federal or state regulatory requirements which remain to be complied with in order for the Merger to be consummated in accordance with the terms of the Merger Agreement.

                             FINANCIAL PROJECTIONS

     During the course of discussions between the Purchaser and the Company that led to the execution of the Merger Agreement, commencing in February 1995 the Company provided the Purchaser and the Parent with certain non-public business and financial information about the Company. Included among the information the Company provided the Purchaser were projections for fiscal years 1996, 1997, 1998, 1999 and 2000 that indicated results in the following ranges: income before taxes of $16.6-20.8 million, $19.9-30.1 million, $21.7-32.9 million, $23.6-35.9 million, and$25.7-40.0 million, respectively, and revenues of $113.4-
121.0 million, $116.8-120.2 million, $120.3-123.8 million, $124.0-127.5 million and $127.7- 131.4 million, respectively. The Company has advised the Parent that these projections were based on numerous assumptions (not all of which are stated in the projections) and are subject to significant economic and competitive uncertainties and contingencies, many of which are beyond the Company's control, including commodity prices and the availability of financing for and the ultimate effect of significant new capital expenditures. In particular, the projections assumed increased net revenues for fiscal 1995 of $109 million which did not occur because of decreased demand due to unusually wet weather in the Company's market area. Projections beyond fiscal 1995 also assumed annual price increases of 3% (despite volatile historical prices), additional earnings resulting from capital expenditures of $3.7-7.7 million which are still in the planning stages and the results or success of which are uncertain, and the effect of various refinancing alternatives which were then under consideration by the Company. In addition, the projections varied from one another in the periods in which the capital expenditures and the earnings therefrom were included. Because of the nature of the assumptions used for these projections, the Company believes that actual future results will vary substantially from these projected results. THE PROJECTIONS WERE NOT PREPARED WITH A VIEW TO PUBLIC DISCLOSURE OR COMPLIANCE WITH PUBLISHED GUIDELINES OF THE COMMISSION OR THE GUIDELINES ESTABLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS. THE PROJECTIONS ARE INCLUDED HEREIN ONLY BECAUSE SUCH INFORMATION WAS PROVIDED TO THE PARENT AND THE PURCHASER. NONE OF THE PARENT, THE PURCHASER, OR ANY PARTY TO WHOM THE PROJECTIONS WERE PROVIDED ASSUMES ANY RESPONSIBILITY FOR THE ACCURACY OF SUCH INFORMATION. WHILE PRESENTED WITH NUMERICAL SPECIFICITY, THESE PROJECTIONS ARE BASED UPON A VARIETY OF ASSUMPTIONS RELATING TO THE BUSINESSES OF THE COMPANY WHICH MAY NOT BE REALIZED AND ARE SUBJECT TO SIGNIFICANT UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE CONTROL OF THE COMPANY. THERE CAN BE NO ASSURANCE THAT THE PROJECTIONS WILL BE REALIZED AND ACTUAL RESULTS MAY VARY SUBSTANTIALLY FROM THOSE SHOWN. THE PROJECTIONS HAVE NOT BEEN EXAMINED OR COMPILED BY THE COMPANY'S INDEPENDENT PUBLIC

ACCOUNTANTS. FOR THESE REASONS, AS WELL AS THE BASES ON WHICH SUCH PROJECTIONS WERE COMPILED, THERE CAN BE NO ASSURANCE THAT SUCH PROJECTIONS WILL BE REALIZED, OR THAT ACTUAL RESULTS WILL NOT BE HIGHER OR LOWER THAN THOSE ESTIMATED. THE INCLUSION OF SUCH PROJECTIONS HEREIN SHOULD NOT BE REGARDED AS AN INDICATION THAT THE PARENT, THE PURCHASER OR ANY OTHER PERSON WHO RECEIVED SUCH INFORMATION CONSIDERS IT AN ACCURATE PREDICTION OF FUTURE EVENTS.

                               APPRAISAL RIGHTS

     Dissenting Stockholders who hold Dissenting Shares of record as of the Effective Time of the Merger are entitled to appraisal rights under Section 262 of the DGCL ("Section 262"). Section 262 is reprinted in its entirety in Exhibit D to this Proxy Statement. All references in Section 262 and in this discussion to a "stockholder" are to the record holder of Dissenting Shares as to which appraisal rights are asserted. A person having a beneficial interest in Dissenting Shares that are held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect whatever appraisal rights the beneficial owner may have.

       The holders of Class A Preferred Stock are not entitled to seek appraisal of the fair value of their shares pursuant to the DGCL and the Company's Restated Certificate of Incorporation because the Class A Preferred Shares are listed on the Nasdaq National Market and are not affected by the Merger. Holders of Class B Preferred Shares have appraisal rights, because the Class B Preferred Shares are not so listed.

     The following discussion is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Exhibit D. This discussion and Exhibit D should be reviewed carefully by any Dissenting Stockholder who wishes to exercise statutory appraisal rights or who wishes to preserve the right to do so, since failure to comply with the procedures set forth herein or therein will result in the loss of appraisal rights.

     Dissenting Stockholders of record who desire to exercise their appraisal rights must satisfy the following conditions. A written demand for appraisal of Dissenting Shares must be mailed or delivered to the Company at the following address: 8400 East Prentice Avenue, Suite 1320, Englewood, Colorado 80111,
Attention: Secretary. In order to constitute a valid exercise of appraisal rights, the written demand must be received by the Company before the taking of the vote on the Merger. The failure to vote for the Merger or a vote against the Merger by a holder of Common Shares will not be deemed to satisfy such notice requirement. The written demand for appraisal must specify the Dissenting Stockholder's name and mailing address, the number of Dissenting Shares for which appraisal is demanded, and that the Dissenting Stockholder is thereby demanding appraisal of such Dissenting Shares. The demand for appraisal must be executed by or for the Dissenting Stockholder of record, fully and correctly, as such Dissenting Stockholder's name appears on the certificate or certificates representing his Dissenting Shares. If the Dissenting Shares are owned of record in a fiduciary capacity, such as by a trustee, guardian, or custodian, such demand must be executed by the fiduciary. If the Dissenting Shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by all record owners. An authorized agent, including an agent for two or more record owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the record owner.

     A record owner, such as a broker, who holds Dissenting Shares as a nominee for others, may exercise appraisal rights with respect to the Dissenting Shares held for all or less than all beneficial owners of Dissenting Shares as to which such person is the record owner. In such case, the written demand for appraisal must set forth the number of Dissenting Shares covered by such demand. Where the number of Dissenting Shares is not expressly stated, the demand will be presumed to cover all Dissenting Shares outstanding in the name of such record owner. Beneficial owners who are not record owners and who intend to exercise appraisal rights should instruct their record owners to comply strictly with the statutory requirements with respect to the exercise of appraisal rights, before the taking of the vote on the Merger.

     Within 120 days after the Effective Time, either the Surviving Corporation or any Dissenting Stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery (the "Delaware Chancery Court") demanding a determination of the fair value of the Dissenting Shares of all of the stockholders demanding appraisal rights. If a petition for an appraisal is timely filed, after a hearing on such petition, the Delaware Chancery Court will determine which stockholders are entitled to appraisal rights and will appraise the Dissenting Shares owned by such persons, determining the fair value of such Dissenting Shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest to be paid, if any, upon the amount determined to be fair value. In determining fair value, the Delaware Chancery Court is to take into account all relevant factors.

     In Weinberger v. UOP, Inc., et al., decided February 1, 1983, the Delaware Supreme Court, in discussing the considerations that could be taken into account in determining fair value in an appraisal proceeding, stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered and that "fair price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the Merger." In Weinberger, the Delaware Supreme Court construed Section 262 to mean that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation may be considered."

     Dissenting Stockholders owning Common Shares considering seeking appraisal should consider that the fair value of their Dissenting Shares determined under
Section 262 could be more than, the same as, or less than the consideration they are to receive pursuant to the terms of the Merger Agreement if they do not seek appraisal of their Dissenting Shares, and that opinions of independent experts as to fairness, from a financial point of view, are not deemed determinative as to fair market value under Section 262. Moreover, the Purchaser may argue in an appraisal proceeding that, for purposes of such a proceeding, the fair value of the Common Shares is less than the price paid in the Offer and the Merger. See Exhibit D to this Proxy Statement for the procedures required for perfecting appraisal rights in connection with the Merger.

     The costs of the appraisal proceeding may be determined by the Delaware Chancery Court and assessed against such parties as the Delaware Chancery Court deems equitable in the circumstances. Upon application of a stockholder seeking appraisal, the Delaware Chancery Court may order that all or a portion of the expenses incurred by any such stockholder in connection with the appraisal proceeding, including without limitation reasonable attorneys' fees and the fees and expenses of experts, be assessed pro rata against the value of all Dissenting Shares entitled to appraisal.

     Any Dissenting Shareholder who has duly demanded appraisal in compliance with Section 262 will not, after the Effective Time, be entitled to vote for any purpose the shares subject to such demand or to receive any dividends or other distributions on such Dissenting Shares, except for dividends or distributions payable to Dissenting Stockholders of record at a date prior to the Effective Time.

     At any time within 60 days after the Effective Time, any Dissenting Stockholder will have the right to withdraw his, her or its demand for appraisal and to accept the Merger Consideration. After this period, the Dissenting Stockholder may withdraw his, her or its demand for appraisal only with the consent of the Surviving Corporation. If no petition for appraisal is filed with the Delaware Chancery Court within 120 days after the Effective Time, Dissenting Stockholder's rights to appraisal will cease, and all holders of Dissenting Shares shall be entitled only to receive to file such a petition, and has no present intention to do so, any stockholder who desires such a petition to be field is advised to file it on a timely basis. No petition timely filed in the Delaware Chancery Court demanding appraisal shall be dismissed as to any Dissenting Stockholder without the approval of the Delaware Chancery Court, and such approval may be conditioned upon such terms as the Delaware Chancery Court deems just.

                              CERTAIN LITIGATION

     Since the commencement of the Offer, four class action complaints have been filed in the Delaware Chancery Court on behalf of all persons who own Common Shares against the Company, certain of its directors and, in one instance, the Parent. In the suits, filed as Civil Action Nos. 11468, 11469, 14477 and 14484, respectively, the plaintiffs have alleged, among other things, that the Company and certain of its directors have breached their fiduciary duties to holders of the Common Shares by, among other things, entering into an agreement with the Purchaser and failing to attempt to maximize stockholder value. In the suit in which the Parent is named as a defendant, the plaintiffs have also alleged that the Parent aided and abetted such alleged breach of fiduciary duty. Each suit seeks various remedies, including an injunction to prevent consummation of the transaction, and damages, costs and disbursements of the action. The plaintiffs and the defendants have entered into a Memorandum of Understanding dated as of September 19, 1995 that provides for the settlement of the above-referenced actions. As provided in the Memorandum of Understanding, the Company's Schedule 14D-9 was amended to reflect the disclosure included herein, the Parent and Purchaser extended the Offer to October 2, 1995 and the minimum percentage of Common Shares to be tendered as a condition to Parent's obligation to consummate the Offer was increased from 60% to 65%. A Stipulation of Settlement on substantially the terms set forth in the Memorandum of Understanding was entered into by the parties on or about October 3, 1995 and filed with Delaware Chancery Court.

                    MARKET PRICES OF AND DIVIDENDS ON STOCK

     The Common Shares are traded on the Nasdaq National Market under the symbol "FERT." The Class A Preferred Shares are traded on the Nasdaq National Market under the symbol "FERTP." The following table sets forth, for the periods indicated, the high and low sale prices per Common Share on the Nasdaq National Market (adjusted to give effect to a 1 for 6 reverse stock split of the Common Shares in December 1994). The Class B Preferred Shares have never been publicly traded.

-------------------------------------------------------------------------------
                                                  HIGH             LOW
                                                  ----             ---
-------------------------------------------------------------------------------
Fiscal 1993:
-------------------------------------------------------------------------------
       First Quarter......................      $ 6.75            $3.00
-------------------------------------------------------------------------------
       Second Quarter.....................        7.50             3.75
-------------------------------------------------------------------------------
       Third Quarter......................        4.50             2.44
-------------------------------------------------------------------------------
       Fourth Quarter.....................        4.19             1.50
-------------------------------------------------------------------------------
Fiscal 1994:
-------------------------------------------------------------------------------
       First Quarter......................        4.50             1.88
-------------------------------------------------------------------------------
       Second Quarter.....................        9.38             1.50
-------------------------------------------------------------------------------
       Third Quarter......................       17.25             9.94
-------------------------------------------------------------------------------
       Fourth Quarter.....................       13.50             8.63
-------------------------------------------------------------------------------
Fiscal 1995:
-------------------------------------------------------------------------------
       First Quarter......................       13.50             9.00
-------------------------------------------------------------------------------
       Second Quarter.....................       10.88             5.38
-------------------------------------------------------------------------------
       Third Quarter......................       14.88             8.13
-------------------------------------------------------------------------------
       Fourth Quarter.....................       14.50             9.13
-------------------------------------------------------------------------------
Fiscal 1996:
-------------------------------------------------------------------------------
       First Quarter                             12.38             9.88
-------------------------------------------------------------------------------
       Second Quarter (through October __)..     _____            _____
-------------------------------------------------------------------------------

     On August 9, 1995, the last full day before the public announcement of the Purchaser's intention to acquire the Common Shares, the closing bid price per Common Share on the Nasdaq National Market was $12.00. On August 15, 1995, the last full trading day before the commencement of the Offer, the closing bid price per Common Share on the Nasdaq National Market was $10.50 per Share. On October __, 1995, the closing bid price per Common Share on the Nasdaq National Market was $_____ per Common Share. Stockholders are urged to obtain current market quotations for the Common Shares.

     The Company has paid no dividends on its Common Shares. Holders of the Common Shares are entitled to receive dividends, when and as declared by the Board of Directors, only after the holders of the Company's Preferred Shares have received their preferential dividend amounts, to the extent such dividends have accrued under the terms of the Company's Restated Certificate of Incorporation. The payment of future dividends and the amounts thereof will depend on the Company's earnings, financial condition, capital requirements and such other factors as the Company's Board of Directors may consider relevant.

     The Company does not anticipate the payment of dividends to the holders of either the Class A Preferred Stock, the Class B Preferred Stock or the Common Shares in the foreseeable future. Payment of Class A and Class B Preferred Share dividends is prohibited by the terms of the Company's senior secured loan agreement. Dividends of $3,190,000 per year have accumulated with respect to the Class A Preferred Stock for each of the fiscal years 1990, 1991, 1992, 1993, 1994 and 1995. For a description of the dividends payable to the holders of the Class A Preferred Stock and the Class B Preferred Stock, and the restrictions thereon, see Note 6 to the Company's Consolidated Financial Statements contained in the Annual Report on Form 10-K attached hereto as Exhibit C.

                         SECURITY OWNERSHIP OF CERTAIN
                               BENEFICIAL OWNERS

     According to information available to the Company as of the Record Date and as reported in Amendment No. 1 to the Schedule 14D-1 and Schedule 13D filed on October 3, 1995 by the Parent, the Purchaser and Agrium U.S., as of the Record Date such persons beneficially owned 8,887,203 Common Shares, or 95.9% of the Common Shares. Dale W. Massie, Dorothy E.A. Bower and Larry A. Collins, who are the designated directors of the Parent, may be deemed to beneficially own such Common Shares. Each of them disclaims beneficial ownership of such shares.

     According to information available to the Company as of the Record Date, all other current executive officers and directors of the Company tendered their Common Shares in the Offer.

                        INDEPENDENT PUBLIC ACCOUNTANTS

     It is not expected that representatives of Arthur Andersen LLP will be present at the Meeting.

                            STOCKHOLDERS' PROPOSALS

     If the Merger is not consummated, any proposals of holders of Common Shares intended to be presented at the Annual Meeting of Stockholders of the Company to be held in 1996 must have been received by the Company, addressed to the Secretary at 8400 East Prentice Avenue, Suite 1320, Englewood, Colorado 80111, no later than __________, 1996, to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                                                          PRELIMINARY COPY

                           NU-WEST INDUSTRIES, INC.
              Special Meeting of Stockholders   November 6, 1995
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints ______________________ and ________________________, and each of them, the attorneys and proxies of the undersigned, each with full power of substitution, to vote all the shares of Common Stock of Nu-West Industries, Inc. which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held at the offices of Holme Roberts & Owen LLC, 1700 Lincoln, Suite 4100, Denver, Colorado on November 6, 1995 at 10:00 a.m., Denver time, and at any adjournment or adjournments thereof, and authorizes and instructs said proxies to vote in the manner directed below:

1.   On the Proposal to Approve and Adopt the Merger Agreement described in the
     accompanying Proxy Statement.   [ ] FOR        [ ] ABSTAIN    [ ]  AGAINST


2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournment thereof, upon matters incident to the conduct of the meeting.




IF NO INSTRUCTION TO THE CONTRARY IS INDICATED, THIS PROXY WILL BE VOTED FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

A copy of the Notice of Special Meeting of Stockholders and Proxy Statement, dated October __, 1995, has been received by the undersigned.

                                   Please sign exactly as name or names appear on this Proxy, including the title "Executor, " "Guardian," etc., if the same is indicated. When joint names appear both should sign. If stock is held by a corporation this proxy should be executed by a proper officer thereof, whose title should be given.

                                   Dated:_______________________________, 1995

                                   ___________________________________________
                                                    Signature

                                   ___________________________________________
                                             Signature if jointly held


PLEASE MARK, SIGN, DATE AND RETURN IN THE ENCLOSED POSTAGE-PAID ENVELOPE TODAY

                                                                       EXHIBIT 1
                          AGREEMENT AND PLAN OF MERGER

                           DATED AS OF AUGUST 9, 1995

                                  BY AND AMONG

                                  AGRIUM INC.,

                         AGRIUM ACQUISITION CORPORATION

                          AND NU-WEST INDUSTRIES, INC.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
 ARTICLE I THE TENDER OFFER................................................   1
    Section  1.1  The Tender Offer........................................    1
    Section  1.2  Action by the Company...................................    2
    Section  1.3  Continuing Directors....................................    2
 ARTICLE II THE MERGER.....................................................   2
    Section  2.1  The Merger..............................................    2
    Section  2.2  Consummation of the Merger..............................    2
 ARTICLE III CERTIFICATE OF INCORPORATION AND BY-LAWS OF THE SURVIVING
            CORPORATION....................................................   3
    Section  3.1  Certificate of Incorporation............................    3
    Section  3.2  By-Laws.................................................    3
    Section  3.3  Officers and Board of Directors.........................    3
 ARTICLE IV CONVERSION OF SHARES...........................................   3
    Section  4.1  Conversion of Shares....................................    3
    Section  4.2  Payment for Shares......................................    3
    Section  4.3  Shares of Dissenting Stockholders.......................    4
    Section  4.4  Closing of the Company's Transfer Books.................    4
    Section  4.5  Status of Share Certificates............................    4
 ARTICLE V REPRESENTATIONS AND WARRANTIES OF PURCHASER AND ACQUISITION.....   4
    Section  5.1  Organization............................................    4
    Section  5.2  Authority Relative to this Agreement....................    4
    Section  5.3  No Conflicts; Required Filings and Consents.............    4
    Section  5.4  Information.............................................    5
    Section  5.5  Litigation..............................................    6
    Section  5.6  Financing...............................................    6
    Section  5.7  Ownership of Capital Stock..............................    6
 ARTICLE VI REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................   6
    Section  6.1  Organization and Qualification; Subsidiaries............    6
    Section  6.2  Charter and By-Laws.....................................    6
    Section  6.3  Capitalization..........................................    7
    Section  6.4  Authority...............................................    8
    Section  6.5  No Conflict; Required Filings and Consents..............    8
    Section  6.6  Permits; Compliance.....................................    8
    Section  6.7  Reports; Financial Statements...........................    9
    Section  6.8  Absence of Certain Changes or Events....................    9
    Section  6.9  Absence of Litigation...................................   10
    Section  6.10 Employee Plans; Labor Matters...........................   10
    Section  6.11 Taxes...................................................   12
    Section  6.12 Environmental Matters...................................   12
    Section  6.13 Delaware Law............................................   13
    Section  6.14 Inventory; Accounts Receivable..........................   13
    Section  6.15 Insurance...............................................   14

                                                                           PAGE
                                                                           ----
    Section  6.16 Properties.............................................   14
    Section  6.17 Certain Contracts and Restrictions.....................   14
    Section  6.18 Information Supplied...................................   14
    Section  6.19 Opinion of Financial Advisor...........................   14
    Section  6.20 Futures Trading and Fixed Price Exposure...............   14
    Section  6.21 Intellectual Property..................................   14
    Section  6.22 Contributions, Etc.....................................   15
    Section  6.23 Easements..............................................   15
    Section  6.24 Information............................................   15
 ARTICLE VII COVENANTS....................................................  15
    Section  7.1  Conduct of Business by the Company Pending the Merger..   15
    Section  7.2  Stockholders' Meeting and Proxy Statement..............   17
    Section  7.3  Certain Filings and Consents...........................   17
    Section  7.4  Access.................................................   17
    Section  7.5  Expenses...............................................   18
    Section  7.6  Employee Stock Options; Warrant........................   18
    Section  7.7  Indemnification and Insurance..........................   18
    Section  7.8  Employee Benefits......................................   19
    Section  7.9  Maintenance of Financing...............................   19
    Section  7.10 Resignation of Directors...............................   19
    Section  7.11 Board of Directors.....................................   19
 ARTICLE VIII CONDITIONS..................................................  19
    Section  8.1  Conditions to Each Party's Obligation to Effect the
                  Merger.................................................   19
    Section  8.2  Conditions to Obligations of Purchaser and Acquisition
                  to Effect the Merger...................................   20
    Section  8.3  Conditions to Obligation of the Company to Effect the
                  Merger.................................................   20
 ARTICLE IX TERMINATION, AMENDMENT AND WAIVER.............................  21
    Section  9.1  Termination............................................   21
    Section  9.2  Break-Up Fee; Effect of Termination....................   21
    Section  9.3  Amendment..............................................   21
    Section  9.4  Waiver.................................................   22
 ARTICLE X GENERAL PROVISIONS.............................................  22
    Section 10.1  Notice of Breach.......................................   22
    Section 10.2  Cooperation............................................   22
    Section 10.3  Non-Survival of Representations and Warranties.........   22
    Section 10.4  Brokers................................................   22
    Section 10.5  Entire Agreement.......................................   22
    Section 10.6  Applicable Law.........................................   22
    Section 10.7  Interpretation; Headings...............................   22
    Section 10.8  Assignment.............................................   22
    Section 10.9  Separability...........................................   23
    Section 10.10 Publicity..............................................   23
    Section 10.11 Notices................................................   23
    Section 10.12 Counterparts...........................................   23
    Section 10.13 No Third Party Beneficiaries...........................   23
    Section 10.14 Schedules..............................................   24

                         AGREEMENT AND PLAN OF MERGER

  Agreement and Plan of Merger dated as of August 9, 1995 (this "Agreement") by and among Agrium Inc., a Canadian corporation ("Purchaser"), Agrium Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Purchaser ("Acquisition"), and Nu-West Industries, Inc., a Delaware corporation (the "Company"). (Acquisition and the Company are hereinafter collectively referred to as the "Constituent Corporations.")

  Whereas, Purchaser and the Boards of Directors of the Constituent Corporations (a) desire to enter into this Agreement and (b) have approved the merger of Acquisition with and into the Company (the "Merger"), all upon the terms and subject to the conditions set forth herein.

  Now, Therefore, the parties hereto agree as follows:

                                   ARTICLE I

                                 Tender Offer

  Section 1.1 The Tender Offer.

  (a) As long as none of the events set forth in Exhibit A hereto shall have occurred or be existing, Acquisition shall, and Purchaser shall cause Acquisition to, commence as promptly as practicable, but in no event later than five business days after the date hereof, a tender offer (as amended or extended from time to time, the "Tender Offer") subject to the conditions set forth in Exhibit A hereto, for all outstanding shares of Voting Common Stock, par value $.01, and Nonvoting Common Stock, par value $.01 (collectively, the "Shares") of the Company, which Tender Offer is conditioned upon a sufficient number of Shares being properly tendered and not withdrawn, which, when added together with any Shares owned by Purchaser and any of its subsidiaries or which Purchaser and Acquisition have the right to acquire, will equal at least 60% of the Shares on a fully diluted basis. The per Share price to be paid in the Tender Offer, which shall be paid net to the sellers in cash, shall be $10.50. Purchaser agrees, subject to the terms and conditions of the Tender Offer, to pay for all Shares tendered that it is obligated to purchase as soon as legally permissible.

  (b) Without the prior written consent of the Company, Acquisition shall not decrease the Merger Price (as defined in Section 4.1), decrease the number of Shares being sought in the Tender Offer, change the form of consideration payable in the Tender Offer, add additional conditions to the Tender Offer or make any other material change in the terms or conditions to the Tender Offer.

  (c) On the date the Tender Offer is commenced, Purchaser and Acquisition shall file with the Securities and Exchange Commission (the "SEC") a tender offer statement on Schedule 14D-1 (together with all amendments and supplements thereto, the "Schedule 14D-1") with respect to the Tender Offer. The Schedule 14D-1 shall contain (included as an exhibit) or shall incorporate by reference the Offer to Purchase (or portions thereof) and forms of the related Letter of Transmittal and summary advertisement and shall comply as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder (the "Rules and Regulations"). If at any time prior to the expiration or termination of the Tender Offer any event occurs which is required by the Act and the Rules and Regulations to be described in an amendment to the Schedule 14D-1 or any supplement thereto, Purchaser and Acquisition will file and disseminate, as required, an amendment or supplement which complies in all material respects with the Act and the Rules and Regulations. The Company and its counsel shall be given an opportunity to review the Schedule 14D-1 and any amendment or supplement thereto prior to its being filed with the SEC. Purchaser and Acquisition agree to provide the Company and its counsel with any written comments (and to inform the Company and its counsel of the tenor of any oral comments) Purchaser and Acquisition or their counsel may receive from the SEC with respect to the Offer Documents (as defined in Section 5.4) is made promptly after the receipt of such comments.

  Section 1.2 Action by the Company. The Company hereby represents that the Board of Directors of the Company, in connection with its approval of this Agreement, by resolution has (a) approved the Tender Offer and the Merger and
(b) resolved to recommend acceptance of the Tender Offer and approval and adoption of the Merger and this Agreement by the holders of the Shares if such approval and adoption is required by the General Corporation Law of the State of Delaware (the "GCL"). On the date the Schedule 14D-1 is filed with the SEC, the Company shall file with the SEC a Solicitation/Recommendation Statement on
Schedule 14D-9 (together with all amendments and supplements thereto, the "Schedule 14D-9") and shall mail the Schedule 14D-9 to the stockholders of the Company. The Schedule 14D-9 shall comply as to form in all material respects with the requirements of the Act and the Rules and Regulations. Purchaser, Acquisition and their counsel shall be given the opportunity to review the
Schedule 14D-9 and any amendment or supplement thereto prior to its filing with the SEC. The Company agrees to provide Purchaser and Acquisition and their counsel with any written comments (and to inform them of the tenor of any oral comments) that the Company or its counsel receive from the SEC with respect to the Schedule 14D-9 promptly after the receipt of such comments. If at any time prior to the expiration or termination of the Tender Offer any event occurs which is required by applicable law to be described in an amendment to the Schedule 14D-9 or any supplement thereto, the Company will file and disseminate, as required, an amendment or supplement which complies in all material respects with the Act, the Rules and Regulations and any other applicable laws. In connection with the Tender Offer, the Company will or will cause its transfer agent to furnish Purchaser with a list of stockholders and mailing labels containing the names and addresses of all record holders of the Shares held in stock depositories, each as of a recent date. The Company shall furnish Purchaser with any additional information, including an updated list of stockholders, mailing labels and lists of security positions, and any assistance as Purchaser may reasonably request in communicating the Tender Offer to the record and beneficial holders of the Shares.

  Section 1.3 Continuing Directors. After the time that Acquisition's designees constitute at least a majority of the Board of Directors of the Company and until the Effective Date (as defined in Section 2.2), any amendment or termination of this Agreement, extension for the performance or waiver of the obligations or other acts of Purchaser or Acquisition (except pursuant to this Agreement) or waiver of the Company's rights hereunder, which amendment, termination, extension or waiver would adversely affect the stockholders, optionholders or employees of the Company, shall also require the approval of a majority (or such higher percentage as is required under the By-laws of the Company) of the then serving directors, if any, who are directors as of the date hereof (the "Continuing Directors"). If the number of Continuing Directors prior to the Effective Date is reduced below two for any reason, the remaining Continuing Directors or Continuing Director shall be entitled to designate persons to fill such vacancies who shall be deemed Continuing Directors for all purposes of this Agreement.

                                  ARTICLE II

                                  The Merger

  Section 2.1 The Merger. Upon the terms and subject to the conditions hereof, on the Effective Date, Acquisition shall be merged with and into the Company, which shall be the surviving corporation (the Company in such capacity being hereinafter sometimes called the "Surviving Corporation"). From and after the Effective Date, the status, rights and liabilities of, and the effect of the Merger on, each of the Constituent Corporations in the Merger and the Surviving Corporation shall be as provided in Section 259 of the GCL. At any time, and from time to time after the Effective Date, the last acting officers of Acquisition, or the corresponding officers of the Surviving Corporation, may, in the name of Acquisition, execute and deliver all such proper deeds, assignments, and other instruments and take or cause to be taken all such further or other action as the Surviving Corporation may deem necessary or desirable in order to vest, perfect or confirm in the Surviving Corporation title to and possession of all of the Company's property, rights, privileges, powers, franchises, immunities and interests and otherwise to carry out the purposes of this Agreement and the Merger.

  Section 2.2 Consummation of the Merger. As soon as practicable (but in any event within five business days) after the receipt of any required approval of the Company's stockholders and Board of Directors (or, if such approval is not required, all other corporate action required as a precondition to effect the Merger), and subject to the conditions hereinafter set forth, the parties hereto shall cause the Merger to be consummated by the approval and filing with the Secretary of the State of Delaware of a certificate of merger (or a certified copy of this Agreement) in such form as required by and executed in accordance with the relevant provisions of applicable law (the time of such filing being the "Effective Date").

                                  ARTICLE III

                   Certificate of Incorporation and By-Laws
                         of the Surviving Corporation

  Section 3.1 Certificate of Incorporation. The Certificate of Incorporation of the Company in effect on the Effective Date shall be the Certificate of Incorporation of the Surviving Corporation, until thereafter amended as provided by law.

  Section 3.2 By-Laws. The By-Laws of the Company in effect on the Effective Date shall be the By-Laws of the Surviving Corporation, until thereafter amended as provided by law and the Surviving Corporation's Certificate of Incorporation.

  Section 3.3 Officers and Board of Directors. The directors of Acquisition on the Effective Date shall become the directors of the Surviving Corporation until their respective successors are duly elected and qualified. The officers of the Company on the Effective Date shall continue as the officers of the Surviving Corporation, to serve in accordance with the By-Laws thereof until their respective successors are duly elected and qualified.

                                  ARTICLE IV

                             Conversion of Shares

  Section 4.1 Conversion of Shares. As of the Effective Date, by virtue of the Merger and without any action on the part of Purchaser, Acquisition, the Company or the holders of any securities of the Company:

    (a) All Shares which are held by the Company as treasury shares, all authorized and unissued Shares and any Shares owned by Purchaser, Acquisition or any other direct or indirect subsidiary of Purchaser, shall be canceled.

    (b) Each other outstanding Share (other than Shares held by Dissenting Stockholders (as defined in Section 4.3)) shall be converted into the right to receive (U.S.)$10.50 net in cash or such higher amount per Share as may be paid to any holder of Shares pursuant to the Tender Offer (the "Merger Price").

    (c) Each issued and outstanding share of capital stock of Acquisition shall be converted into one validly issued, fully paid and non-assessable share of Voting Common Stock, par value $.01 per share, of the Surviving Corporation.

    (d) Except as provided in Section 7.6 and as set forth in Schedule 4.1, all notes and other debt or equity instruments of the Company which are outstanding at the Effective Date shall continue to be outstanding subsequent to the Effective Date as debt or equity instruments of the Surviving Corporation, subject to their respective terms and provisions.

  Section 4.2 Payment for Shares. Purchaser shall authorize one or more persons to act as paying agent in connection with the Merger (the "Paying Agent"). Upon or as soon as practicable after the Effective Date, Purchaser shall make available and each former holder of Shares shall be entitled to receive pursuant to Section 4.1(b), upon surrender to the Paying Agent of the certificate or certificates, which immediately prior to the Effective Date represented such outstanding Shares, for cancellation, the aggregate amount of cash into which those Shares shall have been converted in the Merger. Until so surrendered, each certificate, which immediately prior to the Effective Date represented outstanding Shares, shall represent solely the right to receive, upon surrender, the aggregate amount of cash into which the Shares represented thereby shall have been converted. No interest shall accrue or be paid on the cash payable upon the surrender of the certificate or certificates. Purchaser shall pay on the Effective Date the amounts due in respect of the stock options referred to in Section 7.6.

  Section 4.3 Shares of Dissenting Stockholders. Notwithstanding anything in this Agreement to the contrary, any issued and outstanding shares of capital stock of the Company held by a stockholder who has not voted in favor of nor consented to the Merger and who complies with all the provisions of the GCL concerning the right of holders of such stock to dissent from the Merger and require appraisal of their shares (a "Dissenting Stockholder"), shall not be converted as described in Section 4.1 but shall become, at the Effective Date, by virtue of the Merger and without any further action, the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to the GCL; provided, however, that Shares outstanding immediately prior to the Effective Date and held by a Dissenting Stockholder who shall, after the Effective Date, withdraw his demand for appraisal or lose his right of appraisal, in either case pursuant to the GCL, shall be deemed to be converted as of the Effective Date, into the right to receive the Merger Price. The Company shall give Purchaser (a) prompt notice of any written demands for appraisal of shares of capital stock of the Company received by the Company and (b) the opportunity to direct all negotiations and proceedings with respect to any such demands. The Company shall not, without the prior written consent of Purchaser, voluntarily make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands.

  Section 4.4 Closing of the Company's Transfer Books. Upon the Effective Date, the stock transfer books of the Company shall be closed and no transfer of Shares (other than shares of Voting Common Stock, par value $.01 per share, into which the capital stock of Acquisition is to be converted pursuant to the Merger) shall thereafter be made.

  Section 4.5 Status of Share Certificates. From and after the Effective Date, the holders of certificates evidencing ownership of Shares outstanding immediately prior to the Effective Date shall cease to have any rights with respect to such Shares except as otherwise provided for herein or by applicable law.

                                   ARTICLE V

          Representations and Warranties of Purchaser and Acquisition

  Purchaser and Acquisition jointly and severally represent and warrant to the Company as follows:

  Section 5.1 Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Canada and has the requisite corporate power to carry on its business as it is now being conducted. Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is a wholly-owned subsidiary of Purchaser.

  Section 5.2 Authority Relative to this Agreement. Purchaser and Acquisition have the requisite corporate power and authority to make the Tender Offer, execute and deliver this Agreement, to perform their obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Purchaser and Acquisition and the consummation by Purchaser and Acquisition of the transactions contemplated hereby have been duly authorized by all necessary corporate and, to the extent necessary, stockholder action of Purchaser and Acquisition and no other acts or corporate proceedings on the part of Purchaser or Acquisition are necessary to authorize the Tender Offer, the Merger or this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Purchaser and Acquisition and is a valid and binding obligation of Purchaser and Acquisition, enforceable against them in accordance with its terms.

  Section 5.3 No Conflicts; Required Filings and Consents.

  (a) The execution and delivery of this Agreement by Purchaser and Acquisition does not, and the consummation of the transactions contemplated hereby will not (i) conflict with or violate the charter or By-

Laws, or the equivalent organizational documents, in each case as amended or restated, of Purchaser or any of its subsidiaries, (ii) in any material respect, conflict with or violate any federal, state, foreign or local law, statute, ordinance, rule, regulation, order, judgment or decree (collectively, "Laws") applicable to Purchaser or any of its subsidiaries or by which any of their respective properties is bound or subject or (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of a lien or encumbrance on any of the properties or assets of Purchaser or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Purchaser or any of its subsidiaries is a party or by or to which Purchaser or any of its subsidiaries or any of their respective properties is bound or subject, except for any such conflicts, violations, breaches, defaults, events, rights of termination, amendment, acceleration or cancellation, payment obligations or liens or encumbrances described in clauses (ii) or (iii) that would not, in the aggregate, prevent the Purchaser and Acquisition from performing, in any material respect, their respective obligations under this Agreement (a "Purchaser Material Adverse Effect").

  (b) The execution and delivery of this Agreement by Purchaser and Acquisition does not, and consummation of the transactions contemplated hereby will not, require either Purchaser or Acquisition to obtain any consent, license, permit, approval, waiver, authorization or order of, or to make any filing with or notification to, any governmental or regulatory authority, domestic or foreign (collectively, "Governmental Entities"), except (i) for applicable requirements, if any, of the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act, state securities or blue sky laws ("Blue Sky Laws"), and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Hart-Scott-Rodino Act"), and the filing and recordation of appropriate merger documents as required by the GCL, and (ii) where the failure to obtain such consents, licenses, permits, approvals, waivers, authorizations or orders, or to make such filings or notifications, would not, either individually or in the aggregate, constitute a Purchaser Material Adverse Effect.

  Section 5.4 Information. (a) The documents pursuant to which the Tender Offer is made, including a Schedule 14D-1, an Offer to Purchase and a related Letter of Transmittal and any amendments thereof or supplements thereto (the "Offer Documents"), will not at the respective times such documents are filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact (other than information with respect to the Company supplied by the Company, with respect to which no representation is made) required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information to be supplied by Purchaser or Acquisition for inclusion in a proxy statement in connection with the meeting of the Company's stockholders, if required, described in Section 7.2 hereof (the "Proxy Statement") or in an information statement mailed to the Company's stockholders (the "Information Statement") or any amendments thereof or supplements thereto, will, at the time of the meeting of stockholders to be held in connection with the Merger or the mailing to stockholders, as the case may be, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

  (b) Since their inception, Purchaser and its subsidiaries have filed all forms, reports, statements and other documents required to be filed with applicable Canadian and United States securities authorities, except where the failure to file such documents would not have a Purchaser Material Adverse Effect (all such forms, reports, statements and other documents being referred to herein, collectively, as the "Purchaser Reports"). The Purchaser Reports, including all Purchaser Reports filed after the date of this Agreement and prior to the Effective Date, (i) were or will be prepared in all material respects in accordance with the requirements of applicable Law and (ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except where any such statement or omission would not have a Purchaser Material Adverse Effect. Notwithstanding this Section 5.4(b), Purchaser shall not be deemed to represent or warrant the preparation or accuracy of any Purchaser Report, statement, document or other information included in the Purchaser Reports that were provided to the Purchaser for inclusion therein by a third party.

  Section 5.5 Litigation. There is no claim, action, suit, litigation, proceeding, arbitration or, to the knowledge of Purchaser, any investigation of any kind at law or in equity (including actions or proceedings seeking injunctive relief), pending or, to the knowledge of Purchaser, threatened against Purchaser or any of its subsidiaries or any properties or rights of Purchaser or any of its subsidiaries (except for claims, actions, suits, litigation, proceedings, arbitrations or investigations which would not reasonably be expected to have a Purchaser Material Adverse Effect), and neither Purchaser nor any of its subsidiaries is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, any Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Governmental Entity or arbitrator, including, without limitation, cease and desist or other orders, except for matters which would not have a Purchaser Material Adverse Effect.

  Section 5.6 Financing. Purchaser and Acquisition have funds available to them sufficient to consummate the Tender Offer and the Merger on the terms contemplated hereby.

  Section 5.7 Ownership of Capital Stock. As of the date hereof, each of Purchaser, Acquisition and their respective affiliates is not an interested stockholder of the Company (as defined in Section 203 of the GCL).

                                  ARTICLE VI

                 Representations and Warranties of the Company

  The Company represents and warrants to Purchaser and Acquisition as follows:

  Section 6.1 Organization and Qualification; Subsidiaries. Each of the Company and its subsidiaries (as defined in Section 10.7) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has all requisite corporate or partnership power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to be so duly qualified and in good standing would not have a Company Material Adverse Effect. The term "Company Material Adverse Effect" as used in this Agreement shall mean any change or effect that, individually or when taken together with all other such changes or effects, would be materially adverse to the financial condition, results of operations or fair market value of the Company and its subsidiaries, taken as a whole. Schedule 6.1 of the disclosure schedule delivered to Purchaser by the Company on the date hereof (the "Company Disclosure Schedule") sets forth, as of the date of this Agreement, a true and complete list of all the Company's subsidiaries and investments in business entities together with (A) the jurisdiction of incorporation or organization of each subsidiary and the percentage of each subsidiary's outstanding capital stock or other equity interests owned by the Company or another subsidiary of the Company, and (B) an indication of whether each such subsidiary is a "Significant Subsidiary" as defined in Rule 1-02 of Regulation S-X of the SEC. Neither the Company nor any of its subsidiaries owns or has owned since its inception (other than Nu-South Industries, Inc., a Delaware corporation, the Conda Partnership, an Idaho general partnership and Nu-Gulf Industries, Inc., a Delaware corporation), an equity interest in any other corporation, partnership or joint venture arrangement or other business entity that is or was material to the financial condition, results of operations or fair market value of the Company and its subsidiaries, taken as a whole.

  Section 6.2 Charter and By-Laws. The Company has heretofore furnished to Purchaser complete and correct copies of the charter and the By-Laws or the equivalent organizational documents, in each case as amended or restated, of the Company and each of its subsidiaries. Neither the Company nor any of its subsidiaries is in violation of any of the provisions of its charter or any material provision of its By-Laws (or equivalent organizational documents).

  Section 6.3 Capitalization.

  (a) The authorized capital stock of the Company consists of 14,666,667 shares of Voting Common Stock, par value $.01 per share, of which 7,453,258 shares are issued and outstanding; 2,000,000 shares of Nonvoting Common Stock, par value $.01 per share, of which 633,105 shares are issued and outstanding; 290,000 shares of Class A Preferred Stock, par value $100 per share, of which 290,000 shares are issued and outstanding; 20,000 shares of Class B Preferred Stock, par value $100 per share, of which 344 shares are issued and outstanding; and 500,000 shares of Serial Preferred Stock, par value $1.00 per share, none of which is issued and outstanding. Except as described in this
Section 6.3 or in Schedule 6.3(a) of the Company Disclosure Schedule, as of the date of this Agreement, no shares of capital stock of the Company are reserved for any purpose. Each of the outstanding shares of capital stock of, or other equity interests in, each of the Company and its subsidiaries is duly authorized, validly issued and, in the case of shares of capital stock, fully paid and nonassessable, and has not been issued in violation of (nor are the authorized shares of capital stock of any of such corporate entities subject
to) any preemptive or similar rights created by statute, the charter or By-Laws (or the equivalent organizational documents) of the Company or any of its subsidiaries, or any agreement to which the Company or any of its subsidiaries is a party or bound, and such outstanding shares or other equity interests owned by the Company or a subsidiary of the Company are owned free and clear of all security interests, liens, claims, pledges, agreements, limitations on the Company's or such subsidiaries' voting rights, charges or other encumbrances of any nature whatsoever, except as set forth in the Second Amended and Restated Agreement of Limited Partnership of NuTec Mineral & Chemical Company, a Colorado limited partnership, dated as of January 1, 1994, and as provided in the documents evidencing the Company's credit facility with Harris Trust and Savings Bank (the "Harris Loan").

  (b) There are no existing options, warrants, calls, subscriptions, convertible securities or other securities, agreements, commitments or obligations which would require the Company to issue or sell Shares except pursuant to (a) the 1988 Employee Stock Option Plan and the Company's 1994 Employee Stock Incentive Plan (collectively, the "Stock Option Plans") under which, as of the close of business on the date hereof, 497,721 Shares were issuable and reserved for issuance pursuant to outstanding options, (b) the Company's Nonemployee Director Stock Option Plan (the "Nonemployee Plan") under which, as of the close of business on the date hereof, 4,167 Shares were issuable and reserved for issuance pursuant to outstanding options, (c) the warrant issued September 18, 1989 by the Company to GE Capital Corporation (the "GE Warrant") under which, as of the close of business on the date hereof, 111,541 Shares were issuable and reserved for issuance, and (d) the warrants issued November 2, 1993 by the Company originally to Indosuez CM II, Inc. under which, as of the close of business on the date hereof, 677,626 Shares were issuable and reserved for issuance (together with the GE Warrant, the "Warrants"). Except as set forth in Section 6.3 or in Schedule 6.3(b) to the Company Disclosure Schedule, there are no obligations, contingent or otherwise, of the Company or any of its subsidiaries (i) to repurchase, redeem or otherwise acquire any shares of the capital stock of the Company, or the capital stock or other equity interests of any subsidiary of the Company or
(ii) (other than advances to subsidiaries in the ordinary course of business) to provide material funds to, or make any material investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of, any subsidiary of the Company or any other person. Except as described in Schedule 6.3(b) to the Company Disclosure Schedule, neither the Company nor any of its subsidiaries (x) directly or indirectly owns, (y) has agreed to purchase or otherwise acquire or (z) holds any interest convertible into or exchangeable or exercisable for, 5% or more of the capital stock of any corporation, partnership, joint venture or other business association or entity (other than the subsidiaries of the Company set forth in Schedule 6.1 of the Company Disclosure Schedule). Except as set forth in Schedule 6.3(b) of the Company Disclosure Schedule and except for any agreements, arrangements or commitments between the Company and its subsidiaries or between such subsidiaries, there are no agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any person is or may be entitled to receive any payment based on the revenues or earnings, or calculated in accordance therewith, of the Company or any of its subsidiaries. There are no voting trusts, proxies or other agreements or understandings to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound with respect to the voting of any shares of capital stock of the Company or any of its subsidiaries.

  (c) The Company has delivered to Purchaser complete and correct copies of the Stock Option Plans and the Nonemployee Plan and each form of option issued thereunder and the Warrants, including all amendments thereto, and the Company has delivered a complete and correct list of all outstanding awards under the Stock Option Plans and the Nonemployee Plan, setting forth as of the date hereof (i) the number and type of awards outstanding, (ii) the exercise price of each outstanding option, (iii) the number of options exercisable, and
(iv) assuming no amendment or waiver of the terms thereof, the number of options which will become exercisable, and the number of shares of restricted stock with respect to which the restrictions will lapse, on account of the Tender Offer, the Merger or any other transaction contemplated hereby.

  Section 6.4 Authority. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby (subject to the approval of the Merger, this Agreement and the transactions contemplated hereby by the affirmative vote of the holders of a majority of the outstanding shares of Voting Common Stock of the Company ("Stockholder Approval")). The Company's Board of Directors has unanimously recommended approval and adoption of this Agreement by the Company's stockholders entitled to vote on the Merger. Subject to Stockholder Approval, the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against it in accordance with its terms.

  Section 6.5 No Conflict; Required Filings and Consents.

  (a) The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby will not (i) conflict with or violate the charter or By-Laws, or the equivalent organizational documents, in each case as amended or restated, of the Company or any of its subsidiaries, (ii) in any material respect, conflict with or violate any Laws applicable to the Company or any of its subsidiaries or by which any of their respective properties is bound or subject or (iii) except as described in Schedule 6.5 to the Company Disclosure Schedule, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by or to which the Company or any of its subsidiaries or any of their respective properties is bound or subject, except for any such conflicts, violations, breaches, defaults, events, rights of termination, amendment, acceleration or cancellation, payment obligations or liens or encumbrances described in clauses (ii) or (iii) that would not have a Company Material Adverse Effect.

  (b) The execution and delivery of this Agreement by the Company does not, and consummation of the transactions contemplated hereby will not, require the Company to obtain any consent, license, permit, approval, waiver, authorization or order of, or to make any filing with or notification to any Governmental Entities, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, state securities or Blue Sky Laws, and the Hart-Scott-Rodino Act, and the filing and recordation of appropriate merger documents as required by the GCL and (ii) where the failure to obtain such consents, licenses, permits, approvals, waivers, authorizations or orders, or to make such filings or notifications, would not, either individually or in the aggregate, prevent the Company from performing, in any material respect, its obligations under this Agreement and would not have a Company Material Adverse Effect.

  Section 6.6 Permits; Compliance. Each of the Company and its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders (other than any thereof covered by Section 6.12) necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "Company Permits"), and there is no action, proceeding or investigation pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits, except where the failure to possess, or the suspension or cancellation of, such Company Permits, or such action, proceeding or investigation, would not have a Company Material Adverse Effect. Neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of (a) any Law applicable to the Company or any of its subsidiaries or by or to which any of their material respective properties is bound or subject or (b) any of the Company Permits, except for any such conflicts, defaults or violations which would not have a Company Material Adverse Effect. During the period commencing on June 30, 1991 and ending on the date hereof, neither the Company nor any of its subsidiaries has received from any Governmental Entity any written notification, asserting that the Company was in possible default or violation of any Laws, except as described in Schedule
6.6 to the Company Disclosure Schedule, and except for defaults or violations that would not have a Company Material Adverse Effect.

  Section 6.7 Reports; Financial Statements.

  (a) Since June 30, 1991, the Company and its subsidiaries have filed all forms, reports, statements and other documents required to be filed with (A) the SEC including, without limitation, (1) all Annual Reports on Form 10-K,
(2) all Quarterly Reports on Form 10-Q, (3) all proxy statements relating to meetings of stockholders (whether annual or special), (4) all Current Reports on Form 8-K and (5) all other reports, schedules, registration statements or other documents (collectively referred to as the "Company SEC Reports") and
(B) any applicable state securities authorities, except where the failure to file such documents would not have a Company Material Adverse Effect (all such forms, reports, statements and other documents being referred to herein, collectively, as the "Company Reports"). The Company Reports, including all Company Reports filed after the date of this Agreement and prior to the Effective Date, (i) were or will be prepared in all material respects in accordance with the requirements of applicable Law (including, with respect to the Company SEC Reports, the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports) and (ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding this Section 6.7(a), the Company shall not be deemed to represent or warrant the preparation or accuracy of any form, report, statement, document or other information included in the Company Reports that were provided to the Company for inclusion therein by a third party.

  (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports filed since June 30, 1991, (i) have been or will be prepared in accordance with the published rules and regulations of the SEC and U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except (A) to the extent required by changes in U.S. GAAP and (B) with respect to the Company SEC Reports filed prior to the date of this Agreement, as may be indicated in the notes thereto) and (ii) fairly present or will fairly present the consolidated financial position of the Company and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated (including reasonable estimates of normal and recurring year-end adjustments), except that any unaudited interim financial statements were or will be subject to normal and recurring year-end adjustments.

  Section 6.8 Absence of Certain Changes or Events. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement or as contemplated by this Agreement or as set forth in Schedule 6.8 of the Company Disclosure Schedule, since June 30, 1994 the Company and its subsidiaries have conducted their respective businesses only in the ordinary course and there has not been: (i) any damage, destruction or loss (whether or not covered by insurance) with respect to any assets of the Company or any of its subsidiaries which would have a Company Material Adverse Effect; (ii) any material change by the Company or its subsidiaries in their accounting methods, principles or practices; (iii) except for dividends by a subsidiary to the Company or another subsidiary, any declaration, setting aside or payment of any dividends or distributions in respect of shares of the Company's capital stock or the shares of stock of, or other equity interests in, any subsidiary, or any redemption, purchase or other acquisition by the Company or any of its subsidiaries of any of the Company's securities or any of the securities of any subsidiary; (iv) except in the ordinary course of business and consistent with past practice, any increase in the benefits under, or the establishment or amendment of, any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock purchase or other employee Plan (as defined in Section 6.10) or any increase in the compensation payable or to become payable to directors, officers or employees of the Company or its subsidiaries, (v) any grant of stock options other than grants prior to March 31, 1995; (vi) any revaluation by the Company or any of its subsidiaries of any of their assets, including the writing down of the value of inventory or the writing down or off of notes or accounts receivable, other than in the ordinary course of business; (vii) any entry by the Company or any of its subsidiaries into any commitment or transaction material to the Company and its subsidiaries, taken as a whole (other than this Agreement and the transactions contemplated hereby); (viii) except pursuant to the Harris Loan, any material increase in indebtedness for borrowed money; or (ix) a Company Material Adverse Effect other than a Company Material Adverse Effect that is caused by changes in the market price of raw materials, feedstocks or finished goods.

  Section 6.9 Absence of Litigation. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement or as set forth in Schedule
6.9 to the Company Disclosure Schedule, there is no claim, action, suit, litigation, proceeding, arbitration or, to the knowledge of the Company, investigation of any kind, at law or in equity (including actions or proceedings seeking injunctive relief), pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or any properties or rights of the Company or any of its subsidiaries (except for claims, actions, suits, litigation, proceedings, arbitrations or investigations which would not reasonably be expected to have a Company Material Adverse Effect), and neither the Company nor any of its subsidiaries is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with any Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Government Entity or arbitrator, including, without limitation, cease and desist or other orders, except for matters which would not have a Company Material Adverse Effect.

  Section 6.10 Employee Plans; Labor Matters.

  (a) Schedule 6.10 of the Company Disclosure Schedule sets forth, and the Company has made available to Purchaser true and correct copies of, (i) all employment agreements with officers of the Company or its subsidiaries and all increases in their compensation and benefits since December 31, 1994; (ii) all agreements with consultants of the Company or its subsidiaries obligating the Company or any subsidiary to make annual cash payments in an amount exceeding $50,000; (iii) all non-competition agreements with the Company or a subsidiary executed by officers of the Company; and (iv) all material plans, programs, agreements and other arrangements of the Company or its subsidiaries with or relating to its employees.

  (b) Except for the plans and arrangements set forth on Schedule 6.10 to the Company Disclosure Schedule (the "Scheduled Plans"), neither the Company nor any member of the Controlled Group now maintains, has ever maintained or contributed to, or has any plans or commitments for, any employee Plans (as such term is defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (S) 3(3)) or any other retirement, pension, stock option, stock appreciation right, profit sharing, incentive compensation, deferred compensation, savings, thrift, vacation pay, severance pay, or other employee compensation or Plan, agreement, practice, or arrangement, whether written or unwritten, whether or not legally binding (collectively, the "Plans"). For purposes of this Agreement, "Controlled Group" means a controlled or affiliated group within the meaning of the Internal Revenue Code of 1986, as amended ("Code") (S) 414(b), (c), (m), or (o) of which the Company is a member. The Company has made available to Purchaser correct and complete copies of all Scheduled Plans (including a detailed written description of any Scheduled Plan that is unwritten, including a description of eligibility criteria, participation, vesting, benefits, funding arrangements and assets and any other provisions relating to the Company) and, with respect to each Scheduled Plan, a copy of each of the following: (i) the most recent favorable determination letter, (ii) materials submitted to the Internal Revenue Service in support of a pending determination letter request, (iii) the most recent letter issued by the Internal Revenue Service recognizing tax exemption, (iv) each insurance contract, trust agreement, or other funding vehicle, (v) the most recently filed Forms 5500 plus all schedules and attachments, and (vi) each summary plan description or other general explanation or communication distributed or otherwise provided to employees with respect to each Scheduled Plan that describes the terms of the Scheduled Plan.

  (c) Each Scheduled Plan has at all times been in compliance, in form and in operation, in all material respects with all applicable requirements of law and regulations, including without limitation ERISA. Each Scheduled Plan that is intended to be a qualified plan has received a favorable determination letter from the Internal Revenue Service; nothing has occurred since the date of the most recent favorable determination letter that would cause the loss of the Scheduled Plan's qualification; and each such Scheduled Plan has at all times been in compliance, in form and in operation, in all material respects with the applicable requirement of the Code and the applicable Treasury Regulations.

  (d) Neither the Company nor any party in interest (as such term is defined in ERISA (S) 3(14)) nor any disqualified person (as such term is defined in Code (S) 4975) has engaged in any prohibited transaction within the meaning of ERISA (S) 406 or Code (S) 4975 that would have a Company Material Adverse Effect.

  (e) All contributions to Scheduled Plans for all periods ending prior to the Effective Date (including periods from the first day of the current plan year to the Effective Date) will be made prior to or accrued as of the Effective Date by the Company in accordance with past practice.

  (f) All insurance premiums with respect to each Scheduled Plan have been paid in full or accrued, subject only to normal retrospective adjustments in the ordinary course for policy years or other applicable policy periods ending on or before the Effective Date.

  (g) Neither the Company nor any member of the Controlled Group has any liability for failure to comply with ERISA or the Code for any action or failure to act in connection with the administration or investment of any Scheduled Plan, except where such liability would not have a Company Material Adverse Effect.

  (h) Neither the Company nor any member of the Controlled Group has ever maintained, contributed to, or been obligated to contribute to any plan that is subject to Title IV of ERISA or the minimum funding requirements of Code
(S) 412. Neither the Company nor any member of the Controlled Group has ever contributed to or been obligated to contribute to a multiemployer plan (as such term is defined in ERISA (S) 3(37)).

  (i) With respect to each Scheduled Plan and Plan, there are no material actions, suits, grievances, arbitrations or other manner of litigation or material claims, with respect to any Scheduled Plan (except for routine claims for benefits made in the ordinary course of plan administration for which plan administrative procedures have not been exhausted) pending or, to the Company's knowledge, threatened against or with respect to any Scheduled Plan or Plan, any plan sponsor, or any fiduciary (as such term is defined in ERISA
(S) 3(21)) of such Scheduled Plan or Plan, other than actions, suits, grievances, claims, arbitrations or other manner of litigation that would not have a Company Material Adverse Effect.

  (j) Except as set forth in Schedule 6.10 to the Company Disclosure Schedule, neither the Company nor any member of the Controlled Group has any liability for post-retirement welfare benefits except for the continuation coverage required by Part 6 of Title I of ERISA.

  (k) Neither the Company nor any of its subsidiaries is a party to any collective bargaining or other labor union contracts. No collective bargaining agreement is being negotiated by the Company or any of its subsidiaries. To the Company's knowledge, there is no pending or threatened labor dispute, strike or work stoppage against the Company or any of its subsidiaries which may materially interfere with the respective business activities of the Company or any of its subsidiaries. To the knowledge of the Company, none of the Company, any of its subsidiaries or any of their respective representatives or employees has committed any unfair labor practices in connection with the operation of the respective businesses of the Company or its subsidiaries and, to the knowledge of the Company, there is no pending or threatened charge or complaint against the Company or any of its subsidiaries by the National Labor Relations Board or any comparable state agency that would have a Company Material Adverse Effect.

  Section 6.11 Taxes. The Company has prepared and duly filed (and to its knowledge has done so accurately and correctly) all material federal, state, county and local income, franchise, use, real property and personal property tax returns and reports (including all attached statements and schedules) required to be filed as of the date hereof with respect to the Company and its subsidiaries and has duly paid, withheld or reserved for all taxes, penalties and other governmental charges required to be paid that have been assessed or levied against or upon the Company and its subsidiaries or any of their properties, assets, income, franchises, licenses or sales including without limitation income, gross receipt and property taxes. To the extent that any such taxes relate to periods on or prior to June 30, 1994, such taxes have either been paid or are reflected as a liability on the Company's June 30, 1994 audited financial statements. If not paid, the Company is contesting such amount in good faith by appropriate proceedings. In the event the Company is contesting such amounts in good faith, the Company has set aside on its books adequate reserves in accordance with U.S. GAAP with respect thereto and all of such matters involving an amount in excess of $100,000 are described in
Schedule 6.11 to the Company Disclosure Schedule. Except as set forth in
Schedule 6.11 to the Company Disclosure Schedule, the Company does not know of any proposal by any taxing authority for material additional taxes or assessments against or upon the Company. Except as set forth in Schedule 6.11 to the Company Disclosure Schedule, to the knowledge of the Company all monies required to be withheld by the Company from employees for income taxes, social security taxes and unemployment insurance taxes have been collected or withheld or either paid to the respective governmental agencies or set aside in cash for such purpose. Except as set forth in Schedule 6.11 to the Company Disclosure Schedule, the Company has not entered into any agreement for the extension of time for the assessment of any tax or tax delinquency. The Company has made available to Purchaser an accurate, correct and complete copy of each return or statement filed by, on behalf of or including the Company for federal income tax purposes or state and local income or franchise tax purposes for the tax years of the Company ended June 30, 1992, June 30, 1993 and June 30, 1994. The Company is not subject to any joint venture, partnership or other arrangement or contract that is treated as a partnership for federal income tax purposes, except for NuTec Mineral & Chemical Company. The net operating losses, net operating loss carry forwards and other tax attributes of the Company as shown in the federal corporate income tax return of the Company for the year ended June 30, 1994 are not subject to any limitation under Code Sections 381, 382, 383 or 384, or any other provision of the Code or the federal consolidated return regulations (or any predecessor provision of any Code section or the regulations), and, to the knowledge of the Company, no event has occurred since June 30, 1994 that would prevent the Company from utilizing these net operating losses, net operating loss carry forwards or other tax attributes if it had sufficient income. For purposes of the prior sentence "any limitation" shall not include the specific tax issues regarding the Company's net operating losses that have been raised by the Internal Revenue Service in written communications to the Company that have been provided to the Purchaser.

  Section 6.12 Environmental Matters. Except for matters disclosed in the Company SEC Reports or Schedule 6.12 to the Company Disclosure Schedule and except for matters that would not result in a Company Material Adverse Effect, to the knowledge of the Company, (i) the properties, operations and activities of the Company and its subsidiaries are in compliance with all applicable Environmental Laws; (ii) the Company and its subsidiaries and the properties and operations of the Company and its subsidiaries are not subject to any existing, pending or threatened action, suit, investigation, inquiry or proceeding by or before any governmental authority under any Environmental Law and neither the Company nor its subsidiaries have received any notice that they are responsible or potentially responsible for clean up of any property;
(iii) all notices, permits, licenses, or similar authorizations, if any, required to be obtained or filed by the Company or any of its subsidiaries under any Environmental Law in connection with any aspect of the business of the Company or its subsidiaries, including without limitation those relating to the treatment, storage, disposal or release of a hazardous substance, have been duly obtained or filed and the Company and its subsidiaries are in compliance, in all material respects, with the terms and conditions of all such notices, permits, licenses and similar authorizations; (iv) the Company and its subsidiaries have satisfied and are currently in compliance with all financial responsibility requirements applicable to their operations and imposed by any governmental authority under any Environmental Law, and the Company and its subsidiaries have not received any notice of material noncompliance with any such financial responsibility requirements; (v) there are no physical or environmental conditions existing on any property of the Company or its subsidiaries or resulting from the Company's or such subsidiaries' operations or activities, past or present, at any location, that would be reasonably likely to give rise to any on-site or off-site remedial obligations imposed on the Company or any of its subsidiaries under any Environmental Laws; (vi) since the effective date of the relevant requirements of applicable Environmental Laws and to the extent required by such applicable Environmental Laws, all hazardous substances and wastes generated by the Company and its subsidiaries have been handled and stored in compliance with Environmental Laws, transported only by carriers authorized under Environmental Laws to transport such substances and wastes, and disposed of only at treatment, storage, and disposal facilities authorized under Environmental Laws to treat, store or dispose of such substances and wastes;
(vii) there has been no exposure of any person or property to hazardous substances or any pollutant or contaminant, nor has there been any release of hazardous substances, or any pollutant or contaminant into the environment by the Company or its subsidiaries or in connection with their properties or operations that could reasonably be expected to give rise to any claim against the Company or any of its subsidiaries for costs, damages or compensation;
(viii) the Company and its subsidiaries have made available to Purchaser or its agents all internal and external environmental audits and studies and all correspondence on substantial environmental matters or liabilities in the possession of the Company or its subsidiaries relating to any of the current or former properties or operations of the Company and its subsidiaries (except that in the case of any written materials for which the Company asserts an attorney client privilege, the Company shall provide Purchaser with a list of such materials and a summary of their contents, and the Company shall cooperate with Purchaser to provide Purchaser with access to such materials if such access can be provided without violation of the attorney client privilege); and (ix) neither the Company nor its subsidiaries are subject to or have entered into any agreement requiring that they pay to, defend, indemnify or hold harmless any person for or against any environmental liabilities and costs other than agreements disclosed in the Company SEC Reports and the Harris Loan. For purposes of this Agreement, the term "Environmental Laws" shall mean any and all laws, statutes, ordinances, rules, regulations, or orders of any Governmental Entity pertaining to health or the environment currently in effect in any and all jurisdictions in which the party in question and its subsidiaries own property or conduct business, including without limitation, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Hazardous Materials Transportation Act, as amended, any state laws implementing the foregoing federal laws, and any similar state laws, and all other federal, state and local environmental conservation or protection laws. For purposes of this Agreement, the terms "hazardous substance" shall mean hazardous substance as defined in CERCLA, petroleum, and any other chemical or material regulated under any Environmental Laws, "release" shall have the meanings specified in CERCLA, and "disposal" shall have the meaning specified in RCRA; provided, however, that to the extent the current laws of the state in which the property is located have established a meaning for "hazardous substance," "release," or "disposal" that is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply.

  Section 6.13 Delaware Law. The Board of Directors of the Company has approved the Tender Offer, the Merger and this Agreement, and such approval is sufficient to render inapplicable the restrictions on business combinations set forth in Section 203 of the GCL, to the Tender Offer, the Merger, this Agreement, the transactions contemplated by this Agreement and any additional acquisitions of the Shares by Purchaser or Acquisition.

  Section 6.14 Inventory; Accounts Receivable. The inventory of the Company and its subsidiaries consists of raw materials, work in process and finished goods and supplies, all of which is merchantable and fit, in all material respects, for the purpose for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged or defective, subject only to the reserve for inventory writedown provided for in the Company's March 31, 1995 financial statements, as adjusted for operations and transactions through the date hereof in accordance with the past custom and practice of the Company and its subsidiaries. All notes and accounts receivable of the Company and its subsidiaries are reflected properly on their books and records in all material respects.

  Section 6.15 Insurance. The Company and each of its subsidiaries are currently insured for reasonable amounts against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured.

  Section 6.16 Properties. Except for liens and encumbrances (a) referred to in the reports described in Schedule 6.16 to the Company Disclosure Schedule,
(b) granted by a subsidiary of the Company to the Company or another subsidiary, (c) granted pursuant to the Harris Loan, or (d) arising in the ordinary course of business and for properties and assets disposed of in the ordinary course of business after June 30, 1994, the Company and its subsidiaries have defensible title or leasehold interest, free and clear of all liens, the existence of which would have a Company Material Adverse Effect, to all their material properties and assets, whether tangible or intangible, real, personal or mixed. All buildings, and all fixtures, equipment and other property and assets which are material to its business on a consolidated basis, held under leases by any of the Company or its subsidiaries are, to the Company's knowledge, held under valid instruments enforceable by the Company or its subsidiaries in accordance with their respective terms. In all material respects, the Company's and its subsidiaries' plant and equipment have been maintained consistently with industry standards and are in good and serviceable condition, reasonable wear and tear excepted.

  Section 6.17 Certain Contracts and Restrictions. The Company SEC Reports or
Schedule 6.17 to the Company Disclosure Schedule list, as of the date of this Agreement, each agreement, contract or commitment (other than any thereof entered into in the ordinary course of business) of a duration in excess of six months to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound pursuant to which the Company or its subsidiaries paid consideration during the previous twelve months in excess of $1,000,000, or which is otherwise material to the financial condition or results of operations of the Company and its subsidiaries, taken as a whole. The Amendment to Ore Purchase Agreement, effective as of June 1, 1995, between Rhone-Poulenc, Inc. and the Company remains in effect and has not been amended or otherwise modified.

  Section 6.18 Information Supplied. Without limiting any of the representations and warranties contained herein, no representation or warranty of the Company set forth herein contains any untrue statement of material fact, or, at the date thereof, omits to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such statements are made, not misleading.

  Section 6.19 Opinion of Financial Advisor. The Company has received the opinion of PaineWebber Incorporated to the effect that, as of August 8, 1995, the consideration to be received by the holders of the Shares (other than stockholders of the Company affiliated with Weiss, Peck & Greer) in the Tender Offer and/or the Merger is fair, from a financial point of view, to such holders.

  Section 6.20 Futures Trading and Fixed Price Exposure. Except as set forth in Schedule 6.20 of the Company Disclosure Schedule and except as contemplated by the Harris Loan, none of the Company or any of its subsidiaries engages in any futures or options trading or is a party to any price swaps, hedges, futures or similar investments.

  Section 6.21 Intellectual Property. Schedule 6.21 to the Company Disclosure Schedule contains a complete list as of the date of this Agreement of all material (i) patents owned or used by the Company or patent applications filed by the Company, (ii) trademarks, service marks, tradenames, Company copyrights, or applications therefor, owned or used by the Company. Schedule
6.21 of the Company Disclosure Schedule lists all officers of the Company who have executed technology rights agreements with the Company. To the Company's knowledge, no patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade secrets, tradenames, copyrights, licenses, inventions, drawings, designs, customer lists, proprietary know how or information or other rights with respect thereto (collectively referred to as "Proprietary Rights"), are necessary to or presently being used in the business of the Company other than those which have been lawfully obtained or applied for; and to the Company's knowledge, the operations of the Company do not in any material respect conflict with or infringe on the rights of any third party. Any person who has asserted that the Company's operations conflict with or infringe upon any of such person's rights, or any Proprietary Rights owned, possessed or used by such other person has been disclosed.

  Section 6.22 Contributions, Etc. The Company annually inquires of at least its executive officers concerning conduct of the business including use of funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activities unlawful payments to foreign or domestic government officials, political parties, or campaigns and no material violation or unlawful activity has been identified.

  Section 6.23 Easements. The business of the Company and its subsidiaries has been operated in a manner that does not violate the material terms of any easements, rights of way, permits, servitudes, licenses, leasehold estates and similar rights relating to real property used by the Company and its subsidiaries in such business (collectively, "Easements") material to such business. All material Easements are valid and enforceable and grant the rights purported to be granted thereby and all rights necessary thereunder for the current operation of such business.

  Section 6.24 Information. Neither (a) the Proxy Statement or Information Statement (other than information provided by Purchaser or Acquisition, as to which no representation is made), nor (b) any information provided by the Company for inclusion in any amendments or supplements to the Offer Documents, nor (c) the Schedule 14D-9 to be filed by the Company in connection with the Tender Offer and any amendments thereof or supplements thereto will contain, at the respective times such documents are filed with the SEC, and, in the case of the Proxy Statement or Information Statement or any amendments thereof or supplements thereto, at the time of the meeting of stockholders to be held in connection with the Merger, if required, or at the time of mailing to stockholders, as the case may be, any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Schedule 14D-9, the Proxy Statement or Information Statement, as the case may be, and any amendments of or supplements to any of the foregoing, will comply as to form in all material respects with the provisions of the Exchange Act.

                                  ARTICLE VII

                                   Covenants

  Section 7.1 Conduct of Business by the Company Pending the
Merger. Subsequent to the date hereof and prior to the Effective Date, unless Purchaser shall otherwise agree in writing or unless the failure to comply with any of the following covenants results from actions by the Board of Directors of the Company which are approved by a majority of the directors appointed by Purchaser pursuant to Section 7.11 hereof and except as otherwise specifically contemplated by this Agreement:

    (a) the businesses of the Company and its subsidiaries shall be conducted only in, and neither the Company nor any of its subsidiaries shall take any action except in, the ordinary and usual course of business.

    (b) the Company shall not

      (i) increase the compensation payable to or to become payable to any director or executive officer, except for increases in salary or wages payable or to become payable in the ordinary course of business and consistent with past practice; (ii) grant any severance or termination pay (other than pursuant to the normal severance policy of the Company or its subsidiaries as in effect on the date of this Agreement) to, or enter into or amend any employment or severance agreement with, any director, officer or employee; (iii) establish, adopt or enter into any new employee Plan or arrangement; or (iv) except as may be required by applicable law and actions that are not inconsistent with the provisions of Section 6.10 of this Agreement, amend, or take any other actions (other than the acceleration of vesting or waiving of performance criteria permitted pursuant to the Plans upon a change in control of the Company) with respect to, any of the Plans;

      (2) declare or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock, except for dividends by a subsidiary to the Company or another subsidiary;

      (3) (i) except as described in Schedule 7.1(b)(3) to the Company Disclosure Schedule, redeem, purchase or otherwise acquire any shares of its or any of its subsidiaries' capital stock or any securities or obligations convertible into or exchangeable for any shares of its or its subsidiaries' capital stock (other than any such acquisition directly from any wholly owned subsidiary of the Company in exchange for capital contributions or loans to such subsidiary), or any options, warrants or conversion or other rights to acquire any shares of its or its subsidiaries' capital stock or any such securities or obligations (except in connection with the exercise of outstanding stock options or Warrants in accordance with their terms); (ii) effect any reorganization or recapitalization; or (iii) split, combine or reclassify any of its or its subsidiaries' capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its or its subsidiaries' capital stock;

      (4) (i) except as described in Schedule 7.1(b)(4) to the Company Disclosure Schedule, issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale (including the grant of any security interests, liens, claims, pledges, limitations in voting rights, charges or other encumbrances) of, any shares of any class of its or its subsidiaries' capital stock (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire any such shares (except as permitted for the issuance of shares upon the exercise of stock options outstanding as of the date of this Agreement) other than (a) the conversion of Voting Common Stock and Nonvoting Common Stock as provided in paragraph 4(D) of Section 2 of
    Article IV of the Company's Certificate of Incorporation, (b) the exercise of the Warrants or (c) the exercise of options under the Stock Option Plans or the Nonemployee Plan; or (ii) amend or otherwise modify the terms of any such rights, warrants or options the effect of which shall be to make such terms more favorable to the holders thereof;

      (5) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person (other than the purchase of assets from suppliers or vendors in the ordinary course of business) in each case which are material, individually or in the aggregate, to the Company and its subsidiaries, taken as a whole;

      (6) sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of its material assets or any material assets of any of its subsidiaries, except for dispositions in the ordinary course of business and consistent with past practice;

      (7) solicit, initiate or knowingly encourage any inquiries, discussions or negotiations with any person (other than Purchaser or Acquisition) concerning any Acquisition Proposal (as defined in Section 9.1(c)) or solicit, initiate or knowingly encourage any effort or attempt by any other person to do, make or seek an Acquisition Proposal or, unless required in order for the Board of Directors of the Company to comply with its fiduciary responsibilities, with a view to pursuing an Acquisition Proposal with such person, engage in discussions or negotiations with or disclose any nonpublic information relating to the Company or any of its subsidiaries to such person or authorize or permit any of the officers, directors or employees of the Company or any of its subsidiaries or any investment banker, financial adviser, attorney, accountant or other representative retained by the Company or any of its subsidiaries to take any such action. The Company shall immediately communicate to Purchaser in writing the terms of any Acquisition Proposal which it may receive;

      (8) adopt or propose to adopt any amendments to its charter or By-Laws, which would alter the terms of its capital stock or would have an adverse impact on the consummation of the transactions contemplated by this Agreement;

      (9) (i) change, in any material respect, any of its methods of accounting in effect at June 30, 1995, or (ii) make or rescind any express or deemed election relating to taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes (except where the amount of such settlements or controversies, individually or in the aggregate, would not have a Company Material Adverse Effect), or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending June 30, 1994, except, in each case, as may be required by Law or U.S. GAAP;

      (10) other than as permitted by the Harris Loan, incur any material obligation for borrowed money or purchase money indebtedness, whether or not evidenced by a note, bond, debenture or similar instrument;

      (11) enter into any material arrangement, agreement or contract with any third party (other than customers in the ordinary course of business) that provides for an exclusive arrangement with that third party or is substantially more restrictive on the Company or substantially less advantageous to the Company than arrangements, agreements or contracts existing on the date hereof unless such arrangement is entered into in the ordinary course of business; or

      (12) agree in writing or otherwise to do any of the foregoing.

  Section 7.2 Stockholders' Meeting and Proxy Statement. Except as provided in
Section 9.1 of this Agreement, the Company shall take all action necessary in accordance with applicable law and its Certificate of Incorporation and By-Laws to convene a meeting of the holders of the shares of Voting Common Stock of the Company as promptly as practicable after the expiration of the Tender Offer to consider and vote upon the adoption of the Merger Agreement, if such stockholder approval is required by applicable law. In connection with any stockholders' meeting, if required, the Company shall prepare and file the Proxy Statement with the SEC and Purchaser shall furnish all information concerning Purchaser and Acquisition as the Company may reasonably request in connection with the preparation of the Proxy Statement. At any stockholders' meeting, Purchaser agrees to vote or cause all of the Shares acquired pursuant to the Tender Offer or otherwise by Acquisition or any affiliate of Purchaser to be voted in favor of the Merger. The Company shall in the Proxy Statement, through its Board of Directors, recommend that the Company's stockholders adopt the Merger Agreement, if such vote is required, except to the extent that the Board of Directors shall have withdrawn or modified its approval or recommendation of the Tender Offer or the Merger Agreement as contemplated by
Section 9.1(c).

  Section 7.3 Certain Filings and Consents. Purchaser, Acquisition and the Company shall (a) cooperate with each other in determining whether any filings are required to be made or consents, approvals, permits or authorizations are required to be obtained under any federal or state law or regulation or whether any consents, approvals or waivers are required to be obtained from other parties to loan agreements or other contracts material to the business of the Company and its subsidiaries taken as a whole in connection with the consummation of the Merger and (b) actively assist each other in making any such filings and obtaining any consents, permits, authorizations, approvals or waivers that are required.

  Section 7.4 Access. Upon reasonable notice, the Company shall, and shall cause each of its subsidiaries to, afford Purchaser and Acquisition, and their respective representatives, full access during normal business hours until the Effective Date to all of its properties, books, contracts, commitments and records (including, but not limited to, tax returns) and, during that period, the Company and each of its subsidiaries shall furnish promptly to Purchaser and Acquisition, and their respective representatives, all information concerning its business, properties, assets, liabilities, operations, financial condition and personnel as Purchaser or Acquisition may reasonably request; except that in the case of all written materials for which the Company asserts an attorney client privilege, the Company shall provide Purchaser with a list of such materials and a summary of their contents, and the Company shall cooperate with Purchaser to provide Purchaser with access to such materials if such access can be provided without violation of the attorney client privilege. Purchaser and Acquisition shall, and shall use their reasonable best efforts to cause their consultants and advisors to, hold in confidence all such information until such time as such information is otherwise publicly available (unless otherwise required to disclose such information by law), and if this Agreement is terminated, Purchaser and Acquisition shall deliver to the Company all documents, work papers and other material obtained by them from the Company pursuant to the terms of this Agreement.

  Section 7.5 Expenses.

  (a) Except as provided in Section 9.2(a) of this Agreement, all Expenses (as defined in Section 7.5(b) hereof) incurred by the parties hereto shall be borne solely and entirely by the party which has incurred such Expenses.

  (b) "Expenses" as used in this Agreement shall include all out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of the Tender Offer, this Agreement, the preparation, printing, filing and mailing of the Offer Documents, the Schedule 14D-1, the Schedule 14D-9, the Proxy Statement, the Information Statement, the solicitation of stockholder approvals and all other matters related to the consummation of the transactions contemplated hereby; provided, however, that "Expenses" shall not include any fees of legal counsel or advisors of any stockholder of any party.

  Section 7.6 Employee Stock Options; Warrant. On or before the Effective Date of the Merger, the Company shall take all steps necessary for all outstanding options granted under the Stock Option Plans and the Nonemployee Plan to be converted by the Merger into the right to receive for each Share covered thereby a cash amount equal to the excess of the Merger Price over the option exercise price. Such amount shall be paid by Purchaser on the Effective Date. On the Effective Date of the Merger, all rights under the Warrants shall be converted by the Merger into the right to receive for each Share covered thereby the right to receive the Merger Price upon payment to the Company of the applicable Warrant exercise price. The Company shall take no action, or allow any action to be taken, or fail to take any action, that would cause or result in any acceleration of exercisability of outstanding options granted under the Stock Option Plans and the Nonemployee Plan.

  Section 7.7 Indemnification and Insurance. The Company shall indemnify and hold harmless, and after the Effective Date, Purchaser and the Surviving Corporation shall indemnify and hold harmless, each present employee, agent, director or officer of the Company and the Company's subsidiaries (the "Indemnified Parties") (a) with respect to any losses, claims, damages, liabilities, costs and expenses, including reasonable attorneys' and expert witness fees, arising out of or pertaining to any action or omission occurring prior to the Effective Date (including any which arise out of or pertain to the transactions contemplated by this Agreement) and (b) as provided in their respective charters or by-laws in effect at the date hereof (to the extent consistent with applicable law), which provisions shall survive the Merger and shall continue in full force and effect for a period of not less than five years from the Effective Date. In the event any claim or claims (a "Claim or Claims") are asserted or made pursuant to the preceding sentence within such five-year period, all rights to indemnification in respect of any such Claim or Claims shall continue until disposition of any and all such Claims. In the event that a claim is asserted against any Indemnified Party with respect to any matter to which the indemnities contained in this section relate, the Indemnified Party shall give prompt written notice to the Surviving Corporation setting forth in reasonable detail the basis for such claim for indemnification. The Surviving Corporation shall have the right, at its election, to take over the defense or settlement of such claim at its own expense by giving prompt notice to that effect to the Indemnified Party. If the Surviving Corporation shall have so assumed the defense of any Claim, the Surviving Corporation shall be authorized to consent to a settlement of, or the entry of any judgment arising from, any such Claim, without the prior written consent of the Indemnified Party; provided, however, that a condition to any such settlement shall be a complete release of the Indemnified Party with respect to such Claim. If the Surviving Corporation does not, within thirty days after receipt of the Indemnified Party's notice of Claim, (x) give such notice to take over the defense of such Claim and proceed to defend the Claim or (y) object to such Claim in writing to the Indemnified Party, then the Indemnified Party shall have the right to undertake the defense of such Claim and the Surviving Corporation shall pay to the Indemnified Party the reasonable fees and expenses of its counsel. The Surviving Corporation shall not be liable for any settlement effected without its consent, which consent shall not be unreasonably withheld. The Indemnified Party shall at all times have the right, at its option and expense, to participate fully in, but not to control, any such defense. Without limiting the foregoing, the Company and, after the Effective Date, the Surviving Corporation, to the extent permitted by applicable law, will periodically advance reasonable expenses as incurred with respect to the foregoing to the fullest extent permitted under applicable law provided the person to whom the expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification. In the event that within five years from the Effective Date the Surviving Corporation shall consolidate or merge with or into any other person or shall transfer all or substantially all of its assets to any person and such person surviving such consolidation or merger or to which such assets shall have been transferred is not a Delaware corporation, the Surviving Corporation shall enter into an agreement pursuant to which such person shall agree to provide indemnification substantially equivalent to that required of the Company hereunder.

  Section 7.8 Employee Benefits. For a period of two years from the Effective Date, Purchaser and the Surviving Corporation agree to honor in accordance with their terms the Company's employee benefit plans, in each case to the extent the same have been delivered or made available to Purchaser for review, provided however that Purchaser or the Surviving Corporation may amend or terminate any such plan at any time after the Effective Date to the extent the amendment or termination is deemed to be necessary or appropriate to comply with the requirements of applicable law.

  Section 7.9 Maintenance of Financing. Purchaser and Acquisition shall at all times have available to them funds sufficient to consummate the Tender Offer and the Merger on the terms contemplated by this Agreement.

  Section 7.10 Resignation of Directors. The Company will obtain the resignations of all of the Continuing Directors of the Company on the Effective Date.

  Section 7.11 Board of Directors. Upon the acquisition of Shares pursuant to the Tender Offer, which, when added together with Shares owned by Purchaser or any of its direct or indirect subsidiaries, equal at least a majority of the then outstanding shares of Voting Common Stock, the Company shall fill any vacancies and increase the size of its Board of Directors as necessary to enable Purchaser to designate at its option a majority of the Company's Board of Directors, and shall cause Purchaser's designees to be so elected and shall mail promptly the information required by Section 14(f) of the Act and Rule 14f-1 promulgated thereunder.

                                 ARTICLE VIII

                                  Conditions

  Section 8.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Date of the following conditions:

    (a) The holders of the Voting Common Stock of the Company entitled to vote shall have duly approved the Merger if required by applicable law.

    (b) No preliminary or permanent injunction or other order by a court of competent jurisdiction which prevents the consummation of the Merger shall have been issued and remain in effect (each party agreeing to use its reasonable best efforts to have any such injunction lifted).

    (c) No action shall have been taken nor shall any statute, rule or regulation have been enacted by the government of the United States or any state thereof that makes the consummation of the Tender Offer or the Merger illegal in any material respect.

    (d) The applicable waiting period under the Hart-Scott-Rodino Act with respect to the transactions contemplated by this Agreement shall have expired or been terminated.

  Section 8.2 Conditions to Obligations of Purchaser and Acquisition to Effect the Merger. The obligations of Purchaser and Acquisition to effect the Merger shall be subject to the fulfillment at or prior to the Effective Date of the following additional conditions:

    (a) The representations and warranties of the Company set forth in
  Article VI shall be true and correct in all material respects on the Effective Date (or on such other date specified in Article VI) with the same force and effect as though made on and as of such date, and Purchaser and Acquisition shall have received a certificate to that effect from the Chief Executive Officer and the Treasurer of the Company.

    (b) All of the covenants and agreements of the Company to be performed or complied with pursuant to this Agreement prior to the Effective Date shall have been duly performed and complied with in all material respects, and Purchaser and Acquisition shall have received a certificate to that effect from the Chief Executive Officer and the Treasurer of the Company.

    (c) Holders of no more than 400,000 Shares, in the aggregate, shall have filed with the Company a written objection to the Merger and made a written demand for payment of the fair value of his shares in the manner permitted by the GCL.

    (d) All of the Continuing Directors of the Company on the Effective Date shall have resigned.

    (e) Since the date of this Agreement, there shall have been no Company Material Adverse Effect; provided, however, that an IRS Notice of Proposed Adjustment (to the extent it relates to specific tax issues regarding the Company's net operating losses that have been raised by the Internal Revenue Service in a written communication referred to in the last sentence of Section 6.11) shall not be considered a Company Material Adverse Effect for this purpose.

    (f) Other than taxes duly paid, withheld or reserved for by the Company, no taxes are payable, or reasonably expected by the Company to be payable, with respect to items or periods covered by the returns and reports referred to in Section 6.11 (whether or not shown on or reportable on such returns or reports or with respect to any period prior to the Effective
  Date), other than any such taxes which would not have a Company Material Adverse Effect.

  Section 8.3 Conditions to Obligation of the Company to Effect the
Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Date of the following additional conditions.

    (a) The representations and warranties of Purchaser and Acquisition set forth in Article V shall be true and correct in all material respects on the Effective Date (or on such other date specified in Article V) with the same force and effect as though made on and as of such date, and the Company shall have received certificates to that effect from the Chief Executive Officer and the Treasurer of Purchaser and the President of Acquisition.

    (b) All of the covenants and agreements of Purchaser and Acquisition to be performed or complied with pursuant to this Agreement prior to the Effective Date shall have been duly performed and complied with in all material respects, and the Company shall have received certificates to that effect from the Chief Executive Officer and the Treasurer of Purchaser and the President of Acquisition.

                                  ARTICLE IX

                       Termination, Amendment and Waiver

  Section 9.1 Termination. This Agreement shall be subject to termination at any time prior to the Effective Date, whether before or after approval by the stockholders of the Company, if required, as follows:

    (a) by mutual consent of Purchaser and the Board of Directors of the Company;

    (b) by Purchaser or the Company if the Merger shall not have been consummated on or before December 15, 1995, which date may be extended by mutual agreement of the Boards of Directors of the Company and Purchaser;

    (c) by the Company if, prior to the Effective Date, the Company, its Board of Directors or its stockholders shall receive a bona fide written proposal or offer from a third party (each an "Acquisition Proposal") relating to:

      (i) the acquisition or purchase of all or substantially all of the assets of, or more than a 50% equity interest (including any Shares theretofore acquired) in the Company;

      (ii) a merger, consolidation or similar business combination with the Company;

      (iii) a tender or exchange offer for the Company conditioned on ownership of more than 50% of the outstanding Shares following such tender or exchange offer;

  and the Board of Directors of the Company determines that it has a duty in the proper discharge of its fiduciary responsibilities under applicable law to consider such other proposal or offer, and then such Board of Directors either (A) accepts such proposal or offer, (B) recommends to the stockholders acceptance of such proposal or offer, or (C) in the case of a tender or exchange offer, takes no position with respect thereto and all conditions (other than terminating this Agreement) of such tender or exchange offer have been satisfied, in which event this Agreement shall be terminated without any liability to the Company or the Company's Board of Directors as a result of such termination other than as set forth in
  Section 9.2(a).

    (d) by Purchaser upon a breach of any material representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement or if any representation or warranty of the Company shall have become untrue and such breach or untruth shall have caused a Company Material Adverse Effect.

    (e) by the Company upon a breach of any material representation, warranty, covenant or agreement on the part of the Purchaser set forth in this Agreement or if any representation or warranty of the Purchaser shall have become untrue and such breach or untruth shall have caused a Purchaser Material Adverse Effect.

  Section 9.2 Break-Up Fee; Effect of Termination.

  (a) If the Agreement is terminated pursuant to Section 9.1(c), the Company shall pay to Purchaser U.S. $4,000,000 in cash. Any payment required to be made pursuant to this Section 9.2(a) shall be made as promptly as practicable but not later than three business days after termination of this Agreement, and shall be made by wire transfer of immediately available funds to an account designated by Purchaser.

  (b) In the event of termination of this Agreement by Purchaser, Acquisition or the Company (other than pursuant to Section 9.1(c)), there shall be no liability under this Agreement on the part of either the Company, Purchaser or Acquisition or their respective officers or directors, except for any breach of the provisions of Section 7.2 and the confidentiality provisions of Section 7.4, and except for any termination pursuant to Section 9.1(d) or (e) as a result of a wilful breach of any representation, warranty, covenant or agreement of Purchaser, Acquisition or the Company contained herein.

  Section 9.3 Amendment. This Agreement may be amended by the parties hereto, by action taken by the respective Boards of Directors of Purchaser, Acquisition and the Company, at any time before or after approval hereof by the stockholders of the Company, but, after any such approval, if required, no amendment shall be made which changes the Merger Price without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

  Section 9.4 Waiver. At any time prior to the Effective Date, the parties hereto, by action taken by the respective Boards of Directors of Purchaser, Acquisition or the Company, may (a) extend, for a reasonable time, the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and
(c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of the party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE X

                              General Provisions

  Section 10.1 Notice of Breach. Each party shall promptly give written notice to the other parties upon becoming aware of the occurrence, or impending or threatened occurrence, of any event which would cause or constitute a breach of any of its representations, warranties of covenants contained or referred to in this Agreement and shall use its reasonable best efforts to prevent or promptly remedy the same.

  Section 10.2 Cooperation. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Merger and the other transactions contemplated by this Agreement. In case at any time after the Effective Date any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and/or directors of Purchaser, Acquisition or the Company shall take, or cause to be taken, all such necessary action. Purchaser shall cause Acquisition to comply with all of Acquisition's obligations hereunder.

  Section 10.3 Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement shall survive the Effective Date of the Merger.

  Section 10.4 Brokers. The Company represents and warrants that, except for its financial advisor, PaineWebber Incorporated, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Tender Offer or the Merger.

  Section 10.5 Entire Agreement. Other than the Confidentiality Agreement, dated February 1, 1995, between the Company and Purchaser, this Agreement contains the entire agreement among Purchaser, Acquisition and the Company with respect to the Tender Offer, the Merger and the other transactions contemplated hereby, and supersedes all prior agreements, understandings, representations, and warranties with respect to the subject matter.

  Section 10.6 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without giving effect to its choice of laws principles).

  Section 10.7 Interpretation; Headings. When a reference is made in this Agreement to subsidiaries of the Company or Purchaser, the word "subsidiaries" means any corporation, partnership, limited liability company or other entity more than 50% of whose outstanding voting securities are directly or indirectly owned by the Company or Purchaser, as the case may be. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

  Section 10.8 Assignment. Purchaser and Acquisition shall have the right (a) to assign to Purchaser or any direct or indirect wholly-owned subsidiary of Purchaser any and all of the rights and obligations of Acquisition or Purchaser under this Agreement, including, without limitation, the right to substitute in Acquisition's place such a subsidiary as one of the Constituent Corporations in the Merger (such subsidiary assuming all of the obligations of Acquisition in connection with the Merger) and (b) to transfer to Purchaser or to one or more directly or indirectly wholly-owned subsidiaries of Purchaser the right to purchase Shares tendered pursuant to the Tender Offer.

  Section 10.9 Separability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

  Section 10.10 Publicity. Except as required by law or the rules of any exchange on which the shares of Purchaser or Company are traded, as long as this Agreement is in effect, neither the Company nor Purchaser shall issue or cause the publication of any press release or other announcement with respect to the Tender Offer, the Merger or this Agreement without the prior consent of the other, which consent shall not be unreasonably withheld.

  Section 10.11 Notices. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by first-class mail, postage prepaid, with return receipt requested, addressed as follows:

  If to Purchaser or Acquisition, to:

    D.E.A. Bower, General Counsel
    10333 Southport Road SW, Suite 426
    Calgary, Alberta T2W 3X6
    Fax # 403-258-5761

  with copies to:

    Thomas A. Richardson
    Holme Roberts & Owen LLC
    1700 Lincoln, Suite 4100
    Denver, CO 80203
    Fax # 303-866-0200

  If to the Company, to:

    Nu-West Industries, Inc.
    3010 Conda Road
    Soda Springs, Idaho 83276
    Attn: Craig D. Harlen
    Fax # 208-547-2550

  with copies to:

    Davis, Graham & Stubbs, L.L.C.
    370 17th Street
    Suite 4700
    Denver, Colorado 80202
    Attn: John L. McCabe, Esq.
    Fax # 303-893-1379

  Section 10.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall constitute one agreement.

  Section 10.13 No Third Party Beneficiaries. No provision of this Agreement is intended to benefit any person other than the parties hereto.

  Section 10.14 Schedules. Inclusion of, or reference to, matters in a schedule to this Agreement does not constitute an admission of what is material or the materiality of such matter.

  In Witness Whereof, Purchaser, Acquisition and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

                                          Agrium Inc.

                                                  /s/ Dorothy E.A. Bower
                                          By: _________________________________
                                            Title: Secretary and General Counsel

                                          Agrium Acquisition Corporation

                                                  /s/ Dorothy E.A. Bower
                                          By: _________________________________
                                            Title: Secretary and Treasurer

                                          Nu-West Industries, Inc.

                                                     /s/ Steven Gampp
                                          By: _________________________________
                                            Title: Vice President

                                   EXHIBIT A

  The capitalized terms used herein have the meanings set forth in the Agreement and Plan of Merger dated as of August 9, 1995 (the "Merger Agreement") to which this Exhibit A is attached.

CONDITIONS OF THE OFFER

  Notwithstanding any other provision of the Tender Offer, Acquisition shall not be required to accept for payment, purchase or pay for any Shares tendered and may terminate or (subject to the terms of the Merger Agreement) amend the Tender Offer or may postpone the acceptance for payment, purchase of or payment for Shares tendered, if before acceptance for payment for any such Shares (whether or not any Shares have theretofore been accepted for payment or paid for pursuant to the Tender Offer) (i) there shall not have been validly tendered and not properly withdrawn pursuant to the Tender Offer at least 60% of the Shares on a fully diluted basis (the "Minimum Condition"),
(ii) any waiting period under the Hart-Scott-Rodino Act applicable to the purchase of Shares pursuant to the Tender Offer shall not have expired or been terminated, or (iii) any of the following shall occur:

    (a) Any representation or warranty of the Company in the Merger Agreement shall have been untrue or incorrect in any material respect as of the date of the Merger Agreement and the date of consummation of the Tender Offer with the same force and effect as though made on and as of the date of consummation of the Tender Offer, or there has been a breach by the Company of any covenant or agreement set forth in the Merger Agreement which breach shall not be remedied within five days (or by the Expiration Date if sooner) of written notice specifying such breach in reasonable detail and demanding that same be remedied (except where such failure to be true and correct or such breach would not reasonably be expected to have a Company Material Adverse Effect).

    (b) There shall be any action taken, or any statute, rule, regulation, decree, order or injunction promulgated, enacted, entered into or enforced by any state, federal or foreign government or governmental agency or authority or by any court (domestic or foreign) that would (i) make the acceptance for payment of, the payment for, or the purchase of, some or all of the Shares by Acquisition illegal or otherwise prohibit consummation of the Tender Offer or the Merger, (ii) prohibit the ability of Acquisition, or render Acquisition unable, to accept for payment, pay for or purchase some or all of the Shares in a manner that is adverse in any material respect to the transactions contemplated by the Tender Offer or the Merger,
  (iii) require the divestiture by Purchaser, Acquisition or the Company or any of their respective subsidiaries of all or any material portion of the business, assets or property of any of them or any Shares, or impose any material limitation on the ability of any of them to conduct their business and own such assets, properties and Shares, (iv) impose material limitations on the ability of Acquisition or Purchaser to acquire or hold or to exercise effectively all rights of ownership of Shares, including, without limitation, the right to vote any Shares purchased by Acquisition on all matters properly presented to the stockholders of the Company or (v) impose any material limitations on the ability of Purchaser or Acquisition or any of their respective subsidiaries effectively to control in any material respect the business or operations of the Company and its subsidiaries.

    (c) Since the date of the Merger Agreement there shall have been a Company Material Adverse Effect.

    (d) The Merger Agreement shall have been terminated in accordance with its terms.

    (e) The Company's Board of Directors shall have withdrawn, modified or amended in any respect materially adverse to Purchaser or Acquisition its recommendation of the Tender Offer and the Merger or resolved to do so.

                                                                        ANNEX I

INVESTMENT BANKING DIVISION

PaineWebber Incorporated
1285 Avenue of the Americas
New York, NY 10019
212 713-2000
                                                                    PAINEWEBBER

                                                                 August 8, 1995

Board of Directors
Nu-West Industries, Inc.
3010 Conda Road
Soda Springs, ID 83276

Gentlemen:

  Nu-West Industries, Inc. (the "Company") proposes to enter into an Agreement and Plan of Merger (the "Agreement") with Agrium Inc. ("Agrium") and Agrium Acquisition Corporation, a wholly owned indirect subsidiary of Agrium ("Acquisition"). Pursuant to the Agreement: (i) Acquisition will make a tender offer (the "Offer") for all of the outstanding shares of voting and non-voting common stock, par value $.01 per share ("Common Stock") of the Company at $10.50 per share in cash (the "Consideration") and (ii) following completion of the Offer, each issued and outstanding share of Common Stock (other than shares owned by Agrium, Acquisition or any direct or indirect subsidiary of Agrium and shares held by parties perfecting dissenters' rights) will be converted in a merger (the "merger" and, together with the Offer, the "Transaction") solely into the right to receive the Consideration.

  You have asked us whether or not, in our opinion, the Consideration to be received in the Transaction by the holders of the Common Stock is fair, from a financial point of view, to such holders (other than holders that are affiliates of Weiss, Peck & Greer).

  In arriving at the opinion set forth below, we have among other things:

  (1) Reviewed, among other public information, the Company's Annual Reports, Forms 10-K and related financial information for the five fiscal years ended June 30, 1994 and the Company's Form 10-Q and the related unaudited financial information for the nine months ended March 31, 1995;

  (2) Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets and prospects of the Company furnished to us by the Company;

  (3) Conducted discussions with members of senior management of the Company concerning its businesses and prospects;

  (4) Reviewed the historical market prices and trading activity for the voting Common Stock and compared such price and trading history with that of certain other publicly traded companies which we deemed relevant;

  (5) Compared the financial position and operating results of the Company with those of certain other publicly traded companies which we deemed relevant;

  (6) Reviewed the proposed financial terms of the Transaction and compared such terms with the financial terms of certain other business combinations which we deemed relevant;

  (7) Reviewed a draft of the Agreement in the form presented to the Board of Directors of the Company;

  (8) Reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as we deemed appropriate, including our assessment of general economic, market and monetary considerations.

  In preparing our opinion, we have relied on the accuracy and completeness of all information that was publicly available or supplied or otherwise communicated to us by the Company and we have not independently verified such information. We have assumed that the financial forecasts examined by us were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the Company as to the future performance of the Company. We have not undertaken, and have not been provided with, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company and have assumed that all material liabilities (contingent or otherwise, known or unknown) of the Company are as set forth in the Company's consolidated financial statements. In connection with our engagement, we were requested to and did solicit third party indications of interest in acquiring the Company. Our opinion is based upon the regulatory, economic, monetary and market conditions existing on the date hereof.

  Our opinion is directed to the Board of Directors of the Company and does not constitute a recommendation to any holder of Common Stock as to whether or not such holder should tender his or her shares pursuant to the Offer or approve the Merger. This opinion does not address the relative merits of the Transaction and any other potential transactions or business strategies discussed by the Board of Directors of the Company.

  This opinion has been prepared solely for the use of the Board of Directors of the Company and shall not be reproduced, summarized, described or referred to or given to any other person or otherwise made public without the prior written consent of PaineWebber Incorporated; provided, however, that this letter may be reproduced in full in the Schedule 14D-9 relating to the Offer.

  PaineWebber Incorporated is currently acting as financial advisor to the Company in connection with the Transaction and will receive a fee upon delivery of this opinion and upon consummation of the Offer. We may provide financial advisory or other investment banking services to Weiss, Peck & Greer or its affiliates in the future.

  In the ordinary course of our business, we may actively trade the securities of the Company and Agrium for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions in such securities.

  On the basis of and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be received in the Transaction by the holders of Common Stock is fair, from a financial point of view, to such holders (other than shareholders that are affiliates of Weiss, Peck & Greer).

                                          Very truly yours,

                                          PAINEWEBBER INCORPORATED

                                                                       CONFORMED
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                   ---------

                                   FORM 10-K

[X] Annual report pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 (Fee Required) for the fiscal year ended JUNE 30, 1995 or

[ ] Transition report pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 (No Fee Required) for the transition period from __________ to __________

                         Commission file number 0-17399

                            NU-WEST INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

      a Delaware corporation                              82-0415557
  (State or other jurisdiction of                      (I.R.S. Employer
   incorporation or organization)                     Identification No.)

 8400 East Prentice Avenue, Suite 1320
         Englewood, Colorado                                 80111
(Address of principal executive offices)                   (Zip Code)

       Registrant's telephone number, including area code: (303) 721-1396

          Securities registered pursuant to Section 12(b) of the Act:

                                             Name of Exchange
                Title of Each Class        on Which Registered
                -------------------        -------------------
                        None                       None

          Securities registered pursuant to Section 12(g) of the Act:

            Common Stock ($.01 par value)       NASDAQ Stock Market
      Class A Preferred Stock ($100 par value)  NASDAQ Stock Market

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                             Yes   X      No
                                 -----       -----

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this
Form 10-K.   [X]


Based on the NASDAQ Stock Market closing sales price as of July 31, 1995, the aggregate market value of the Common Stock held by non-affiliates of the registrant was approximately $42.5 million.

As of July 31, 1995, there were approximately 8,086,363 shares of the registrant's Common Stock outstanding.

Documents Incorporated by Reference
-----------------------------------

None
================================================================================

                         TABLE OF CONTENTS TO FORM 10-K

                                                                            PAGE
                                                                            ----
                                     PART I

ITEM 1.    BUSINESS........................................................    1
           Introduction and Overview.......................................    1
           The Fertilizer Market...........................................    3
           Principal Products..............................................    4
           Sales and Marketing.............................................    6
           Competition.....................................................    7
           Existing Mining Operations......................................    7
           Manufacturing Process and Raw Materials.........................   10
           Environmental Matters...........................................   11
           NuTec Mineral and Chemical Company..............................   12
           Employees.......................................................   13

ITEM 2.    PROPERTIES......................................................   14

ITEM 3.    LEGAL PROCEEDINGS...............................................   15

ITEM 4.    SUBMISSION OF MATTERS TO A VOTE OF SECURITY
           HOLDERS.........................................................   16


                                    PART II

ITEM 5.    TRADING MARKET FOR COMMON STOCK AND DIVIDEND
           POLICY..........................................................   17

ITEM 6.    SELECTED CONSOLIDATED FINANCIAL DATA............................   19

ITEM 7.    MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
           CONDITION AND RESULTS OF OPERATION..............................   20
           General.........................................................   20
           Results of Operation............................................   21
           Acquisitions and Dispositions...................................   23
           Liquidity and Capital Resources.................................   24
           Changing Prices and Inflation...................................   28

ITEM 8.    FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.....................   30

ITEM 9.    CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

                                      (i)


           ACCOUNTING AND FINANCIAL DISCLOSURE.............................   31


                                    PART III

ITEM 10.   DIRECTORS AND EXECUTIVE OFFICERS OF THE
           REGISTRANT......................................................   32

ITEM 11.   EXECUTIVE COMPENSATION..........................................   34

ITEM 12.   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
           AND MANAGEMENT..................................................   43

ITEM 13.   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..................   46


                                    PART IV

ITEM 14.   EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND
           REPORTS ON FORM 8-K.............................................   47

                                      (ii)

                                     PART I

ITEM 1.  BUSINESS


INTRODUCTION AND OVERVIEW

Nu-West Industries, Inc. (the "Company") is engaged in the production and sale of concentrated, phosphate-based fertilizer products for markets primarily in western North America. All references to a "fiscal" year are to the twelve month period ended June 30 of that year.

On August 10, 1995 the Company and Agrium Inc. announced that they have entered into a definitive merger agreement (the "Merger Agreement") which provides for the acquisition of the Company by Agrium. Under the terms of the Merger Agreement, a subsidiary of Agrium is making a tender offer to purchase all of the outstanding common stock of the Company at $10.50 per share in cash. The tender will expire on September 14, 1995 unless extended. As soon as practical following the tender offer, the Agrium subsidiary will merge into the Company, and each remaining share of the Company's common stock will be converted into the right to receive $10.50 per share in cash. See Item 7 "Liquidity and Capital Resources - Other" for further information.

The Company owns fertilizer manufacturing facilities located near Soda Springs, Idaho (the "Conda Plant") and through fiscal 1994 conducted phosphate ore mining and milling operations through a general partnership (the "Conda Partnership"). The Company was formed in July 1987 for the purpose of acquiring the Conda Plant and a 50% interest in the Conda Partnership from bankruptcy proceedings relating to Beker Industries Corp. ("Beker"). As part of that purchase transaction, the Company succeeded to substantial tax net operating loss carryforwards available to Beker. The Company acquired the other 50% interest in the Conda Partnership in July 1992.

The Company's production and marketing strategy emphasizes the liquid fertilizer product Super Phosphoric Acid ("SPA"). The Company services a diverse base of agricultural customers geographically dispersed across the western portion of North America, and is perceived as a high quality manufacturer of liquid fertilizer products while maintaining a price competitive position. The Company believes it has an approximate 40% share of the SPA market and an approximate 30% share of the total phosphate fertilizer market in its market area. Total fertilizer customers number in excess of 200, although sales to only one exceeded 10% of total product sales for fiscal 1995. The Company benefits from its close proximity to certain raw materials used in its production processes, including phosphate ore, sulfur, and sulfuric acid.

The Company has emerged from a period marked by liquidity problems and a significant increase in long-term debt as the result of a failed expansion strategy into the export market by previous management in 1988, the bankruptcy of a subsidiary of the Company in 1990, and product prices throughout the phosphate ferilizer industry which reached historic low levels in 1993. During this period, the Company refocused its efforts around the Conda Plant, which has historically been a profitable operation. The combination of product cost reductions and a strong industry-wide fertilizer price recovery beginning in 1994 has led to substantial gains in profitability and cash flow for the Company.

In fiscal 1994, the Company refinanced its long-term debt as part of a Recapitalization Plan approved by a vote of its shareholders in October 1993. The Recapitalization included the refinancing of a significant portion of the Company's outstanding debt to longer maturities, the conversion of certain existing debt from a senior secured to a junior unsecured position with no current payment of interest, and the issuance of warrants to acquire approximately 58% of the Company's common stock on a fully diluted basis. The Recapitalization was completed on November 2, 1993.

The Recapitalization allowed the Company to make significant improvements to its operating cost structure. Until November 1993, the Company operated its own phosphate ore mining operation through the Conda Partnership, which has the rights to approximately 60-70 million tons of proven ore reserves, sufficient for nearly 40 years of operations at present ore consumption rates. In fiscal 1994, the Company entered into a seven year purchase agreement with Rhone-Poulenc Basic Chemicals Company, a division of Rhone-Poulenc, Inc. ("RP") to purchase phosphate ore from a 20-year deposit owned by RP near the Conda Plant (the "RP Agreement").

The RP Agreement provides the Company with higher grade ore at a substantially lower cost than the Company could obtain from its own reserves. These savings are due primarily to less costly mining operations resulting from the geologic formation of the RP reserves, and production efficiencies at the Conda Plant which result from the higher concentration of phosphate ("P\\2\\0\\5\\") in the RP ore relative to the Company's own reserves. The Company will retain its existing reserves for development in future years. In June 1995, the RP Agreement was extended for an additional five years through 2005.

In July 1994, the Company entered into an agreement with Kennecott Utah Copper Corporation ("Kennecott") for the purchase of sulfuric acid beginning in fiscal 1996 (the "Kennecott Agreement"). This purchase contract will replace the production from a sulfuric acid facility at the Conda Plant which is being phased-out. See Item 7, "Liquidity and Capital Resources" for further information.

A one-for-six reverse stock split was proposed by the Company and approved by its shareholders in November 1994. The stock split became effective at the close of business on December 9, 1994 and the number of authorized shares of common stock was reduced to 16,666,667.

In March 1995, the Company disclosed that it had retained PaineWebber Incorporated to assist it in exploring alternatives for enhancing long-term shareholder value. Alternatives to be considered included, but were not limited to, strategic relationships with other fertilizer producers and customers, the sale or merger of the Company, or the continuation of the Company's current business plan of internal growth. The result was the Merger Agreement.

On August 3, 1995, the Company completed the refinancing of substantially all of its long-term debt, including all of the senior secured, senior unsecured and junior unsecured debt incurred during the 1993 Recapitalization. The new credit facility results in a lower blended interest rate and estimated savings in fiscal 1996 of approximately $2.6 million in interest expense based on current interest rates and loan balances. See Item 7, "Liquidity and Capital Resources" for further information.

The Company's manufacturing and certain administrative offices are located near Soda Springs, Idaho. The Company's marketing and executive offices are located at 8400 East Prentice Avenue, Suite 1320, Englewood, Colorado, 80111. The telephone number is (303)721-1396.


THE FERTILIZER MARKET

Phosphate fertilizer production capacity of U.S. producers is estimated to be approximately 12 million tons per year of P\\2\\O\\5\\ equivalent, with the majority of the domestic production capacity located in the Gulf Coast states and in North Carolina. Approximately 925,000 tons per year of P\\2\\O\\5\\ equivalent are produced at three facilities in the western United States. The Conda Plant has a phosphoric acid production capacity of approximately 300,000 tons per year of P\\2\\O\\5\\ equivalent. Currently, it is estimated that 55-60% of U.S. production, on a P\\2\\O\\5\\ equivalent basis, is exported. Other than sales to customers in Canada and Mexico, which accounted for approximately 14% of the Company's fiscal 1995 gross sales revenues, the Company did not export any of its fertilizer products.

The western North American phosphate fertilizer market is highly dependent on the agricultural economy, particularly the size of annual crop plantings, weather conditions, USDA and other government farm programs, and disposable farm income levels. Export demand for U.S. phosphate products also plays a major role in the supply available for and the product price in the domestic fertilizer market. Various unfavorable combinations of these factors during recent years resulted in price volatility and generally lower prices. Closer proximity to sources of certain raw materials, the ability to diversify product mix and the emphasis by the Company on the production and sale of liquid fertilizer products have, among other factors, moderated the effect of the cyclicality of the domestic fertilizer business on the Conda Plant's operations. Average prices received by the Company for products in its market area tend to follow the relative movement of prices received in the U.S. Gulf Coast region. However, freight differentials and other geographical factors result in generally higher costs and average product prices in the western U.S.

Prices for phosphate fertilizer products dropped to twenty-year low levels industry-wide during fiscal years 1992 and 1993. India and China, which historically accounted for well over half of U.S. phosphate export activity, determine to a large extent the level of export demand. Currency instability in China and political uncertainty regarding fertilizer subsidies in India resulted in a substantial reduction in demand for phosphate products from the U.S. during fiscal years 1992 and 1993. Adding further to the world-wide imbalance in supply and demand was significantly reduced consumption of fertilizer by the former Soviet Union and Eastern European countries as a result of difficulties
related to conversion of those economies to free market systems.   Industry
consolidation during this period significantly reduced the number of U.S. producers, and some curtailment in production output has followed. Beginning in the fall of 1993 a price recovery resulted from the combination of this reduced production output and improved export demand, largely from China. However, the volatility of the market has historically frustrated attempts to predict with accuracy future pricing trends.

Extremely wet weather patterns in the western and central U.S. during the peak fertilizer consumption period of March and April 1995 resulted in lower than anticipated application rates and relatively high inventories at the conclusion of the spring season. Prices remained relatively stable, however, during the spring season and did not decline significantly until the normal off-season summer months. Price declines were more pronounced with liquid phosphate products than with dry granular products due to limited industry-wide storage capacity and shorter shelf life; dry granular fertilizer is more easily stored for longer durations. Sales volumes of liquids have also declined in early fiscal 1996 due to carryover inventories from the spring season.


PRINCIPAL PRODUCTS

Phosphate fertilizers provide phosphorus, one of the three primary plant nutrients required by plant life. The other two primary nutrients are nitrogen and potassium. Phosphate fertilizer products which are made with ammonia also provide nitrogen. The principal applications of phosphate fertilizers are in the production of corn, wheat, soybeans, barley, cotton, and other small grain crops, fruits and vegetables. Phosphate rock, sulfur and anhydrous ammonia are the primary raw materials for the production of ammonium phosphate fertilizers. Phosphate rock is combined with sulfuric acid to produce phosphoric acid which is then either (i) combined with anhydrous ammonia to produce various dry granular fertilizers that are differentiated by their NPK content (% nitrogen-% phosphorus-% potassium), including DAP (18-46-0), MAP (11-52-0) and 16-20-0, or
(ii) concentrated to produce liquid fertilizer products containing no nitrogen and 52% to 72% P\\2\\O\\5\\. Generally, a product with a higher P\\2\\O\\5\\ content sells for a higher price per unit. The Conda Plant produces multiple products and alters its product mix to meet the changing requirements of its customers. The following is a brief description of the products manufactured at the Conda Plant.

       Super Phosphoric Acid
       ---------------------

The manufacture of liquid SPA accounts for approximately 50% of the Company's total production volume and sales, and a substantially higher percentage of its gross profits. SPA is produced by concentrating phosphoric acid to a level of 68-72% P\\2\\O\\5\\. Because of its unique chelating and suspending properties, which allow impurities to remain dissolved, SPA has few substitutes as a liquid fertilizer, and is the highest margin product currently manufactured by the Company. The use of liquid fertilizer as a percentage of total phosphate fertilizers applied in the domestic U.S. market has grown steadily over the past few years, due to its agronomic, economic and ecologic advantages. SPA is not an end use fertilizer but is upgraded, mixed or blended with other liquid nutrients, pesticides and/or herbicides before it is applied. As a liquid, it allows for easy and precise application to crops, which makes more nutrient available for use by the plant, and can be injected below the soil in minimum-till or no-till programs to prevent leaching into waterways.

The customers for SPA are diverse and consist of large wholesalers such as cooperatives and grain companies, and many smaller independent distributors. The principal factors in the SPA customer purchase decision are price, dependability of supply and quality. Phosphate solution products are primarily used for corn, wheat, alfalfa and soybeans; however, the properties and ease of application allow for use on other row crops such as lettuce, strawberries and cotton.

The Conda Plant has a current production capacity for SPA of approximately 175,000 P\\2\\0\\5\\ tons annually. This represents approximately 55% to 60% of the Conda Plant's phosphoric acid capacity. The remaining capacity is used to produce dry granular fertilizer products.

     Merchant Grade Acid
     -------------------

Merchant Grade Acid ("MGA"), is produced by concentrating phosphoric acid to a level of 52% P\\2\\O\\5\\. Like SPA, MGA contains no nitrogen and is generally diluted and mixed with other nutrients before application. The characteristics of MGA are similar to those of SPA, but because of certain processing and storage requirements the capacity to produce MGA is currently limited to approximately 14,000 P\\2\\0\\5\\ tons per year.

     Dry Granular Products
     ---------------------

Dry granular products manufactured at the Conda Plant are commodities and consequently are very price sensitive in the market place. The customers for these dry products are more diverse than for liquid products, and they range from large cooperatives to small retail stores. The uses for dry granular fertilizer are varied, and they can be applied to many different crops including corn, wheat, vegetables, rice and grasses.

The major dry granular fertilizer products manufactured by the Company are:

     . Diammonium Phosphate ("DAP" or 18-46-0); DAP is the most common granular phosphate fertilizer product manufactured by domestic producers, and as much as 70% of total U.S. production of DAP is exported.

     .  Mono-ammonium Phosphate ("MAP" or 11-52-0)

     .  Ammonium Phosphate (16-20-0)


SALES AND MARKETING

The Company's customers include retailers, distributors, producers and others who purchase in bulk for use or resale, before or after blending with other fertilizer materials. The Company also enters into a limited number of exchange agreements with other domestic producers whereby the parties trade equivalent quantities of products for delivery by each other to or for the account of the other. The Company's products are distributed by rail and, to a lesser extent, by truck.

The Company's sales and inventory levels follow the seasonal trends of the fertilizer business. Periods of heavy crop planting in the spring and fall seasons result in relatively higher sales and receivables, while early summer and winter generally reflect a build-up of product inventory. The Company's emphasis on liquid fertilizers somewhat mitigates the seasonality of sales with relatively constant demand as dealers refill storage tanks on a year-round basis. Limited storage life and capacity for these liquids results in a greater need to sell and ship product throughout the year than for dry granular fertilizers, which can be stockpiled and moved between producers, dealers and end-users more readily as needed. Receivables are typically on fifteen to thirty-day terms in the western U.S. market, although variations can occur based on competitive conditions. The Company's credit policies are generally in line with those of its competitors. The Company has had no substantial bad trade debts.

Due largely to the seasonal nature of the fertilizer business, working capital requirements vary significantly through the year. The Company's needs are generally greatest in late summer and fall due to the seasonality described above as well as the timing of the annual maintenance campaign at the Conda Plant and the ore mining schedule. Production is halted for approximately two weeks each summer for an annual refurbishment or "turnaround" of plant facilities at a time when fertilizer sales demand is low. Mining activity is at a peak during the summer months with the largest build-up of ore inventory occurring in the fall season as delivery of ore to the Conda Plant is concluded prior to the onset of winter weather.

Sales to Cenex/Land O'Lakes, Inc. constituted 17% and 16% of product sales during the fiscal years 1995 and 1994, respectively. No other customer accounts for more than 10% of the Company's aggregate revenues. The Company does not believe that the loss of any individual customer would have a material adverse impact on its consolidated operating results or financial condition. The Company's sales force consists of five field salesmen, three officers in charge of sales and a sales support staff of two based in Denver.

During fiscal years 1995, 1994, and 1993 approximately $14.0, $13.1, and $12.1 million of sales, respectively, were export sales to Canadian and to a lesser extent Mexican customers. Sales to Mexico have declined due largely to Mexico's internal economic difficulties and are not considered a material portion of the Company's sales.


COMPETITION

The phosphate fertilizer business is intensely competitive. Certain of the Company's principal competitors have greater available resources than the Company and are less dependent on phosphate-based fertilizer sales. Certain of these competitors may be at an advantage to the extent that they own, control or have access to sources of supply for raw materials at a lower cost than is available to the Company.

The relative cost of transportation of raw materials and finished product to manufacturing facilities and markets is also an important competitive factor. The Company's principal marketing area includes the United States west of the Mississippi River, the southern portions of the Canadian provinces of Alberta, Saskatchewan and British Columbia, and the northwestern Mexican states of Sonora and Sinaloa. As a result, the operations of the Conda Plant are, to some extent, insulated from competitors located outside western North America because of the cost of transporting finished products from Gulf Coast manufacturing
facilities to the principal markets served by the Company.   The lack of an
inland waterway to provide barge transportation into the Company's market area from Gulf Coast and other eastern phosphate manufacturing facilities requires more expensive rail and truck freight over relatively long distances and often mountainous terrain.

The Company's most direct competitors are the J.R. Simplot Company ("Simplot") operations located in Pocatello, Idaho, and SF Industries, a joint venture between Simplot and Farmland Industries, which owns a production facility located near Rock Springs, Wyoming. It is estimated that the total phosphate fertilizer demand within the western U.S. significantly exceeds the production capacity of the three western producers which is estimated at 925,000 tons per year of P\\2\\0\\5\\ equivalent. The Company has, and it believes that its direct competitors also have, been operating at maximum effective production capacity for the past five years, and will likely continue to do so.


MINING OPERATIONS

The Company began to receive phosphate ore under the RP Agreement in March 1994. The phosphate ore mined by RP contains higher quality ore with substantially lower overburden removal requirements than found in other known reserves in southeastern Idaho, including those owned by the Company. The Company realized significant annual production cost savings in fiscal 1995 by purchasing phosphate ore under the RP Agreement versus the estimated cost of mining its own reserves, and expects similar or greater benefits in future years.

The RP Agreement was contingent on the Company's ability to obtain and make available to RP approximately $13.3 million of mobile mining equipment. In November 1993, the Company entered into a five-year lease financing arrangement with Caterpillar Financial Services Corp. ("Caterpillar") providing for the necessary mining equipment. The equipment is subleased by the Company to RP on payment terms equivalent to those between the Company and Caterpillar. RP may cancel the sublease if the Company fails to take ore or make timely payment for ore received under the RP Agreement.

The terms of the RP Agreement provide that the Company will not be required to take a minimum annual tonnage of ore and may mine its own ore reserves, but will be responsible for idle leased equipment costs resulting from a reduction in the Company's purchase requirements below 1.6 million tons per year. The Company may not purchase more than 1.6 million tons per year without the consent of RP and must give six months' notice of reductions in its ore purchase requirements. The Company has constructed a new haul road and ore loading system at the RP mine site. Construction is also nearly completed of an equipment maintenance shop at that location at a total cost of approximately $2.2 million.

Payment for delivery of ore will be based on the actual cost of mining by RP plus 50% of the net savings recognized by RP and the Company as a result of the RP Agreement. RP is prohibited from selling its ore reserves without assumption of the RP Agreement by any purchaser. Part of the mining cost paid by the Company will be the cost of reclamation of mined acreage based on cost estimates as the ore is mined, with subsequent adjustments for actual expenditures as required. RP will be responsible for all reclamation work and has indemnified the Company against environmental exposure at the mine.

In June 1995, RP notified the Company of its intent to mothball its elemental phosphate processing facilities in Montana and cease taking ore from the mine for its own account. An amendment to the RP Agreement executed in July 1995 allows RP to resume taking ore with ninety days notice although no such action is anticipated in the foreseeable future. The Company's ore requirements have exceeded 80% of the total output of the mine since March 1994 and no material cost or operational disadvantage is expected as a result of the cessation of deliveries to RP. RP also provided notice of termination to a contractor engaged in ore hauling services at the mine. Existing equipment will allow RP to haul ore for the Company without the use of a contractor and should result in increased savings.

The Company purchased phosphate rock from the Conda Partnership from the time the Company acquired the Conda Plant and a 50% interest in the Conda Partnership in July 1987 until November 1993, when mining ceased at the Conda Partnership mine. On July 14, 1992, the Company purchased 100% of the common stock of Western Cooperative Fertilizers (U.S.) Inc. ("WCF(US)"), a previously unaffiliated entity which owned the other 50% interest in the Conda Partnership. The transaction effectively gave the Company complete ownership of the Conda Partnership, and thereby control of significant phosphate ore reserves in southeastern Idaho and the processing facilities adjacent to the Conda Plant. The name of WCF(US) has been changed to Nu-West Mining, Inc. ("Nu-West Mining"). Effective July 1, 1994, all assets of the Conda

Partnership were transferred to either Nu-West Mining or the Company, and the Conda Partnership has been dissolved.

The Company currently has an estimated 60-70 million tons of proven reserves, which are located on lands leased primarily from federal and state governments under long-term leases. Some of the leases are subject to renegotiation of certain terms at varying times over the next 16 years, including terms concerning the amount of royalty fees, penalties for failure to conduct sufficient mining operation and reclamation requirements. None of these leases require the commencement of mining operations during their term, and the Company anticipates renewals without material modifications.

With the exception of the Company's first mining season in 1987, which was shortened because of the late season startup of the Conda Plant, the Conda Partnership mined and delivered approximately 1.5 to 1.9 million tons per year through 1992. Approximately 1.2 million tons were mined during the 1993 mining season and an additional 400,000 tons were purchased from RP. The Company purchased 1.9 million tons from RP in 1994 and anticipates the purchase of a similar tonnage in the 1995 mining season. The Company does not foresee any mining operation of its own leased reserves during the remaining term of the RP Agreement.

The mining operations must meet certain reclamation requirements mandated by the Bureau of Land Management and the U.S. Forest Service. These requirements include controlling overburden disposal, backfill and reseeding. In July 1992, the Company received the 1991 Idaho Outstanding Achievement for Excellence in Reclamation for its Mountain Fuel mine from the State of Idaho and cooperating federal agencies. This award is given annually to the Idaho mining operation which, in the opinion of the state and federal agencies which have oversight in mine operation and reclamation activities, exceeds guidelines for mine site reclamation. The Company has complied with agency requirements for cash bonding to complete future reclamation of previously mined properties.

Mining operations at the existing reserves of the Conda Partnership had been carried out by a third party general contractor (the "General Contractor") since inception of the Conda Partnership. The contract required the Conda Partnership to mine a minimum amount of phosphate ore each year, or pay the General Contractor a negotiated price adjustment. In addition, the Company and the Conda Partnership were required to use the General Contractor for all mining activity on its leases through 1997.

On November 30, 1993, the Company and the Conda Partnership executed an Ore Requirement Reduction Settlement Agreement with the General Contractor providing for an extension of the mining contract through December 31, 2007 and the payment of $1,000,000 to the General Contractor. In return, the annual minimum ore requirement under the mining agreement was reduced to a minimal amount. On August 9, 1994, the Company executed a Work Reduction and Buy-Out Settlement Agreement to eliminate the minimum ore requirement, reduce the term to 2005, eliminate a requirement to use the General Contractor for ore handling functions at the Conda Plant and for certain other modifications to the contract. The Company has made a payment to the General Contractor of $100,000 for the further modification of the contract and expects to save $1.0-1.5 million annually as a result of these changes.

The Company currently has a completed mine plan, approved by government agencies, to mine an estimated six million tons of phosphate ore from its North Maybe Extension lease. This reserve would be the next lease to be developed. Approximately $2-3 million in capital expenditures and approximately six months time would be required to construct roads, power lines and loading facilities. The normal progression to this property has been postponed as a result of the RP Agreement.

The Company has complied in the past with federal lease terms, which include minimum royalty payments and other conditions and believes it will continue to do so in the future. After the stipulated renewal dates, the United States Department of Interior has the right to reasonably readjust the lease terms and conditions. Based on past experience, the Company presently believes that it will be successful in renewing its leases.


MANUFACTURING PROCESS AND RAW MATERIALS

The Company benefits from its close proximity to sources of phosphate rock, sulfuric acid, and sulfur, the principal raw materials used in its manufacturing process. Phosphoric acid is produced through the acidulation of ground phosphate rock with sulfuric acid, water and recycled phosphoric acid in reaction tanks. The sulfuric acid reacts with the phosphate slurry to produce liquid phosphoric acid and solid gypsum crystals composed of calcium sulfate, which are physically separated. The phosphoric acid is concentrated in steam evaporators, and used as feedstock in the fertilizer production process, and the gypsum crystals are impounded. The phosphoric acid is then either (i) combined with anhydrous ammonia to produce various dry granular fertilizers, or (ii) further concentrated to produce liquid fertilizer products containing no ammonia.

The sulfuric acid used in the process is either manufactured by the Company from elemental sulfur or is purchased from third party sources. Approximately 20% of the sulfuric acid utilized at the Conda Plant is currently purchased from Kennecott. All of the Company's requirements for sulfur are purchased from unaffiliated third parties who extract the sulfur as a by-product of natural gas production in western Wyoming.

The Company purchases sulfur primarily under short term contracts with terms of one year and generally based on the market price of sulfur at the beginning of each calendar quarter. The market price for sulfur has increased by 68% in fiscal 1995 over the previous fiscal year in conjunction with the recovery in phosphate fertilizer prices. Supply and demand currently appear to be relatively balanced and the Company presently expects only moderate sulfur price increases in fiscal 1996.

The Company's requirements for ammonia are purchased from unaffiliated third parties, are contracted for a year at a time, and are subject to periodic market price adjustments. Prices increased in fiscal 1995 as a result of greater demand for nitrogen fertilizers and reduced production of ammonia but have stabilized recently due to lower demand during the spring planting season resulting from wet weather conditions.

On July 28, 1994, the Company entered into the Kennecott Agreement for the purchase of 300,000 tons of sulfuric acid per year to replace the output of the older of the two sulfuric acid facilities currently operating at the Conda Plant. Shut down of the older sulfuric acid plant will significantly reduce sulfur dioxide ("SO\\2\\") emissions as proposed to the U.S. Environmental Protection Agency ("EPA") as part of a settlement of the air quality enforcement action described under "Environmental Matters." Shipments of sulfuric acid are to begin no later than November 1995, and prices under the Kennecott Agreement will be adjusted quarterly based on the equivalent cost of sulfur and the Company's selling price for one of its dry fertilizer products. The Company will continue to produce approximately 50% of its sulfuric acid requirement after shut down of the sulfuric plant.

The Company's key raw materials are available from numerous sources and the Company has experienced no difficulty in the past in obtaining them. The Company expects to be able to continue to acquire adequate supplies of raw materials, as needed.


ENVIRONMENTAL MATTERS

The Company is subject to federal, state and local environmental laws and regulations. Significant costs could be incurred on account of these environmental laws and regulations in the future. Most of the Company's environmental expenditures and potential costs are, or would be, in response to provisions of various federal environmental laws, particularly the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act and the Comprehensive Environmental Response, Compensation and Liability Act (aka "Superfund"), and the land use, air, surface and ground water, and hazardous waste regulations of the State of Idaho.

The phosphoric acid process water and calcium sulfate or "phosphogypsum" handled at the Company's Conda Plant are currently exempt from regulation as a "hazardous waste" under Subtitle C of the Resource Conservation and Recovery Act ("RCRA"). The EPA, with input from an advisory committee, is currently evaluating potential improved processing, handling and storage measures for phosphogypsum under provisions of the Toxic Substances Control Act and the RCRA. The exact requirements of those potential future rules cannot be predicted with certainty at this time but will likely affect the Company's handling of these materials.

These materials are also regulated under Section 112 of the federal Clean Air Act, which contains closure requirements for gypsum stacks that are no longer used for water management and otherwise become deactivated. The Company does not currently plan to deactivate any of its gypsum stacks under these provisions.

The Company has been subject to normal periodic review under Superfund, and an Expanded Site Inspection was recently completed by an EPA contractor. This inspection included an initial site visit in August 1993, followed by well water sampling and testing in March 1994. Based on the contractor's report, the EPA notified the Company in October 1994 that no further action under the Federal Superfund Program is currently recommended at the Conda Plant.

In March 1994, the EPA issued a Notice of Violation pertaining to numerous SO\\2\\ emissions during the period from October 1989 to May 1993. The Company has negotiated a settlement with the EPA, which is now pending final federal court approval, that provides for the payment of a $150,000 fine and reduced SO\\2\\ emissions limitations until November 1995, at which time the Company will shut down the older of its two sulfuric acid plants. The Company has entered into the Kennecott Agreement to replace the production of this plant.

The Company has recently received a Notice of Violation from the EPA for alleged violations under the Safe Drinking Water Act ("SDWA") relating to testing and reporting on the quality of water used for human consumption from a public water supply system at the Conda Plant. The Company has initiated testing of water that potentially could be used for human consumption and believes, based on discussions with agency officials, that no or only minimal civil penalties will be assessed in connection with this matter. However, the Company has committed to make improvements to its water supply system to comply with SDWA requirements at a cost of approximately $100,000.


NUTEC MINERAL & CHEMICAL COMPANY

In January 1991, a wholly-owned subsidiary of the Company, Nu-West Minerals, Inc. ("Nu-West Minerals"), formed a joint venture, NuTec Mineral & Chemical Company ("NuTec"), with Mineral Technology Corporation ("MinTec") of Custer, South Dakota, for the development and production of high purity synthetic silica and other chemical and natural quartz products. MinTec had obtained a license from an international chemical company of the worldwide patented rights to a process which extracts high-purity synthetic silica in a gaseous form from the production of phosphoric acid. The process also includes techniques for the refinement and further purification of the extracted "wet cake" into dry synthetic silica products.

MinTec contributed its existing natural quartz mining and processing operations located in and around Custer, South Dakota (net of liabilities conditionally assumed by NuTec) and the license for the process to NuTec in exchange for a 20% general partnership interest. Nu-West Minerals contributed $2 million in cash, a contract for the use of the phosphoric acid production process at the Conda Plant, and a lease from the Company for the use of land and facilities in exchange for an 80% General Partnership interest. In addition, the Company provides operations support to NuTec at its actual cost.

In January 1992, NuTec obtained a $3 million senior secured term loan from GE Capital. The loan was collateralized by the assets of NuTec, including the license. The lender also received a variable profit sharing interest in the partnership for a period of ten years beginning with the quarter that commercial production commences. This loan was repaid, the joint venture was converted to a limited partnership, and a note was issued by NuTec to the Company for $3.4 million on November 2, 1993 in connection with the Recapitalization.

Effective January 1, 1994, NuTec distributed to MinTec certain assets and liabilities associated with the natural quartz business of NuTec originally contributed by MinTec. In return, MinTec reduced its ownership interest in NuTec to 5%, thereby increasing the Company's indirect ownership of NuTec to 95%. The 5% ownership interest in NuTec retained by MinTec was also converted from a general partnership interest to a limited partnership interest as part of the transaction. NuTec retained the license rights and related assets for the production of synthetic silica and certain other products.

NuTec's production facilities have been constructed at the Conda Plant for the processing of synthetic silica. These facilities have been operated sufficiently to test production capacities and to produce sample quantities of high-purity synthetic silica which have been introduced into the marketplace for analysis by prospective customers. While initial market response has been encouraging, continuous operation and process refinement will be required to meet various end-user requirements for product particle size and density. Potential end uses for which NuTec's products may serve as feedstock include high-purity glass applications, implements and crucibles used in the production of silicon crystals, low alpha fillers used for silicon chip encapsulation, fibre optic wave guides, high temperature lighting and other technical applications.

No attempt at commercial operations will be undertaken, however, unless and until NuTec is successful in marketing its products and in obtaining sufficient additional working capital to sustain operations. Uncertainty remains at this time as to the success of the production scale processes, availability of working capital, and the ultimate acceptance and marketing of NuTec's products. Development of the synthetic silica business has been constrained by lack of capital, including a restriction in its previous credit facility to the investment of not more than $300,000 in NuTec during fiscal 1995 and a limitation to investment of no more than $150,000 per year under its new credit agreement. NuTec has worked within its capital limitation to continue testing of various processes to increase particle size and density of its dry silica. Test samples of wet cake silica, using currently available product specifications, have been shipped to prospective customers in recent months for product testing. There can be no assurance, however, that an economical means of increasing particle size and density will be found or that wet cake sales will be sufficient to justify continued operations. NuTec management believes that it will recover its investment over time based on its projections of production cost and potential sales to certain interested parties. Any such sales are contingent on further testing and process refinement by such parties and the timing or certainty of any transactions cannot yet be determined.


EMPLOYEES

As of June 30, 1995, the Company had 298 employees, approximately 95% of whom were engaged in production activities. The Company believes that its relations with its employees are good. The Company maintains employee benefit plans providing for retirement savings, disability income, life insurance and medical, dental and hospitalization coverage. None of the employees of the Company is represented by a labor union.

In June 1994, the Company and its employees at the Conda Plant received recognition for an exceptional safety program from the Occupational Safety and Health Administration ("OSHA"). Following an extensive on-site OSHA review late in 1993, the Conda Plant was awarded Merit status for a three-year period as part of the agency's Voluntary Protection Program. An award received by fewer than 0.1% of eligible industrial facilities nationwide, the Conda Plant and its employees were recognized for voluntary compliance with OSHA regulations and programs and are exempted from routine compliance inspections during the three-year period of the Merit designation.

In June 1995, following an even more extensive on-site review by OSHA, the Company was awarded STAR status, the highest achievement under the Voluntary Protection Program. The Company's commitment to safety continues to be a top priority as recognized by this prestigious award.


ITEM 2.  PROPERTIES

CONDA PLANT

The Conda Plant is located near Soda Springs, Idaho, on approximately 630 acres owned by the Company. The Conda Plant has the ability to produce multiple phosphate fertilizer products simultaneously and to alter product mix to meet changing requirements of its customers. The Conda Plant has a phosphoric acid production capacity of approximately 300,000 P\\2\\O\\5\\ tons per year. Approximately 50% of this phosphoric acid is currently concentrated to produce SPA for direct sale. A granulation plant in the complex converts varying quantities of the phosphoric acid to dry granular fertilizers. See "Business - Principal Products" in Item 1. A small amount of phosphoric acid is also sold directly as MGA. Two sulfuric acid plants, a 900 ton/day unit and a 1,200 ton/day unit, supply 80-90% of the sulfuric acid requirements for the complex.

The Company has an active preventive maintenance program at the Conda Plant to assure the continuing operation of the plant and equipment. In addition, production is halted for approximately two weeks each summer for an annual refurbishment or "turnaround" of plant facilities at a time when fertilizer sales demand is low.

NUTEC PLANT

NuTec has constructed equipment at the Conda Plant for the purpose of producing high purity synthetic silica. Further process and product development will be necessary to meet market requirements and to achieve commercial production capacity. See "NuTec Mineral & chemical Company" in Item 1.

MINING PROPERTIES

The Company's mining properties and reserves in Idaho are described under the heading "Existing Mining Operations" in Item 1.


OTHER

The Company acquired the Conda Plant and a 50% interest in the Conda Partnership in 1987 from the bankruptcy estates of Beker and one of its subsidiaries which filed for reorganization in 1985. The Company co-sponsored a bankruptcy reorganization plan for Beker and its subsidiary that was confirmed by the U.S. Bankruptcy Court on October 6, 1988. As a result of the acquisition of these Beker assets, the Company believes that it has obtained substantial tax benefits that will be available to it in future years. (See Note 5 to the Company's Consolidated Financial Statements.)


ITEM 3.  LEGAL PROCEEDINGS

NU-SOUTH BANKRUPTCY

In November 1992, the Company executed an agreement with the Trustee of the bankruptcy estate of Nu-South Industries, Inc. ("Nu-South"), a wholly owned subsidiary of the Company, and Mississippi Chemical Company ("MCC") for the settlement of, and the mutual release from, all claims against the Company relating to the Nu-South bankruptcy (the "Settlement Agreement"). The Trustee had filed a complaint against the Company in January 1992 for the recovery of unspecified amounts relating to alleged preferential transfers by Nu-South, and was considering possible additional claims against the Company, including claims which would assert that the Company should be held liable for the debts of Nu-South. As part of the settlement, the Trustee obtained such releases or dismissal with prejudice so as to protect the Company from indemnity claims by defendants in certain third party guaranty preference cases. The Settlement Agreement was approved by the Bankruptcy Court on December 7, 1992 and all required payments were made as scheduled. The Nu-South bankruptcy estate was terminated on April 1, 1994, and the Company expects no further liabilities or financial exposure relating to Nu-South.

SHAREHOLDER LITIGATION

On August 10, 1995, the Company and Agrium issued a press release which disclosed the contemplated tender offer by Agrium and the proposed merger between Agrium and the Company. In the succeeding seven days, four class action lawsuits were filed by various Company shareholders in the Court of Chancery of the State of Delaware, New Castle County, Delaware, alleging that the Company and its board of directors had breached their fiduciary duties to the shareholders of the Company by agreeing to and supporting the tender offer and merger. One of the lawsuits also named Agrium as a defendant and alleged that Agrium had aided and abetted the alleged breach of fiduciary duty. Among other claims, the lawsuits allege that the Company's Board of Directors had breached its fiduciary duties to the shareholders by failing to take certain actions to maximize the value of the Company's shares. The four lawsuits are captioned as follows:

          Elyse Azus v. Craig D. Harlen, Mark R. Sanders, Wesley W. Lang, Peter
          B. Pfister, Nu-West Industries, Inc. and Agrium, Inc., Civil Action No. 14484 (filed August 17, 1995)

          Steven Grumet v. Craig D. Harlen, Mark R. Sanders, Wesley W. Lang, Peter B. Pfister and Nu-West Industries, Inc., Civil Action No. 14477 (filed August 14, 1995)

          Daniel Pitluck v. Craig D. Harlen, Mark R. Sanders, Wesley W. Lang, Peter B. Pfister and Nu-West Industries, Inc., Civil Action No. 14469 (filed August 11, 1995)

          Mark Bruckner v. Craig D. Harlen, Mark R. Sanders, Wesley W. Lang, Peter B. Pfister and Nu-West Industries, Inc., Civil Action No. 14468 (filed August 10, 1995)

Each of the lawsuits seek a variety of injunctive and equitable relief as well as unspecified money damages and an award of attorneys' fees and costs. The Company intends to vigorously defend each of the lawsuits. Because the lawsuits have only recently been filed and evidence has not yet been fully developed, the Company is unable to comment with regard to the probable outcome of the litigation.

OTHER

The Company is a party to certain legal actions or potential actions which it considers routine litigation incidental to its business. The final resolution of each such action cannot be predicted at this time although any potential liabilities are estimated to be immaterial to the ongoing business of the Company.


ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Not applicable.

                                    PART II

ITEM 5.   TRADING MARKET FOR COMMON STOCK AND DIVIDEND POLICY

The Company's common stock trades on The Nasdaq Stock Market under the symbol:
FERT. As of June 30, 1995, there were approximately 443 holders of record of the Company's common stock.

The following table sets forth the range of high and low closing sales prices as reported on the Nasdaq Stock Market for the periods indicated adjusted for the one-for-six reverse stock split which was effective December 9, 1994.

                              Prices
                    --------------------------
                    High                   Low
                    ----                   ---
Fiscal 1993:
  First Quarter...  6  3/4                 3
  Second Quarter..  7  1/2                 3   3/4
  Third Quarter...  4  1/2                 2  7/16
  Fourth Quarter..  3 3/16                 1   1/2

Fiscal 1994:
  First Quarter...  4  1/2                 1   7/8
  Second Quarter..  9  3/8                 1   1/2
  Third Quarter... 17  1/4                 9 15/16
  Fourth Quarter.. 13  1/2                 8   5/8

Fiscal 1995:
  First Quarter... 12  3/8                 9
  Second Quarter.. 10  7/8                 5   3/8
  Third Quarter... 14  7/8                 8   1/8
  Fourth Quarter.. 14  1/2                 9   1/8

The Company has paid no dividends on its common stock. Holders of the Company's common stock are entitled to receive dividends, when and as declared by the Board of Directors, only after the holders of the Company's Class A Preferred Stock and Class B Preferred Stock have received their respective preferential dividend amounts, to the extent such dividends have accrued under the terms of the Company's Restated Certificate of Incorporation. The payment of future dividends and the amounts thereof will depend on the Company's earnings, financial condition, capital requirements and such other factors as the Company's Board of Directors may consider relevant.

The Company does not anticipate the payment of dividends to the holders of either the Class A Preferred Stock, the Class B Preferred Stock or the common stock in the foreseeable future. Payment of Class A and Class B Preferred Stock dividends is prohibited by the terms of the Company's senior secured loan agreement. Dividends of $3,190,000 per year have accumulated with respect to the Class A Preferred Stock for each of the fiscal years 1990, 1991, 1992, 1993, 1994 and 1995. For a description of the dividends payable to the holders of the Class A Preferred Stock and the Class B Preferred Stock, and the restrictions thereon, see Note 6 to the Company's Consolidated Financial Statements.

ITEM 6.  SELECTED CONSOLIDATED FINANCIAL DATA

The following selected consolidated financial information of the Company with respect to the years ended June 30, 1991, 1992, 1993, 1994 and 1995 is derived from the financial statements of the Company and related notes. This information should be read in conjunction with the consolidated financial statements and related notes elsewhere in this Form 10K and "Manage ment's Discussion and Analysis of Financial Condition and Results of Operations."

                                                             Year Ended June 30,
                                            -----------------------------------------------------
Operations Data:                              1991       1992       1993       1994       1995
----------------                            ---------  ---------  ---------  ---------  ---------
                                                   (In thousands, except per share amounts)
       Net Sales                             $92,178    $98,099   $ 87,288    $94,104   $103,327
       Cost of Sales                          82,339     88,225     79,538     77,984     79,302
                                             -------    -------   --------    -------   --------
       Gross Margin                            9,839      9,874      7,750     16,120     24,025
      Selling, General and
        Administrative Expenses                4,165      4,483      4,045      4,604      4,592
       Provision for Litigation                1,300        400        150          -          -
      Partnership Investment
        Valuation Adjustment                     700          -          -          -          -
                                             -------    -------   --------    -------   --------
       Income from Operations                  3,674      4,991      3,555     11,516     19,433
       Interest Expense                        9,222      9,380      8,673      8,737      9,555
       Other (Income) Expense, Net              (173)      (126)      (121)       187        177
                                             -------    -------   --------    -------   --------
      Income (Loss) Before
       Income Taxes and Minority
         Interest                             (5,375)    (4,263)    (4,997)     2,592      9,701
       Minority Interest                          24         51        367         56          -
      Provision for (Benefit From)
        Income Taxes                               -          -          -          -          -
                                             -------    -------   --------    -------   --------
      Net Income (Loss) Before
        Extraordinary Item                    (5,351)    (4,212)    (4,630)     2,648      9,701

      Extraordinary Loss from
        Early Extinguishment of Debt               -          -          -      1,660          -
                                             -------    -------   --------    -------   --------
       Net Income (Loss)                      (5,351)    (4,212)    (4,630)       988      9,701
       Preferred Stock Dividends              (3,190)    (3,190)    (3,190)    (3,194)    (3,194)
                                             -------
      Net Income (Loss) Applicable
        to Common Stockholders               $(8,541)   $(7,402)  $ (7,820)   $(2,206)  $  6,507
                                             =======    =======   ========    =======   ========
      Net Income (Loss) per
        Common Share                           $(.57)     $(.49)     $(.52)     $(.06)      $.72
                                             =======    =======   ========    =======   ========

                                                               As of June 30,
                                             ---------------------------------------------------
Financial Position:                             1991       1992       1993       1994       1995
-------------------                          -------    -------   --------    -------   --------

       Working Capital                       $16,287    $ 6,329   $(23,905)   $16,731   $ 24,833
       Total Assets                           87,882     76,840     69,908     84,185     91,629
       Long Term Debt                         59,000     54,174     52,532     65,851     63,711
       Stockholders' Equity                   14,681     10,582      5,940      7,307     17,008

                                            -20-

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

The Company is engaged in the production and sale of concentrated phosphate fertilizer products. Its production facilities are located near Soda Springs, Idaho (the "Conda Plant"), and its primary marketing area is western North America. It operates on a fiscal year ended June 30.

In March 1995, the Company disclosed that it had retained PaineWebber Incorporated to assist it in exploring alternatives for enhancing long-term shareholder value. Alternatives to be considered included, but were not limited to, strategic relationships with other fertilizer producers and customers, the sale or merger of the Company, or the continuation of the Company's current business plan of internal growth. On August 10, 1995 the Company and Agrium announced that they had entered into a definitive Merger Agreement which provides for the acquisition of the Company by Agrium. Under the terms of the Merger Agreement, a subsidiary of Agrium is making a tender offer to purchase all of the outstanding common stock of the Company at $10.50 per share in cash. The tender will expire on September 14, 1995, unless extended. As soon as practical following the tender offer, the Agrium subsidiary will merge into the Company, and each remaining share of the Company's common stock will be converted into the right to receive $10.50 per share in cash. See "Liquidity and Capital Resources - Other" for further information.

The fertilizer industry is a commodity-oriented business, and has historically experienced wide-ranging volatility in prices due to supply and demand imbalances both domestically and overseas. Government farm policies, weather and disposable farm income, in addition to international politics and economics with their effect on export demand, are among the factors contributing to price volatility.

Largely a result of reduced export demand, prices for phosphate fertilizer products dropped to record low levels industry-wide during the Company's fiscal year 1993. Beginning in the Fall of 1993, a steady recovery of product prices began due to reduced production by certain U.S. Gulf Coast manufacturers and improved export demand, primarily from China. The average prices received for the Company's dry granular products were 14 - 19% higher during the year ended June 30, 1995 compared to the prior year, and prices for its liquid products increased approximately 8%. The combination of product price gains, increased production, and ore cost reductions, which offset other raw material cost increases, has enabled the Company to post improved operating earnings and net income for fiscal 1995.

The Company's business is very seasonal in nature with emphasis on the crop planting seasons of spring and fall. The spring of 1995 resulted in lower domestic application of fertilizer than had been anticipated due to extremely wet weather conditions in California, the Pacific Northwest and the Midwest. Crop planting was delayed and farmers were unable to apply fertilizer in optimal quantities. Total planted acreage of corn, the heaviest user of fertilizer, was reduced due to time constraints and substitution of soybean or other crops. Consequently, some producer inventories were higher than normal at June 30, 1995. Subsequent to June 30, 1995, the Company shipped a significant quantity of MAP and 16-20-0 as export sales, lowering its inventory levels by selling outside its normal market area.

The outlook for the price of phosphate fertilizer remains relatively good due to product demand both internationally and domestically. Worldwide grain inventories are low, as are certain grain stocks in the U.S. The possibility exists for increased domestic crop planting and relatively high grain prices in the year ahead with an attendant increase in fertilizer application. It has historically been difficult to forecast the effects of international politics and economics on fertilizer export tonnage or the uncertainty of weather patterns and farm income in the U.S.


RESULTS OF OPERATIONS

The results of operations as reported in the Consolidated Statements of Operation for the years ended June 30, 1995, 1994, and 1993 represent the operation of the Company's Conda Plant and its wholly-owned subsidiaries, Nu-West Minerals, Inc. ("Nu-West Minerals") and Nu-West Mining, Inc. ("Nu-West Mining").

1995 VS. 1994
-------------

Consolidated net income for the year ended June 30, 1995 was $9.7 million, or $.72 per share, as compared to a net income before extraordinary loss of $2.6 million, or a loss of $.09 per share, for the prior year. After an extraordinary loss of $1.6 million from the write-off of loan fees and discounts, the total consolidated net income for the year ended June 30, 1994 was $1.0 million, or a loss of $.38 per share. Included in the consolidated results are losses from NuTec Mineral and Chemical Company ("NuTec"), net of minority interest and including amortization of goodwill, of $882,000 and $1.3 million for the years ended June 30, 1995 and 1994, respectively.

Net sales were $103.3 million for the current year compared to $94.1 million for the prior year, or a 10% increase. Improved product prices caused the increase
in sales revenue.   Sales prices of liquid fertilizer products increased
approximately 8% while the average prices for dry granular products improved 17% for fiscal 1995 as compared to the previous year. Sales of dry granular products on a P\\2\\O\\5\\ ton basis decreased 4% during the year ended June 30, 1995 as compared to the prior year while sales of liquid fertilizer products were approximately the same as the prior year. Inventories of dry granular products increased substantially over the prior year due to lower than anticipated spring season sales of both dry and liquid products, a result of prolonged adverse weather conditions. Sales of liquid products accounted for 54% of net product sales in the current period and 55% in the prior year period, and contributed a substantial portion of gross margins in both periods.

The gross operating margin of $24.0 million for fiscal 1995 compares to a gross margin of $16.1 million for the prior year. This improvement is a result of the higher product prices discussed above and the effects of higher production output and reduced ore cost, which largely offset increases in other raw material costs. The per ton production costs of the Company's products were 1 - 2% higher in fiscal 1995 than in fiscal 1994. Although the cost of phosphate ore for the current year decreased by 13% as compared to the prior year, the cost of sulfur, purchased sulfuric acid and ammonia increased 68%, 52% and 9%, respectively. Ore cost, however, accounts for the greatest portion of production cost on a weighted basis. Production volume increased 3% for fiscal 1995 as compared to the prior year. The components of cost of sales are raw materials, labor, manufacturing overhead and on-site administration, as well as depreciation and amortization.

Selling, general and administrative expenses ("SGA") were slightly less in the current year than in the prior year and decreased as a percentage of sales from 4.9% to 4.4% as a result of the increase in sales revenue. Interest expense increased $818,000 largely as a result of the change to variable rate debt instruments as part of the Recapitalization in November 1993 and the increase in the prime lending rate during the current fiscal year. See Note 4 to the Company's Consolidated Financial Statements for the year ended June 30, 1995 for further information.

1994 VS. 1993
-------------

Net income before preferred stock dividends and before the extraordinary loss from the write-off of loan fees and discounts in connection with the Recapitalization, for the year ended June 30, 1994 was $2.6 million, or a loss of $.09 per share, as compared to a loss of $4.6 million, or $3.12 per share, for the prior year. Consolidated net income, including the extraordinary loss of $1.6 million, for the year ended June 30,1994 was $1.0 million, or a loss of $.38 per common share. Included in the consolidated earnings are losses of $1.3 million and $1.5 million for the years ended June 30, 1994 and 1993, respectively, representing the Company's allocable share of the loss net of minority interest for NuTec.

Net sales were $94.1 million for the year ended June 30, 1994 as compared to $87.3 million for the prior year. This increase in sales revenue is due to increased sales volumes and prices. Total sales volume on a P\\2\\O\\5\\ basis increased by approximately 3%. This increase in sales volume was possible due to a corresponding increase in tons produced. Sales prices increased during the year ended June 30, 1994 by 3-5% for granular products compared to fiscal 1993, while prices for liquid fertilizer products increased by approximately 6%.
Sales of liquid fertilizer products accounted for 55% of net product sales in fiscal 1994 and 57% in fiscal 1993, and contributed a substantial portion of gross margin in both fiscal years.

The gross operating margin of $16.1 million for the year ended June 30, 1994 compares to a gross margin of $7.8 million for the comparable prior year period. The difference is due to the increased sales revenues discussed above and to a decrease in production costs. The reduction in production costs was due to a 48% decrease in the cost of sulfur and a 38% decrease in the cost of purchased sulfuric acid, partially offset by a 3% increase in the cost of ammonia.

Depreciation and amortization expense for fiscal 1994 totalled $5.5 million as compared to $5.8 million in fiscal 1993. This decrease is due to lower Conda Partnership depreciation expense. Since the Company discontinued the mining of its reserves in November 1993, depreciation and depletion associated with mine assets and reserves were discontinued. The mine assets had been depreciated to salvage value at that date. Although the Company incurred significant loan fees in connection with its Recapitalization, these fees are being amortized over the life of the associated loans which are longer than those of the loans which were repaid with the proceeds of the refinancing, resulting in a lower annual amortization of discounts and loan fees.

Selling, general and administrative expenses increased by $559,000 during fiscal 1994 as compared to the previous year, and as a percentage of sales was 4.9% for fiscal 1994 compared to 4.6% for fiscal 1993. This increase in SGA is primarily due to legal fees and an increase in compensation which had been deferred until completion of the Company's Recapitalization.

Interest expense increased slightly, due to the increase in the prime lending rate during the fourth quarter of fiscal 1994 and to the increased outstanding debt following the Recapitalization. See Note 4 to the Company's Consolidated Financial Statements.


ACQUISITIONS AND DISPOSITIONS

Nu-South Industries:   In February 1990, Nu-South Industries, Inc. ("Nu-South"),
a wholly-owned subsidiary of the Company, filed a voluntary petition for liquidation under the provisions of Chapter 7 of the Bankruptcy Code. Severe liquidity problems and large operating losses caused by a period of extremely low fertilizer prices extending through the 1989 Fall season fertilizer market coupled with high capital requirements for refurbishment of the Pascagoula Plant owned by Nu-South limited its ability to operate without external cash infusions. Restrictions under the Company's term loan agreement with GE Capital limited total cash advances which could be made by the Company to Nu-South and prevented the Company from continued funding of production operations. In December 1990, the Trustee of the Nu-South bankruptcy estate executed and delivered deeds in lieu of foreclosure and related instruments covering the Pascagoula Plant to Mississippi Chemical Company ("MCC"), Nu-South's principal secured creditor, thereby transferring to MCC all of the production facilities, equipment and real property owned by Nu-South.

In December 1992, the Company executed an agreement with the Trustee and MCC for the settlement of, and the mutual release from, all claims against the Company relating to the Nu-South bankruptcy (the "Settlement Agreement"). The Settlement Agreement required a series of payments totalling $550,000 in exchange for a general and irrevocable release by the Trustee and MCC of all claims against the Company, its current and former officers and directors, and its affiliates. The Settlement Agreement was approved by the Bankruptcy Court on December 7, 1992 and all required payments were made by the Company as scheduled. The Nu-South bankruptcy estate was closed on April 1, 1994 and the Company expects no further liability relating to Nu-South.

Nu-West Mining:   In July 1992, the Company purchased 100% of the capital stock of WCF(US), which owned a 50% interest in the Conda Partnership. The Company owned the other 50% interest. The consideration for the stock purchase included cash of $150,000 and a senior secured promissory note in the amount of $4.95
million, which was repaid as part of the Recapitalization.   The Company has
also provided an unlimited indemnification against certain tax and other liabilities related to WCF(US) and the transaction.

The transaction effectively gave the Company complete ownership of the Conda Partnership, and thereby control of significant phosphate ore reserves in southeastern Idaho and the processing facilities adjacent to the Conda Plant. The name of WCF(US) has been changed to Nu-West Mining. Effective July 1, 1994, all assets of the Conda Partnership were transferred to either Nu-West Mining or the Company, and the Conda Partnership has been dissolved.


LIQUIDITY AND CAPITAL RESOURCES

Recapitalization Plan: As a result of the sustained depressed market conditions in fiscal years 1992 and 1993 and the Company's substantial debt repayment requirements, the Company defaulted on principal and interest payments on its senior indebtedness due on July 1, 1993 and October 1, 1993. At a Special Meeting of Stockholders held on October 20, 1993, the Company received approval
for a Recapitalization Plan, which was completed on November 2, 1993.    For a
detailed discussion of the various components of the Recapitalization, see Note 4 of the Company's Consolidated Financial Statements. The Recapitalization included the refinancing of substantially all of the Company's long-term debt. This included (i) a six-year $20 million revolving loan at Prime interest rate plus 2% with Banque Indosuez, New York Branch, as agent, (ii) a six-year $30 million senior secured term loan at the same rate of interest, (iii) an eight-year $10 million 12.5% senior subordinated unsecured term loan, and (iv) $13.6 million of 18% nine-year junior subordinated unsecured deferred interest notes. All of the Company's assets were pledged to secure the working capital revolver and the senior secured term loan. The Recapitalization strengthened the Company's liquidity position and allowed it to implement various production cost savings projects which would not otherwise have been available to it. However, the Recapitalization required substantial dilution of common stock holdings due to issuance of warrants to various lenders. In August 1995, the Company refinanced the debt acquired under the Recapitalization at substantially lower interest rates. See "Liquidity and Capital Resources - Financing Activities."

Operating Activities: Cash provided by operations for fiscal 1995 was $10.7 million as compared to a use of cash for operations of $4.2 million for the prior year. The Company's liquidity and profitability have improved during the past eighteen months as a result of higher phosphate fertilizer prices and the realization of phosphate ore cost reductions. Prices averaged 17% and 8% higher for dry and liquid products, respectively, for the fiscal year ended June 30, 1995 compared to the prior year. Sulfur prices compared over the same periods were approximately 68% higher, a result primarily of increased demand by the phosphate fertilizer industry. Ammonia prices increased 9% during fiscal 1995 due to high demand for and reduced supply of nitrogen fertilizers and are expected to remain at relatively high levels in future months, although the extremely wet 1995 spring season weather resulted in a moderation of that trend. The Company expects further moderate increases in its cost of sulfur and ammonia in the near term. The Company expects continued savings from the purchase of ore under the RP Agreement to largely offset these raw material cost increases. The combined effect of higher product prices and cost reduction efforts has been improved product margins and higher earnings.

Domestic fertilizer usage was down in the spring of 1995 due to wet weather conditions, although world-wide demand for fertilizer has moderated the effect on prices. The current outlook for product prices industry-wide remains positive based on the need for phosphates in both the United States and in foreign markets such as China, India and South America. Increased buying in the international market has been a key factor in the balancing of supply and demand that has led to reduced inventories and product price recovery. It is difficult, however, to forecast the future effect or duration of the near term buying patterns of China and India. The Company's product prices continue to be related to those received by producers of phosphate fertilizers in the Gulf Coast region, and the uncertainties associated with the export market serviced by those producers. Factors such as weather conditions, the timing and quantity of export demand, and other unforeseeable market forces on a world-wide basis have frustrated previous attempts to predict with accuracy a sustained recovery.

The Company finances its working capital needs through its revolving line of credit. Working capital increased by $8.2 million due primarily to a $7.7 million increase in inventories. Higher inventories are due to increased finished good inventory resulting from increased production rates and the delayed Spring planting season as discussed above. Ore inventories are somewhat higher at June 30, 1995 than at June 30, 1994 due to unusually low levels in the prior year resulting from the transition to ore purchased under the RP contract.

The Company's revolving credit facility at June 30, 1995 bore interest at prime plus 2% (11% at June 30). Cash balances were $140,000 and unused borrowing capacity totalled approximately $9.9 million. Outstanding borrowings were $6.5 million at June 30, 1995. The Company had working capital of approximately $24.8 million and a current ratio of 2.65:1 at June 30, 1995. Based on current projections, the Company expects results of operations to generate sufficient borrowing capacity under its revolving line of credit to continue to meet its working capital needs.

Investing Activities: Capital expenditures were $6.4 million for the twelve months ended June 30, 1995. Of this amount $1.5 million relates to the RP Agreement and $2.0 million relates to construction of certain assets required by the sulfuric acid purchase contract with Kennecott described below.

Future capital expenditure requirements of the Company include an additional $0.8 million required by the RP Agreement, approximately $2 million required by the Kennecott Agreement and $3.5 million for the construction of a new double lined cooling pond to be completed during the summer and fall of 1995. In addition the Company believes that approximately $2 million per year of estimated capital expenditures, along with an approximate $4-5 million per year of annual maintenance turnaround expenditures (included in cost of sales), will be sufficient to maintain production capacity of the Conda Plant for the foreseeable future.

On July 28, 1994, the Company entered into the five-year Kennecott Agreement for the purchase of 300,000 tons of sulfuric acid per year to replace the output of the older of the two sulfuric acid facilities currently operating at the Conda Plant. Shut down of the older sulfuric acid plant will significantly reduce sulfur dioxide emissions as proposed to the EPA as part of a settlement of an air quality enforcement action. Shipments of sulfuric acid are to begin no later than November 1995 and prices under the contract will be adjusted quarterly based on the equivalent cost of sulfur and the Company's selling price for one of its fertilizer products.

The Company also entered into a $4 million loan agreement with Kennecott. The proceeds of the $4 million loan are being used to construct tankage and rail spurs to receive and unload the sulfuric acid and a boiler to replace the steam now supplied by the older sulfuric acid plant. The five-year senior subordinated loan is secured by the constructed assets described and bears interest at prime plus 2%. Interest will be paid quarterly and principal will be repaid as sulfuric acid is purchased over the five-year term of the loan. Borrowings under this facility were $1.9 million at June 30, 1995. The Company will continue to produce approximately 50% of its sulfuric acid requirement after the shutdown. See Note 13 to the Company's June 30, 1995 Consolidated Financial Statements for further information.

The capital expenditure requirements for the RP Agreement, the new cooling pond and those required to maintain capacity will be funded from the results of operations. The construction of the assets required by the Kennecott Agreement will be financed by the five-year, $4 million loan from Kennecott described above.

On August 9, 1994, the Company executed a Work Reduction and Buy-Out Settlement Agreement with the third party general contractor (the "General Contractor") that prior to the RP Agreement mined Conda Partnership ore reserves to eliminate a minimal annual mining requirement and the use of the General Contractor for ore handling functions at the Conda Plant, and to make certain other modifications to the mining contract. The Company paid the General Contractor a payment of $100,000 for the further modification of the contract, and expects to save $1.0-1.5 million annually as a result of these changes. Under an operating lease, the Company has acquired equipment valued at $1.3 million to conduct the ore handling operations previously performed by the General Contractor.

The Company has pursued product diversification through its indirect interest in NuTec. Capital investment by the Company in NuTec is currently limited to no more than $150,000 per year. NuTec has worked within its capital limitation to continue testing of various processes to increase particle size and density of its dry silica. Test samples of wet cake silica, using currently available product specifications, have been shipped to prospective customers in recent months for product testing. There can be no assurance, however, that an economical means of increasing particle size and density will be found or that wet cake sales will be sufficient to justify continuous operation. NuTec believes that it will recover its investment over time based on its projections of production cost and potential sales to certain interested parties. Any such sales are contingent on further testing and process refinement by such parties and the timing or certainty of any transactions cannot yet be determined. NuTec believes it will be able to obtain sufficient capital when required, however, production scale operation on a continuous basis will require additional capital beyond that currently available under the Company's loan agreements.

Financing Activities: On August 3, 1995, the Company refinanced substantially all of its long-term debt with a $75 million senior secured loan agreement with Harris Trust and Savings Bank ("Harris"), as agent, consisting of (i) a five-year $15 million revolving credit facility, $5 million of which is available only during the Company's period of peak working capital requirement from July through February, (ii) a $5 million letter of credit facility which expires December 31, 1998, (iii) a five-year $25 million term loan with equal quarterly amortization, and (iv) a six-year $30 million term loan with quarterly amortization in varying amounts. The loans bear interest based, at the Company's option, on either (i) LIBOR or (ii) the prime commercial rate announced from time to time by Harris, plus a variable margin determined by the Company's fixed charge ratio. Based on the initial margin at closing, the $25 million loan and revolving credit facility bear interest at LIBOR plus 2.25% and the $30 million loan bears interest at LIBOR plus 3.0%. Using current loan balances and interest rates, the Company estimates interest savings for fiscal 1996 of approximately $2.6 million and a reduction in blended interest rates from 13.3% to 8.5%.

The Company made $5.2 million in regularly scheduled principal payments on its previous senior secured term loan during fiscal 1995.

Agrium Tender Offer: In March 1995, the Company disclosed that it had retained PaineWebber Incorporated to assist it in exploring alternatives for enhancing long-term shareholder value. The alternatives to be considered included, but were not limited to, strategic relationships with other significant fertilizer producers and customers, the sale or merger of the Company, the formation of a joint venture with one or more parties, or the continuation of the Company's current business plan to concentrate on internal growth. Agrium and the Company announced on August 10, 1995 that they had entered into a definitive Merger Agreement which provides for the acquisition of the Company by Agrium.

Under the terms of the Merger Agreement, a subsidiary of Agrium is making a tender offer to purchase all of the outstanding common stock of the Company at $10.50 per share in cash. The tender offer commenced on August 16, 1995 and will expire September 14, 1995, unless extended. As soon as practical following the tender offer, the Agrium subsidiary will merge into the Company, and each remaining share of the Company's common stock will be converted into the right to receive $10.50 per share in cash. Total consideration to be paid to the common stockholders of the Company will be approximately $98.5 million.

The completion of the tender offer is conditioned upon, among other things, the tender of at least 60% of the shares of common stock of the Company on a fully-diluted basis and applicable regulatory review. The Board of Directors of the Company has unanimously approved the Merger Agreement. The Board of Directors of the Company may withdraw its recommendation for and support of the transaction if required to do so in furtherance of its fiduciary responsibilities; however, if the Merger Agreement is terminated or not completed because of such withdrawal, Agrium will be entitled to a payment from the Company of $4 million. PaineWebber Incorporated has acted as financial advisor to the Company and has rendered a fairness opinion in connection with the transaction. The Board of Directors of Agrium has also unanimously approved the merger agreement.

Certain shareholders of the Company, who own in the aggregate approximately 57% of the outstanding and 49% of the fully-diluted common shares, have agreed with Agrium to tender those shares in the tender offer, subject to certain revocation rights.

The Company's current debt structure, as recently refinanced, is expected to remain in place as of the date of the contemplated merger. The Class A and Class B Preferred Stock of the Company will also remain outstanding at the effective date of the merger. Due to the change of ownership which will result if the tender is successful, the Company's usage of its tax net operating losses will be limited based on the market value of the Company's stock.


CHANGING PRICES AND INFLATION

The fertilizer industry is subject to volatile price fluctuations due to supply and demand imbalances caused by factors such as crop prices, disposable farm income, adverse weather conditions, and political and economic factors affecting both domestic and foreign purchasers of fertilizer. Following a sustained downturn in fiscal 1993 that resulted in prices at twenty year low levels, the recovery in fiscal years 1994 and 1995 has resulted in granular fertilizer prices 17% higher in fiscal 1995 than 1994.

Although the Company does not generally ship product overseas, over half of the U.S. phosphate fertilizer production is exported, principally to India and China. Changes in export demand and other factors have a direct effect on prices realized by the Company in its market area and add to the volatility and uncertainty of product prices.

The Company does not consider the impact of inflation on its business activities to have been significant to date.

ITEM 8.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA


                   Nu-West Industries, Inc. and Subsidiaries
                   -----------------------------------------
            Index to Financial Statements and Supporting Schedules
            ------------------------------------------------------

                                                                           Page
                                                                          Number
                                                                          ------

Report of Independent Public Accountants..................................  F-1

Consolidated Balance Sheets -- June 30, 1995 and 1994.....................  F-2

Consolidated Statements of Operation for the years
 ended June 30, 1995, 1994 and 1993.......................................  F-3

Consolidated Statements of Stockholders' Equity for
 the years ended June 30, 1995, 1994 and 1993.............................  F-4

Consolidated Statements of Cash Flows for the years
 ended June 30, 1995, 1994 and 1993.......................................  F-5

Notes to Consolidated Financial Statements................................  F-6


Schedule for the years ended June
 30, 1995, 1994 and 1993:

II - Valuation and Qualifying Accounts....................................  S-1

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors of
 Nu-West Industries, Inc.:

We have audited the accompanying consolidated balance sheets of Nu-West Industries, Inc. (a Delaware corporation), and subsidiaries as of June 30, 1995 and 1994, and the related consolidated statements of operation, stockholders' equity, and cash flows for the years ended June 30, 1995, 1994 and 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nu-West Industries, Inc. and subsidiaries as of June 30, 1995 and 1994, and the results of their operations and their cash flows for the years ended June 30, 1995, 1994 and 1993, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The schedule listed on S-1 is presented for purposes of complying with the Securities and Exchange Commission's rules and is not a required part of the basic financial statements. This information has been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                                               /s/ ARTHUR ANDERSEN LLP

Boise, Idaho
 July 28, 1995
   (Except with respect to the
   merger agreement and related
   shareholder litigation, as
   described in Note 15, as to
   which the date is August 23, 1995)

                   NU-WEST INDUSTRIES, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                                 As of June 30,
                  (In thousands, except shares and par values)


ASSETS                                                              1995          1994
                                                                ------------  ------------

CURRENT ASSETS
 Cash                                                             $     140     $   1,137
 Receivables, net of allowance for doubtful accounts
  of $264,000 and $311,000, respectively                             11,207         9,543
 Inventories                                                         26,814        18,888
 Deferred turnaround costs                                              840         1,397
 Prepaid expenses and other current assets                              904           990
                                                                  ---------     ---------

      Total current assets                                           39,905        31,955

PROPERTY, PLANT AND EQUIPMENT, less
 accumulated depreciation, depletion and amortization                37,978        38,793

DEFERRED FINANCING FEES                                               9,038         9,717
DEFERRED COSTS AND OTHER ASSETS                                       4,708         3,720
                                                                  ---------     ---------

          Total assets                                            $  91,629     $  84,185
                                                                  =========     =========

    LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
 Current portion of long-term debt                                $   5,019     $   5,262
 Accounts payable                                                     2,812         1,456
 Accrued liabilities                                                  7,241         8,506
                                                                  ---------     ---------

        Total current liabilities                                    15,072        15,224

LONG-TERM DEBT                                                       58,692        60,589

OTHER LIABILITIES                                                       230           141
DEFERRED INCOME TAXES                                                   627           924
                                                                  ---------     ---------

      Total liabilities                                              74,621        76,878

STOCKHOLDERS' EQUITY
 Preferred stock Class A, $100 par value, 290,000
  shares authorized and outstanding                                  29,000        29,000
 Preferred stock Class B, $100 par value, 20,000
  shares authorized, 344 and 362 shares
  outstanding, respectively                                             34            36
 Common stock, $.01 par value, 16,666,667 shares authorized
  of which 2,000,000 shares are non-voting, 8,086,363 shares
  outstanding, of which 633,106 shares are non-voting                    81            81
 Additional paid-in capital                                          46,972        46,970
 Accumulated deficit                                                (59,079)      (68,780)
                                                                  ---------     ---------
      Total stockholders' equity                                     17,008         7,307
                                                                  ---------     ---------
      Total liabilities and stockholders' equity                  $  91,629     $  84,185
                                                                  =========     =========

 The accompanying notes are an integral part of these consolidated statements.

                   NU-WEST INDUSTRIES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATION

                         For the Years Ended June 30,

                   (In thousands, except per share amounts)

                                           1995       1994       1993
                                         ---------  ---------  ---------
Net sales                                $103,327    $94,104    $87,288

Cost of sales                              79,302     77,984     79,538
                                         --------    -------    -------

 Gross margin                              24,025     16,120      7,750

Selling, general and admin-
 istrative expenses                         4,592      4,604      4,045

Provision for litigation                       -          -         150
                                         --------    -------    -------

Income from
 operation                                 19,433     11,516      3,555

Interest expense                            9,555      8,737      8,673

Other (income) expense, net                   177        187       (121)
                                         --------    -------    -------

Income (loss) before income taxes and
 minority interest                          9,701      2,592     (4,997)

Minority interest                              -          56        367
Income taxes                                   -          -          -
                                         --------    -------    -------

 Net income (loss) before extra-
  ordinary item                             9,701      2,648     (4,630)

Extraordinary loss from early
 extinguishment of debt                        -      (1,660)        -
                                         --------    -------    -------

Net income (loss)                           9,701        988     (4,630)

Preferred dividends                        (3,194)    (3,194)    (3,190)
                                         --------    -------    -------

Net income (loss) applicable to
 common shareholders                     $  6,507    $(2,206)   $(7,820)
                                         ========    =======    =======

Net income (loss) before extra-
 ordinary item per common share          $    .72    $  (.09)   $ (3.12)

Extraordinary item                             -        (.29)        -
                                         --------    -------    -------

Net income (loss) per common share       $    .72    $  (.38)   $ (3.12)
                                         ========    =======    =======

 The accompanying notes are an integral part of these consolidated statements.

                   NU-WEST INDUSTRIES, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

               For the Years Ended June 30, 1995, 1994, and 1993

                      (In thousands, except share amounts)

                                                                                      ADDITIONAL   WARRANTS TO
                            PREFERRED STOCK    PREFERRED STOCK                         PAID IN      PURCHASE    ACCUMULATED
                                CLASS A            CLASS B             COMMON STOCK    CAPITAL    COMMON STOCK    DEFICIT
                            ---------------    ----------------        ------------   ----------  ------------  -----------
                            SHARES   AMOUNT    SHARES    AMOUNT      SHARES     AMOUNT
                            ------   ------    ------    ------      ------     ------

  Balance June 30,
    1992                    290,000  $29,000   20,000   $ 2,000    14,964,567    $ 150   $40,095      4,475      $(65,138)

  Net (loss)                     -        -        -         -             -        -         -          -         (4,630)

  Stock issued to
    employees                    -        -        -         -         78,300       -         85         -             -

   Adjustment to warrants
    issued in prior
    periods, net                 -        -        -         -             -        -         -         (97)           -
                            -------  -------   ------   -------    ----------    -----   -------      -----      --------

  Balance June 30,
    1993                    290,000   29,000   20,000     2,000    15,042,867      150    40,180      4,378       (69,768)

  Net income                     -        -        -         -             -        -         -          -            988

  Stock issued under
    employee stock grant
    plan                         -        -        -         -        107,200        2        38         -             -

  Preferred stock
    surrendered                  -        -   (19,638)   (1,964)           -        -      1,964        -              -

  Stock options
    granted at less than
    market value                 -        -        -         -             -        -         70        -              -

  Warrants exercised             -        -        -         -     33,367,610      333      4,314   (4,378)            -
                            -------  -------  -------   -------   -----------    -----     ------    -----       --------
  Balance June 30,
    1994                    290,000   29,000      362        36    48,517,677      485     46,566       -         (68,780)

  Net income                     -        -        -         -             -        -          -        -           9,701

  Preferred stock
    surrendered                  -        -       (18)       (2)           -        -           2       -              -

  Reverse stock
    split                        -        -       -          -    (40,431,314)    (404)       404       -              -
                            -------  -------  -------   -------   -----------    -----     ------    -----       --------
  Balance June 30,
    1995                    290,000  $29,000      344   $    34     8,086,363    $  81    $46,972       -        $(59,079)
                            =======  =======  =======   =======   ===========    =====    =======    =====       ========

 The accompanying notes are an integral part of these consolidated statements.

                   NU-WEST INDUSTRIES, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                          For the Years Ended June 30,
                                 (In thousands)

                                                                1995           1994           1993
                                                              --------       --------       ---------

CASH FLOWS PROVIDED BY (USED FOR) OPERATING
 ACTIVITIES
  Net income (loss)                                           $  9,701       $    988       $  (4,630)
  Adjustments to reconcile net income (loss) to net
    cash provided by (used for) operating activities:
      Depreciation, depletion and amortization                   5,783          5,537           5,848
      Amortization of discounts and loan fees                    1,531          1,680           2,083
      Interest paid in kind                                      2,870          1,658               -
      Deferred income taxes                                       (297)          (140)              -
      Other                                                        (83)            49              69
      Write-off of loan fees and discounts                           -          1,560               -

  Loan fees deferred                                              (195)        (6,833)           (681)
  Changes in operating assets and liabilities:
    Receivables                                                 (1,294)        (3,058)          1,211
    Inventories                                                 (7,744)        (5,830)          2,221
    Deferred turnaround costs                                      556           (722)            590
    Deferred mining costs                                           (4)           862           1,098
    Prepaid expenses and other current assets                     (237)           187              (5)
    Accounts payable                                             1,358            468          (1,282)
    Accrued liabilities                                         (1,311)          (708)           (379)
    Other liabilities                                               89            141               4
    Minority interest                                                -            (56)           (367)
                                                              --------       --------       ---------

      Net cash provided by (used for)
        operating activities                                    10,723         (4,217)          5,780

CASH FLOWS USED FOR INVESTING ACTIVITIES
  Capital expenditures                                          (6,426)        (3,288)           (673)
  Net proceeds from Nu-West Mining acquisition                       -              -             350
  Purchase of bonding deposit investment securities               (365)            (5)           (565)
  Proceeds from maturity of bonding deposit investments            525            329             442
  Proceeds from collection of long-term note receivable            161              -               -
  Other                                                              8              -               2
                                                              --------       --------       ---------

      Net cash used for investing activities                    (6,097)        (2,964)           (444)

CASH FLOWS PROVIDED BY (USED FOR) FINANCING ACTIVITIES
  Proceeds from revolving lines of credit                       12,800         52,399         105,730
  Payments on revolving lines of credit                        (15,000)       (50,839)       (104,512)
  Proceeds from long-term debt                                   1,877         43,250              -
  Principal payments on long-term debt                          (5,300)       (36,658)         (8,048)
  Proceeds from exercise of warrants                                 -             74               -
                                                              --------       --------       ---------

      Net cash provided by (used
        for) financing activities                               (5,623)         8,226          (6,830)
                                                              --------       --------       ---------

NET INCREASE (DECREASE) IN CASH                                   (997)         1,045          (1,494)

CASH AT BEGINNING OF PERIOD                                      1,137             92           1,586
                                                              --------       --------       ---------

CASH AT END OF PERIOD                                         $    140       $  1,137       $      92
                                                              ========       ========       =========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
  Cash paid during fiscal year for:
    Interest                                                  $  5,231       $  6,492       $   6,676
    Income taxes                                              $    297       $    507       $       -

 The accompanying notes are an integral part of these consolidated statements.

                   NU-WEST INDUSTRIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(1)  SIGNIFICANT ACCOUNTING POLICIES

     Principles of Consolidation

The accompanying financial statements include the accounts of Nu-West Industries, Inc. (the "Company") and its wholly owned subsidiaries, Nu-West Minerals, Inc. ("Nu-West Minerals") and Nu-West Mining, Inc. ("Nu-West Mining"). All significant intercompany transactions have been eliminated.

     Inventories

Inventories are stated at the lower of first-in, first-out cost or market value and include the cost of materials, direct labor and manufacturing overhead. Inventories consisted of the following at June 30 (in thousands):


                           1995     1994
                          -------  -------

      Finished goods      $ 8,811  $ 3,705
      Work in progress      3,948    2,885
      Raw materials        10,364    8,894
      Supplies              3,691    3,404
                          -------  -------

                          $26,814  $18,888
                          =======  =======

Supplies consist of replacement parts, chemicals and coal. Supplies are charged to production as they are consumed and are expensed, as Cost of sales, as the associated finished goods are sold.

     Deferred Turnaround Costs

Production facilities are periodically shut down (typically once annually), at which time repair and maintenance procedures are performed. Related costs ("turnaround costs") are deferred and amortized ratably throughout the fiscal year which is benefitted by these costs.

     Property, Plant and Equipment

Property, plant and equipment is recorded at cost. Significant improvements and betterments are capitalized, while repairs and maintenance, other than turnaround costs, are charged to operations as incurred.

Lease obligations for which the Company assumes substantially all property rights and risks of ownership are capitalized. All other leases are treated as operating leases. Payments on operating leases totaled $3.0 million in fiscal 1995 and $2.3 million in fiscal 1994. See Note 13 for annual minimum lease payments on certain material operating leases.

The major components of property, plant and equipment are as follows (in thousands):


                                              1995       1994
                                            ---------  ---------
      Mineral reserves                      $  2,465   $  2,465
      Land and Land improvements               7,863      7,812
      Buildings                                3,460      3,230
      Operating equipment                     50,804     48,612
      Plant and Construction in progress       6,657      4,868
                                            --------   --------
                                              71,249     66,987
      Accumulated depreciation               (33,271)   (28,194)
                                            --------   --------
                                            $ 37,978   $ 38,793
                                            ========   ========

Depreciation of plant and equipment and amortization of land improvements and assets under capital leases are calculated using the straight-line method over 10 - 20 years for land improvements, 10 - 20 years for buildings and 3 - 15 years for plant and operating equipment. Depletion of mineral reserves is provided based on the estimated recoverable reserves on the units of production method.

     Deferred Financing Fees

The Company incurred loan fees of $195,000 in fiscal 1995, $10,362,000 in fiscal 1994 (including $3,529,000 of noncash items) and $681,000 in fiscal 1993, which were deferred and are being amortized over the lives of the associated loans. In fiscal 1995, deferred financing fees increased by $657,000 due to an adjustment in the estimated value of the Cash Settlement Option. (See Note 4.) Amortization of loan fees was $1,531,000 in each of fiscal 1995 and 1994, and $1,513,000 in fiscal 1993. Unamortized loan fees were $9,038,000 at June 30, 1995 and $9,717,000 at June 30, 1994. Loan fees totalling $1,193,000 were written off in fiscal 1994 in connection with the Company's Recapitalization Plan (See Note 4).

     Deferred Costs and Other Assets

Deferred costs and other assets consisted of the following at June 30 (in thousands):


                                              1995    1994
                                             ------  -------
      Goodwill                               $  858   $1,102
      Rhone-Poulenc mine site development       728      508
      Rhone-Poulenc note receivable           1,398        -
      Bonding deposits                          367      527
      Ore requirement reduction agreement       796      870
      Exploratory drilling                      539      646
      Other                                      22       67
                                             ------   ------
                                             $4,708   $3,720
                                             ======   ======

Goodwill is recorded at cost and amortized on a straight line basis over a period of five years.

Mine site development costs relate to costs incurred at the Rhone-Poulenc mine and are being amortized on a units of production basis over the life of the RP Agreement (See Note 13).

Bonding deposits represent bank certificates of deposit and United States Treasury securities pledged to various state and federal government agencies to guarantee compliance with royalty and mine rehabilitation requirements pursuant to existing agreements with such agencies.

Exploratory drilling costs are associated with mineral properties on which mining permits have been granted, or are in the process of being granted, by the state and federal agencies with jurisdiction over them. Exploratory drilling represents costs incurred to define the existence and layout of ore reserves in a given mineral property. If the Company determines the ore cannot be economically mined, or a state or federal agency declines to grant a mining permit on a specific property, any associated costs, including exploratory drilling, are expensed. These mineral properties will be required in the event Rhone-Poulenc is unable to fully perform under the terms of the RP Agreement (See Note 13).

See Note 2 "Synthetic Silica Business" and Note 13 "Mining Contracts" and "Rhone-Poulenc Agreement" for a description of additional components of Deferred costs and Other assets.

     Product Sales

Upon shipment, the Company records product sales net of related freight, commissions, cash discounts, price adjustments and heel credits.

     Major Customers and Export Sales

Sales to one domestic customer represented 17% of product sales during fiscal 1995, 16% during fiscal 1994 and 14% during fiscal 1993. Other than sales to customers in Canada and Mexico, which accounted for approximately 14% of the Company's product sales for all periods presented, the Company has not exported any of its fertilizer products.

     Income Taxes

Effective July 1, 1993, the Company adopted Statement of Financial Accounting Standard 109, "Accounting for Income Taxes" ("SFAS 109"), and therefore continues to follow the liability method of accounting for income taxes as it had since 1988 under SFAS 96. Adoption of these requirements based on a one time adjustment had no effect on the Company's income for the year ended June 30, 1994. Financial Statements for prior periods have not been restated. Deferred income tax liabilities are recorded based on the difference between the tax basis of assets and liabilities and their carrying amounts for financial reporting purposes.

     Net Income or Loss Per Common Share

Net income or loss per common share is computed by dividing income applicable to common shareholders by the weighted average number of shares outstanding during the period (9,018,000 in fiscal 1995, 5,759,000 in fiscal 1994, and 2,507,000 in fiscal 1993). The effect of the Company's common stock equivalents (warrants and options) was anti-dilutive at June 30, 1994 and 1993.


(2)  SYNTHETIC SILICA BUSINESS

Effective January 1, 1991, Nu-West Minerals formed a general partnership, NuTec Mineral and Chemical Company ("NuTec"), with Mineral Technology Corporation ("MinTec") of Custer, South Dakota, for the development and production of high purity silica and other chemical and natural quartz products. Initially, Nu-West Minerals owned an 80% interest in NuTec, and MinTec held a 20% interest.

Effective January 1, 1994, NuTec distributed to MinTec certain assets and liabilities associated with the natural quartz business of NuTec which had originally been contributed by MinTec. In return, MinTec reduced its ownership interest in NuTec to 5%, thereby increasing the Company's indirect ownership of NuTec to 95% through its subsidiary, Nu-West Minerals. The 5% ownership interest retained by MinTec was also converted from a general partnership interest to a limited partnership interest as part of the transaction. NuTec retained the license rights to patented technology and related assets for the production of synthetic silica and certain other products. In connection with the transaction, the Company recorded $1,225,000 of goodwill which is being amortized on a straight line basis over five years. The unamortized balance of $858,000 at June 30, 1995 and $1,102,000 at June 30, 1994 is included in
Deferred costs and Other assets on the Consolidated Balance Sheet.

Potential end uses for which NuTec's products may serve as feedstock include high-purity glass applications, implements and crucibles used in the production of silicon crystals, low alpha fillers used for silicon chip encapsulation, fibre optic wave guides, high temperature lighting and other technical applications. Since its formation, development of the synthetic silica business has been constrained by a lack of capital, including a restriction under its current credit agreement to invest no more than $300,000 during fiscal 1995. The new Harris credit agreement (See Note 4) further limits the investment in NuTec to no more than $150,000 per year. Accordingly, NuTec has operated its facilities principally to test production capacities and to produce sample quantities of high purity synthetic silica for prospective customers. While initial prospective customer response has been encouraging, continuous operation and process refinement will be necessary to meet various end-user requirements. Management's plans are to not undertake commercial operations until NuTec is successful in marketing its products and in obtaining sufficient capital to sustain operations. While uncertainty exists, management believes it will be able to obtain sufficient capital and, based on its projection of potential sales and production costs, the Company's investment in NuTec is recoverable over time.

Summarized financial information for NuTec is as follows (in thousands):

                                              1995    1994    1993
                                             ------  ------  ------

      Net sales to unaffiliated customers    $    8  $  152  $  277

      Net loss                                  882   1,373   1,836

      Net loss allocable to Nu-West             882   1,317   1,469

      Identifiable assets                     6,048   6,339   7,038

      Depreciation and amortization             245     180     232

      Capital expenditures                        -      29     264


(3)  ACQUISITION OF THE CONDA PARTNERSHIP
     AND WESTERN COOPERATIVE FERTILIZERS (US)

Until July 14, 1992, the Company had a 50% interest in the Conda Partnership. The Conda Partnership was a general partnership which held significant phosphate ore reserves in southeastern Idaho, operated processing facilities adjacent to the Company's Conda, Idaho manufacturing operation ("the Conda Plant") and until fiscal 1994 supplied the Company with substantially all its phosphate ore requirements. (See Note 13 "Rhone-Poulenc Agreement".)

On July 14, 1992, the Company purchased 100% of the capital stock of Western Cooperative Fertilizers(U.S.) Inc. ("WCF(US)"), a wholly owned subsidiary of Western Cooperative Fertilizers Limited ("WCFL"). WCF(US) owned the other 50% interest in the Conda Partnership. Following the closing, the name of WCF(US) was changed to Nu-West Mining. This acquisition was accounted for as a purchase and, accordingly, the accounts of the Conda Partnership have been consolidated with those of the Company and Nu-West Mining since the beginning of fiscal 1993. In connection with the transaction, the Company has provided an unlimited indemnification to WCFL against tax and certain other liabilities related to WCF(US) and the transaction.

Immediately following the closing of the stock purchase, WCF(US) prepaid all of its outstanding debt, consisting of certain long-term notes, by payment to the note holders of outstanding principal, interest and prepayment penalties totalling approximately $20.7 million. Funds to satisfy the notes were supplied by the payment of approximately $21.2 million from WCFL in return for the cancellation of sales contracts which would require WCFL to take future delivery of phosphate rock from WCF(US) through 1996.

The Company dissolved the Conda Partnership effective July 1, 1994, and its assets and liabilities were distributed to the Company and Nu-West Mining.

(4)  LONG-TERM DEBT

Long-term debt at June 30 consisted of the following (in thousands):

                                                                     1995      1994
                                                                   --------  --------

Senior secured term loan, due September 1999                       $23,250   $28,500
Revolving credit loan, due September 1999                            6,521     8,721
Junior secured term loan, due November 2000                          1,880         -
12.5% senior subordinated unsecured term loan, due October 2001     10,000    10,000
18% subordinated notes, due October 2002                            13,600    13,600
18% subordinated PIK interest notes, due October 2002                4,529     1,659
Cash settlement option                                               3,736     3,179
Non-interest bearing promissory notes, due October 2002                156       156
Capitalized lease obligations                                           39        16
Conda Partnership obligation                                             -        20
                                                                   -------   -------
                                                                   $63,711   $65,851
Less - Current portion                                              (5,019)   (5,262)
                                                                   -------   -------
                                                                   $58,692   $60,589
                                                                   =======   =======

On October 20, 1993, the Company held a Special Meeting of Stockholders at which stockholders approved the Company's Recapitalization Plan (as described below), an increase in the authorized number of common shares from 35 million to 100 million, and the creation of a non-voting class of common stock.

The Recapitalization Plan involved the refinancing of substantially all of the Company's existing long-term debt and the issuance of additional equity securities. On November 2, 1993, the Company entered into loan agreements with Banque Indosuez, New York Branch, as agent, providing for (i) a six-year $30 million senior secured term loan, (ii) an eight-year $10 million senior subordinated unsecured term loan, and (iii) a six-year $20 million revolving credit facility, a portion of which is used for letters of credit. The senior secured term loan bears a floating interest rate of 2.0% over the higher of (i) the Federal Funds Rate plus 1/2% or (ii) the prime rate of Banque Indosuez. Principal and interest are payable quarterly and principal repayment began on June 30, 1994. Additional principal payments are required to be made from the proceeds of asset sales, sales of equity or debt securities and from excess cash flow (as defined in the Credit Agreement). The senior subordinated term loan bears interest at a fixed rate of 12.5% with principal due at maturity on October 15, 2001. Warrants to purchase 799,087 shares (or 9% on a fully diluted basis) of the Company's common stock at an exercise price of $.06 per share were issued in connection with the bank financing. At June 30, 1995, 479,452 non-voting common shares had been issued in connection with the exercise of warrants. The Company also agreed to pay to an affiliate of Banque Indosuez an amount equal to 12.6% of the appreciation in trading value of Class A Preferred Stock above $40 per share (the "Cash Settlement Option"). The estimated amount of such payment of $3,736,000 at June 30, 1995 and $3,179,000 at June 30, 1994
was recorded as long-term debt and deferred loan fees which will be amortized over the term of the agreement. These items are non-cash and are not reflected in the Company's Consolidated Statement of Cash Flows. The Cash Settlement Option is payable upon exercise of the option by the holder after November 2, 1996 (unless accelerated as a result of the occurrence of certain events) and before November 1, 2003. The revolving credit facility bears interest at prime plus 2% (11% at June 30, 1995) and advances are limited to a maximum of 85% of eligible accounts receivable, 35% of eligible phosphate ore inventories and 70% of eligible raw materials and finished goods inventories. At June 30, 1995, the Company had $9.9 million of available capacity under the revolving line of credit after a reduction for $3.5 million of outstanding letters of credit. See
Note 13 "Rhone-Poulenc Agreement". Subsequent to the refinancing Banque Indosuez obtained other participating investors in the financing.

The Company also executed a purchase agreement with a former member of the board of directors, a member of the WPG Debtholder Group ( as defined below) and an affiliate of Banque Indosuez for the purchase of $3.5 million of junior subordinated notes ("Subordinated Notes"). The Subordinated Notes are payable at maturity on October 20, 2002 and bear interest at a rate of 18%, payable semi-annually in cash or in Subordinated PIK Notes, at the option of the Company. The senior secured term loan and the senior subordinated unsecured term loan each prohibit the payment of interest on the Subordinated Notes in cash. Also, warrants for the purchase of 1,118,722 shares, or 12.6% on a fully-diluted basis, of common stock at an exercise price of $.06 per share were issued to these purchasers in connection with the financing. At June 30, 1995, warrants to purchase 760,731 common shares had been exercised. Proceeds of the Subordinated Notes were used for transaction costs of the Recapitalization Plan and for certain capital expenditures, including capital projects necessary to meet the requirements of the RP Agreement (See Note 13).

Because of the Company's financial condition at the time, its small balance in stockholders' equity and the liquidation preference of the Preferred Stock over the common stockholders, warrants issued in conjunction with the Recapitalization were assigned no value.

The holders of $10.1 million of secured senior subordinated debt issued in July 1989 and November 1990 (the "WPG Debtholder Group") exchanged that debt for $10.1 million of Subordinated Notes. This non-cash exchange is not reflected in the Company's Consolidated Statement of Cash Flows. The Company issued warrants for the purchase of 3,231,864 shares, or 36.4% on a fully-diluted basis, of common stock at an exercise price of $0.06 per share in connection with the exchange. These warrants were exercised by the WPG Debtholder Group on November 2, 1993. The exercise price was paid by reducing the balance of the $350,000 notes discussed below to $156,000. In addition, the holders of the Subordinated Notes contributed to the capital of the Company, for no consideration, 19,638 shares of Class B Preferred Stock held by them. Subsequent to the refinancing, substantially all of the Subordinated Notes have been transferred to other investors.

Certain warrants to purchase common stock issued to the WPG Debtholder Group in connection with the July 1989 and November 1990 financings were adjusted because of the Recapitalization, giving effect to the anti-dilution provisions of the warrants, and these warrants as adjusted were exercised on November 2, 1993.
The exercise price of the warrants was paid to the Company by surrender of warrants, resulting in a net issuance of 1,089,221 shares of common stock. As consideration for the agreement by the WPG Debtholder Group to exercise the warrants issued in the 1989 and 1990 financings prior to their expiration date, the Company issued non-interest bearing promissory notes to the WPG Debtholder Group in the aggregate principal amount of $350,000 payable on October 21, 2002. These notes, which were reduced to $156,000 as discussed above, will begin to bear interest from October 20, 1998 to maturity at prime.

The Company was required to write-off deferred financing costs and unamortized discounts totalling $1,560,000 related to the debt retired in connection with the Recapitalization Plan. The Company also incurred a prepayment penalty of $100,000 in connection with this debt retirement. The total write-off of $1,660,000 is presented as an extraordinary loss in the fiscal 1994 statement of operation. Other than the $100,000 prepayment penalty, this charge had no cash effect.

See Note 13 "Kennecott Agreement" for further information regarding the Junior Secured Term Loan due November 2000.

The scheduled annual minimum maturities for long-term debt, including capitalized lease obligations, are as follows (in thousands):


            Fiscal Year               Amount
            -----------              -------
              1996                   $ 5,019
              1997                     9,374
              1998                     6,133
              1999                     6,380
              2000                     8,397/*/
              2001 and thereafter     28,408
                                     -------
                                     $63,711
                                     =======

/*/Includes $6,521,000 which was the balance of the Company's revolving line of credit at June 30, 1995.

On August 3, 1995, the Company refinanced substantially all of its long-term debt described earlier. The Company entered into a $75 million senior secured loan agreement with Harris Trust and Savings Bank ("Harris") as agent providing for (i) a five-year $15 million revolving credit facility, $5 million of which is available only during the period July through February of each year, (ii) a $5 million letter of credit facility which expires December 31, 1998, (iii) a five-year $25 million term loan with equal quarterly amortization, and (iv) a six-year $30 million term loan with quarterly amortization in varying amounts. The loans bear interest based, at the Company's option, on either (i) LIBOR or
(ii) the prime commercial rate announced from time to time by Harris, plus a variable margin determined by the Company's fixed charge ratio. Based on the initial margin at closing, the $25 million loan and revolving credit facility bear interest at LIBOR plus 2.25% and the $30 million loan bears interest at LIBOR plus 3.0%. The loan agreements require the Corporation to maintain certain financial ratios and other covenants, and the notes are secured by substantially all of the assets of the Company.

If the Recapitalization had occurred on July 1, 1994, net sales for the year ended June 30, 1995 would not have changed and unaudited pro forma net income and net income per common share before extraordinary items would have been approximately $13.7 million and $1.17, respectively. After an extraordinary loss for early extinguishment of debt of approximately $10.7 million, net income would have been approximately $3 million and a net loss per common share of $.02 after preferred dividend requirements. The extraordinary loss which was recorded at August 3, 1995 due to write off of loan fees and prepayment penalties was $9.8 million, or $1.09 per common share of which $8.8 million had no cash effect.

The pro forma scheduled annual minimum maturities for long-term debt assuming the refinancing completed in August 1995 had been completed at June 30,1995, including capitalized lease obligations, are as follows (in thousands):

            Fiscal Year               Amount
            -----------               ------
              1996                   $ 6,019
              1997                    10,374
              1998                     9,383
              1999                    10,380
              2000                    17,897/*/
              2001 and thereafter     13,124
                                     -------
                                     $67,177
                                     =======

/*/Includes $6,521,000 which was the balance of the Company's revolving line of credit at June 30, 1995.

The foregoing unaudited proforma information does not purport to be indicative of the financial position or results of operations which actually would have occurred had the refinancing been completed on the dates indicated.


(5) INCOME TAXES

Due to the Company's net operating loss carryforwards, it is subject only to alternative minimum taxes. During 1995 and 1994, the Company provided alternative minimum taxes of $194,000 and $20,000, respectively, which were offset by the reversal of excess tax liabilities provided in prior years. Benefits relating to the net operating losses for fiscal 1993 were not recorded as the Company could not carry them back for refunds and future realization was not assured.

The Conda Plant and the interest in the Conda Partnership were purchased from the bankruptcy estate of Beker Industries Corp. ("Beker") on July 24, 1987. In this transaction, the Company succeeded to Beker's tax basis in the assets purchased as well as Beker's net operating loss and investment tax credit carryforwards. Deferred income taxes were provided at the acquisition date for the difference in the tax basis of the acquired assets from the book basis. These deferred taxes are required for alternative minimum taxes that will not be reduced by the Company's operating loss and investment tax credit carryforwards.

The components of the net deferred tax liability on the Company's Balance Sheet were determined in accordance with SFAS 109 and were as follows at June 30, (in thousands):


                                                          1995       1994
                                                        ---------  ---------
DEFERRED TAX LIABILITIES
  Book basis in excess of tax basis of acquired assets  $  4,980   $  5,515
  Other                                                       19        328
                                                        --------   --------
  Total Deferred Tax Liabilities                           4,999      5,843

DEFERRED TAX ASSETS
  Operating loss carryover                                84,276     86,962
  Tax credit carryover                                     2,012      2,583
  AMT credit carryover                                       805        397
  Other                                                      238         83
                                                        --------   --------
  Total Deferred Tax Assets                               87,331     90,025
  Less Valuation Allowance                               (82,959)   (85,106)
                                                        --------   --------
                                                           4,372      4,919
                                                        --------   --------
                                                        $    627   $    924
                                                        ========   ========

The fiscal 1995 and 1994 Consolidated Statement of Cash Flows includes alternate minimum taxes paid on taxable income arising from the purchase of WCF(US) (see
Note 3) which were accrued as part of the purchase price, as well as estimated alternative minimum taxes paid on fiscal 1995 and 1994 taxable income from operations.

At June 30, 1995, net operating loss carryforwards of approximately $232 million were available to offset future taxable income and investment tax credit carryforwards of approximately $2 million were available to offset future tax liabilities. These carryforwards expire in 1998 through 2007. The Company also has $805,000 of alternative minimum tax credits which can be carried forward indefinitely.


(6)  PREFERRED STOCK

At June 30, 1995, 290,000 shares of Class A Preferred Stock and 344 shares of Class B Preferred Stock were outstanding. Each share of Class A Preferred Stock is entitled to an $11 per share annual cash dividend payable on December 1 following the Company's fiscal year end. Dividends are cumulative, and unpaid dividends were $19,140,000 at June 30, 1995 and $15,950,000 at June 30, 1994.
Although not accrued as a liability, Class A Preferred Stock dividends are taken into effect in the calculation of earnings per share. The Class A Preferred Stock is redeemable by the Company at $100 per share plus any unpaid cumulative dividends. Redeemed Class A Preferred Stock may not be reissued by the Company.

In connection with the Company's fiscal 1994 refinancing (see Note 4) certain holders of the Class B Preferred Stock surrendered 19,638 shares for no consideration. An additional 18 shares were surrendered in fiscal 1995. Each remaining share of Class B Preferred Stock is entitled to an $11 per share annual cash dividend beginning in fiscal year 1994, and payable on December 1 following the Company's fiscal year end. Dividends are cumulative, and unpaid dividends were $8,000 at June 30, 1995. Payment of dividends is dependent upon certain cash flow requirements in excess of current and cumulative dividend payments on Class A Preferred Stock. Such dividends are cumulative for any amounts not paid. Although not accrued as a liability Class B Preferred Stock dividends are taken into effect in the calculation of earnings per share. The Class B Preferred Stock is redeemable by the Company at $100 per share plus any unpaid cumulative dividends. Redeemed Class B Preferred Stock may not be reissued by the Company.

Payment of Class A and Class B Preferred Stock dividends is prohibited by the covenants of certain of the Company's loan agreements, including the new senior secured loan agreement with Harris. (See Note 4.)

In the event of liquidation, the Class A and Class B Preferred Stock are entitled to a liquidation preference of $100 per share plus any accumulated dividends prior to any distribution to common stockholders. The Class A and Class B Preferred Stock do not have voting rights on matters presented to the Company's shareholders.

(7)    COMMON STOCK

On November 15, 1994, the stockholders of the Company authorized a reverse stock split of one share of newly issued Common Stock for each six shares of existing Common Stock. On that same date, the Board of Directors approved a one-for-six reverse stock split to be effective at the close of business on December 9, 1994. Accordingly, the Restated Certificate of Incorporation was amended to reduce the number of authorized shares of common stock to 16,666,667. Every six shares of common stock outstanding on the effective date were reclassified into one share of common stock. All per share amounts in this report reflect the effect of this one-for-six reverse stock split.

By a vote of the common shareholders in October 1993, the authorized shares of common stock was increased from 35,000,000 to 100,000,000, and a class of 12,000,000 shares of non-voting common stock was authorized (see Note 4). After adjustment for the reverse stock split, 633,105 shares of non-voting common stock were outstanding at June 30, 1995.

At June 30, 1995, a total of 1,291,000 shares of common stock are reserved for the exercise of employee stock options (501,833 shares) and warrants for the purchase of common stock (789,167 shares). The exercise price for warrants to purchase 111,541 shares is 75% of market price on the date of exercise. The exercise price for the remaining warrants is $.06 per share.


(8)  RELATED PARTY TRANSACTIONS

The Company paid consulting fees and expenses of $259,000 in fiscal 1995 and $255,000 in each of fiscal 1994 and 1993 to an affiliate of Weiss, Peck and Greer. Certain principals of Weiss, Peck and Greer are directors of the Company and certain of their affiliates are major shareholders of the Company.


(9)  STOCK OPTION PLANS

     Employee Stock Option Plans

In May 1988, the Company adopted the Employee Stock Option Plan (the "Option Plan"), which provides for the issuance of incentive stock options ("ISOs") and nonstatutory options ("NSOs") as well as stock appreciation rights ("SARs") to qualified officers and employees of the Company. Options to acquire up to 300,000 shares of common stock of the Company may be granted under the Option Plan. On November 15, 1994, the stockholders of the Company approved the Nu-
West Industries, Inc. 1994 Employee Stock Incentive Plan.   An additional
300,000 shares of common stock of the Company may be granted under this option plan.

ISOs may be granted at exercise prices that are not less than the fair market value of the common stock at the date of grant. NSOs may be granted at exercise prices at or below the fair market value of the common stock at the date of grant. Options granted under the Option Plan become exercisable as determined at the date of grant and expire no later than 10 years after the date of grant if not previously exercised. If an Option Plan participant owns more than 10% of the Company's outstanding common stock, the exercise price of any ISOs granted must be at least 110% of fair market value of the common stock at the date of grant.

     Directors Stock Option Plan

On November 15, 1994, the stockholders of the Company approved the Nu-West Industries, Inc. Nonemployee Director Stock Option Plan (the "Directors' Plan"). Options to acquire up to 50,000 shares of the common stock of the Company may be granted under the Directors' Plan. Only directors who are not employees of the Company and who are not affiliated with any entity or group of entities which own more than 20% of the fully-diluted Common Stock of the Company are eligible to participate in the Directors' Plan.

Stock options shall be granted automatically under the Directors' Plan as follows: (i) upon initial election or appointment to the Board, a non-employee director shall be granted a stock option to purchase 4,167 shares of Common Stock; and, (ii) each non-employee director shall be granted a stock option to purchase 833 shares of Common Stock for each full fiscal year of the Company during which he or she served as a non-employee director, effective on the succeeding July 1. Each non-employee director shall be eligible to receive stock options exercisable for a maximum of 16,667 shares of Common Stock. The exercise price of all stock options granted under the Option Plan shall be 100% of the fair market value of the Common Stock as of the date of grant. Stock options will be fully vested on the date of grant and will expire not more than ten years from the date of grant.

     Summary of Option Plan Transactions

A summary of option transactions for fiscal years 1995, 1994, and 1993 is as follows (in thousands except exercise price):

                                      Employee   Directors
                                       Option     Option       Exercise
                                        Plans      Plan          Price
                                      --------   ---------    -----------
Options outstanding June 30, 1992         78          -              5.04
Options granted                           43          -              3.96
                                        ----        ----
Options outstanding June 30, 1993        121                  5.04 & 3.96
Options canceled due to surrender       (121)         -       5.04 & 3.96
Options granted                          237          -              2.70
                                        ----        ----
Options outstanding June 30, 1994        237          -              2.70
Options granted                          261           4      6.38 & 8.50
                                        ----        ----
Options outstanding June 30, 1995        498           4
                                        ====        ====

The options issued in fiscal 1994 are not exercisable until December 1, 1996. Of the options issued in fiscal 1995, forty percent are exercisable on January 1, 1997 and twenty percent become exercisable on each of January 1, 1998, 1999, and 2000. As of June 30, 1995, 39,167 shares were available for grant under the Employee Option Plan, and 45,833 shares were available for grant under the Directors Plan.

Compensation expense of $70,000 was recognized in fiscal 1994 for options to acquire 237,000 shares of common stock which were granted at an exercise price of $2.70 per share, which was 90% of the fair market value of the common stock at the date of grant. The options granted in fiscal 1995 are noncompensatory, since the exercise price was the closing price of the common stock on the date of grant.


(10)    EMPLOYEE STOCK GRANT PLAN

In May 1991, the Company adopted the Employee Stock Grant Plan which provided for the issuance of up to 167 shares of the Company's common stock to each eligible employee, other than senior management, as defined by the plan. Accordingly, 17,867 shares in fiscal 1994 and 13,050 shares in fiscal 1993 were issued to eligible employees. Compensation expense of $40,000 in fiscal 1994 and $86,000 in fiscal 1993 has been recognized in the Financial Statements which was a non-cash expense and is not reflected in the Consolidated Statement of Cash Flows. No stock was issued to employees in fiscal year 1995.


(11)    RETIREMENT AND BENEFIT PLANS

Effective January 1, 1988, the Company adopted a profit sharing plan qualified under Section 401(k) of the Internal Revenue Code. All employees are eligible to participate in the plan immediately upon employment with the

Company. The Company matches a certain percentage of the employees' contributions. Company contributions were $526,000 in fiscal 1995, $305,000 in fiscal 1994, and $286,000 in fiscal 1993.

The Company incurred approximately $15,000 in 1995 and $20,000 in both 1994 and 1993 in cash payments for postretirement benefits. The Company has agreed to provide a Medicare supplement and $5,000 of life insurance to its employees upon retirement. Effective July 1, 1993, the Company adopted Financial Accounting Standards Board Statement 106, "Employers Accounting for Postretirement Benefits Other Than Pensions", which requires that the cost of these benefits be accrued as a form of deferred compensation earned during the period that employees render service, rather than the previously permitted practice of accounting for such costs as incurred. The Company has elected to amortize the unrecognized accumulated postretirement benefit obligation ("transition obligation") of
$963,000 at July 1, 1993 to expense over a twenty year period.   This obligation
was determined by application of the terms of the Medicare supplement and life insurance plans, together with relevant actuarial assumptions and historical health-care cost trend rates of 7%. The assumed health-care cost trend rate for fiscal 1995 was 4%. The effect of a 1% annual increase in the assumed cost trend rates would increase the accumulated postretirement benefit obligation by approximately $52,000 and the annual service cost by approximately $19,000. The weighted average discount rate used in determining the accumulated postretirement benefit obligation was 7%. The plans are unfunded.

The following table sets forth the plans' combined status reconciled with the amount included in the Consolidated Balance Sheets at June 30, (in thousands):

                                                                   1995    1994
                                                                  ------  ------
Retirees                                                          $ 200   $ 299
Other active plan participants                                      442     775
Unrecognized transition obligation                                 (865)   (913)
Unrecognized gain                                                   473      -
                                                                  -----   -----
Total accumulated postretirement obligation accrued at June 30    $ 250   $ 161
                                                                  =====   =====

Net periodic postretirement benefit cost for the years ended June 30, included the following components:

                                                                   1995   1994
                                                                  -----   -----
Service cost-benefits attributed
     to service during the period                                  $ 55    $113
Amortization of unrecognized gain                                   (14)     -
Amortization of transition obligation                                48      48
                                                                   ----    ----
Net periodic postretirement benefit cost                           $ 89    $161
                                                                   ====    ====

The adoption of the new accounting method will have no effect on the Company's cash outlays for retiree benefits.


(12)  LITIGATION

In fiscal 1993, the Company executed an agreement with the Trustee of the Estate of Nu-South Industries, Inc. ("Nu-South") and Mississippi Chemical Corporation ("MCC"), a major creditor of Nu-South, for the settlement of, and the mutual release from all claims against the Company relating to the Nu-South bankruptcy (the "Settlement Agreement"). Nu-South was a wholly owned subsidiary of the Company that filed a voluntary petition for liquidation under the provisions of Chapter 7 of the Bankruptcy Code on February 1, 1990. The Trustee had filed a complaint against the Company in January 1992 for the recovery of unspecified amounts relating to alleged preferential transfers by Nu-South and was considering possible additional claims against the Company, including claims which would assert that the Company should be held liable for the debts of Nu-South. In addition, the Trustee had filed certain preference claims against other parties which involved payments by Nu-South of debts allegedly guaranteed by the Company.

The Settlement Agreement required a payment of $400,000 in cash on December 1, 1992, plus deferred payments totalling an additional $150,000 through May 1993, in exchange for a general and irrevocable release by the Trustee and MCC of all claims against the Company, its current and former officers and directors, and its affiliates. The Trustee has obtained such releases or dismissals with prejudice as would protect the Company from indemnity claims by defendants in the guaranty preference cases. The Settlement Agreement was approved by the Bankruptcy Court on December 7, 1992. A provision for $400,000 was recorded during fiscal 1992 and an additional $150,000 was recorded in fiscal 1993 to provide for payment of this settlement. The Nu-South bankruptcy estate was closed on April 1, 1994.

The Company is not a party to or involved in any other legal action except for routine litigation incidental to its business.


(13) COMMITMENTS AND CONTINGENT LIABILITIES

     Mining Contract

Mining operations at the existing reserves of the Conda Partnership have been carried out by a third party general contractor (the "General Contractor") since 1972. The agreement between the Conda Partnership and the General Contractor required the Conda Partnership to mine a minimum amount of phosphate ore each year, or pay the General Contractor a price adjustment determined at the conclusion of the mining season, which typically runs through November. The agreement also required the Conda Partnership to use the General Contractor as the miner on its reserves through 1997.

The Company entered into an Ore Requirement Reduction Settlement Agreement effective November 30, 1993 with the General Contractor which reduced the amount of ore required to be mined by the Conda Partnership each year to a minimal amount and extends the term of the mining agreement to December 31, 2007. The Company paid $500,000 in January 1994 and $500,000 plus accrued interest in March 1994 to the General Contractor in connection with this agreement.

On August 9, 1994 the Company entered into a Work Reduction and Buy-Out Settlement Agreement with the General Contractor. This amendment to the mining contract eliminates the remaining minimum annual mining requirement and the required use of the General Contractor for ore handling functions at the Conda Plant, as well as certain other modifications. The Company paid the General Contractor $100,000 for the modification of the contract and expects to save $1.0 to $1.5 million annually as a result of these changes. The payments associated with both of these agreements are included in Deferred Costs and Other Assets on the Consolidated Balance Sheet and are being expensed on a units of production basis over the life of the RP Agreement (as defined below). The unamortized balance of these payments was $796,000 at June 30, 1995 and $870,000 at June 30, 1994.

The Company entered into a $1.2 million, five year operating lease with Caterpillar Financial Services Corporation for Equipment to conduct the ore handling operations previously performed by the general contractor. The annual minimum lease payments for this equipment are $266,000 for fiscal 1996, $249,000 for fiscal 1997 through 1999 and $58,000 for fiscal 2000.

     Rhone-Poulenc Agreement

The Company entered into a seven-year agreement with Rhone-Poulenc Basic Chemical Company, a division of Rhone-Poulenc, Inc. ("RP") for supply of phosphate ore (the "RP Agreement"). The phosphate ore mined by RP contains higher quality ore with substantially lower overburden removal requirements than found in other known reserves in southeastern Idaho, including those owned by Nu-West Mining. The Company has realized significant annual production cost savings by purchasing phosphate ore under the RP Agreement versus the estimated cost of mining its own reserves. The RP Agreement was contingent on the Company's ability to obtain and make available to RP approximately $13.3 million of mobile mining equipment. On November 2, 1993, the Company entered into a lease financing arrangement with Caterpillar Financial Services Corp. ("Caterpillar") providing for the necessary mining equipment. The Company has posted a $3.2 million letter of credit with Caterpillar to secure its obligations under the lease.

The Caterpillar lease has a 60 month term and provides for the optional purchase
of the equipment based on fair market value at the end of the lease.    The
annual minimum lease payments under this lease are $2.4 million for fiscal 1996, 1997 and 1998, and $608,000 for fiscal 1999. The equipment is subleased by the Company to RP on payment terms equivalent to those between the Company and Caterpillar. RP may cancel the sublease, however, if the Company fails to take shipments or make timely payment for ore received under the RP Agreement.

The terms of the RP Agreement provide that the Company will not be required to take a minimum annual tonnage of ore and may mine its own phosphate ore reserves, but will be responsible for idle leased equipment costs resulting from a reduction in the Company's purchase requirements from RP below 1.6 million tons per year. The Company may not elect to purchase more than 1.6 million tons of ore per year without the consent of RP and must give six months' notice of reductions in its ore purchase requirements. The Company has constructed a new haul road and ore loading system at the RP mine site at a combined total cost of approximately $1.8 million and has transferred these assets to RP in exchange for a 69 month non-interest bearing note receivable. RP makes equal monthly payments on the note. The unpaid balance at June 30, 1995 was $1.7 million of which $1.4 million is included in Deferred costs and Other assets and the balance is included in Accounts receivable. Through June 30, 1995, the Company had spent $1.4 million on the construction of a maintenance shop, and additional expenditures of $780,000 will be required in fiscal 1996 for the completion of this project. This asset will also be transferred to RP in exchange for a non-interest bearing note receivable. Payment for delivery of ore is based on the actual cost of mining by RP plus 50% of the net savings recognized by RP and the Company as a result of the RP Agreement. RP is prohibited from selling its ore reserves without assumption of the RP Agreement by any purchaser. Part of the mining cost paid by the Company will be the cost of reclamation of mined acreage based on cost estimates as the ore is mined, with subsequent adjustments as required. RP will be responsible for all reclamation work and has indemnified the Company against environmental exposure at the mine.

In June 1995, the RP Agreement was extended for an additional five year term through 2005. RP also notified the Company of its intent to cease taking ore from the mine for its own account. RP may resume taking ore with ninety days notice, although no such action is anticipated in the foreseeable future. The Company's ore requirements have exceeded 80% of the total output of the RP mine during fiscal 1995, and no material cost or operational disadvantage is expected as a result of the cessation of deliveries to RP.

Since the Company discontinued the mining of its reserves in November 1993, depreciation and depletion associated with mine assets and reserves were discontinued. The mine assets had been depreciated to salvage value at that date.

    Kennecott Agreement

On July 28, 1994, the Company entered into a five-year sulfuric acid purchase contract with Kennecott Utah Copper Corporation ("Kennecott") for the purchase of 300,000 tons of sulfuric acid per year to replace the output of the older of the two sulfuric acid facilities currently operating at the Conda Plant. Shut down of the older sulfuric acid plant will significantly reduce sulfur dioxide emissions as part of a settlement of the air quality enforcement action described below. Shipments of sulfuric acid are to begin no later than November 1995 and prices under the contract will be adjusted quarterly based on the equivalent cost of sulfur and the Company's selling price for one of its fertilizer products. The Company also entered into a $4 million loan agreement
with Kennecott.   The proceeds of the $4 million loan are being used to
construct tankage and rail spurs to receive and unload the sulfuric acid and a boiler to replace the steam now supplied by the older acid plant. At June 30, 1995, $2.0 million had been spent toward the construction of those assets, and advances on the loan were $1.9 million. The five-year senior subordinated loan is secured by the constructed assets described and bears interest at prime plus 2%. Interest will be paid quarterly, and principal will be repaid as sulfuric acid is purchased over the five year term of the loan.

    Environmental Matters

The Company is subject to federal, state and local environmental laws and regulations. Significant costs could be incurred on account of these environmental laws and regulations in the future. Most of the Company's environmental expenditures and potential costs are or would be in response to provisions of various federal environmental laws, particularly the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act and the Comprehensive Environmental Response, Compensation and Liability Act (aka "Superfund"), and the land use, air, surface and ground water, and hazardous waste regulations of the State of Idaho.

The phosphoric acid process water and calcium sulfate or "phosphogypsum" handled at the Company's Conda Plant are currently exempt from regulation as a "hazardous waste" under Subtitle C of the Resource Conservation and Recovery Act ("RCRA"). The EPA, with input from an advisory committee, is currently evaluating potential improved processing, handling and storage measures for phosphogypsum under provisions of the Toxic Substances Control Act and RCRA.
The exact requirements of those potential future rules cannot be predicted with certainty at this time but will likely control the Company's handling of these materials.

These materials are also regulated under Section 112 of the federal Clean Air Act, which contains closure requirements for gypsum stacks that are no longer used for water management and otherwise become deactivated. The Company does not currently plan to deactivate any of its gypsum stacks under these provisions.

The Company has been subject to normal periodic review under Superfund, and an Expanded Site Inspection was recently completed by an EPA contractor. This inspection included an initial site visit in August 1993, followed by well water sampling and testing in March 1994. Based on the contractor's report, the EPA notified the Company in October 1994 that no further action under the Federal Superfund Program is currently recommended at the Conda Plant.

In March 1994, the EPA issued a Notice of Violation pertaining to numerous excess SO\\2\\ emissions during the period from October 1989 to May 1993. The Company has negotiated a settlement with the EPA, which is now pending final federal court approval, that provides for the payment of a $150,000 fine and reduced SO\\2\\ emissions limitations until November 1995, at which time the Company will shut down the older of its two sulfuric acid plants. The Company has entered into a five-year contract with Kennecott to replace the production of this plant. (See Note 13 "Kennecott Agreement" for further information.)

The Company has recently received a Notice of Violation from the EPA for alleged violations under the Safe Drinking Water Act ("SDWA") relating to testing and reporting on the quality of water used for human consumption from a public water supply system at the Conda Plant. The Company has initiated testing of water that potentially could be used for human consumption and believes, based on discussions with agency officials, that no or only minimal civil penalties will be assessed in connection with this matter. However, the Company has committed to make improvements to its water supply system to comply with SDWA requirements at a cost of approximately $100,000.



(14)    ACCRUED LIABILITIES

Accrued liabilities consisted of the following at June 30 (in thousands):


                                              1995     1994
                                             ------   ------
  Accrued raw materials and
    operating supplies                       $2,634   $2,518
  Accrued capital expenditures                   -       750
  Salaries, wages and
    employee benefits                         2,154    2,265
  Interest                                      294      324
  Shipping costs                                698      881
  Legal fees and provision for litigation        29       47
  Accrued rehabilitation                        758      957
  Other                                         674      764
                                             ------   ------
                                             $7,241   $8,506
                                             ======   ======

Pursuant to the terms of mineral leases with state and federal agencies, the Company is required to rehabilitate acreage disturbed during mining of leases. The estimated cost of rehabilitation is calculated in consultation with the appropriate state or federal agency, and is accrued to Cost of sales using the units of production method as the related ore is mined. The rehabilitation liability is secured by Bonding deposits (see Note 1) and existing surety bonds.


(15)    SUBSEQUENT EVENT

In March 1995, the Company disclosed that it had retained PaineWebber Incorporated to assist it in exploring alternatives for enhancing long-term shareholder value. The alternatives to be considered included but were not limited to strategic relationships with other significant fertilizer producers and customers, the sale or merger of the Company, the formation of a joint venture with one or more parties, or the continuation of the Company's current business plan to concentrate on internal growth. Agrium, Inc. and the Company announced on August 10, 1995 that they had entered into a definitive Merger Agreement which provides for the acquisition of the Company by Agrium.

Under the terms of the Merger Agreement, a subsidiary of Agrium is making a tender offer to purchase all of the outstanding common stock of the Company at $10.50 in cash. The tender offer commenced on August 16, 1995 and will expire on September 14, 1995 unless extended. As soon as practical following the tender offer, the Agrium subsidiary will merge into the Company, and each remaining share of the Company's common stock will be converted into the right to receive $10.50 per share in cash. Total consideration to be paid to the common stockholders of the Company will be approximately $98.5 million.

The completion of the tender offer is conditioned upon, among other things, the tender of at least 60% of the shares of common stock of the Company on a fully-diluted basis and applicable regulatory review. The Board of Directors of the Company has unanimously approved the Merger Agreement. The Board of Directors of the Company may withdraw its recommendation for and support of the transaction if required to do so in furtherance of its fiduciary responsibilities; however, if the transaction with Agrium is terminated or not completed because of such withdrawal, Agrium will be entitled to a payment from the Company of $4 million. PaineWebber Incorporated has acted as financial advisor to the Company and has rendered a fairness opinion in connection with the transaction. The Board of Directors of Agrium has also unanimously approved the merger agreement.

Certain shareholders of the Company, who own in the aggregate approximately 57% of the outstanding and 49% of the fully-diluted common shares, have agreed with Agrium to tender those shares in the tender offer, subject to certain revocation rights.

The Company's current debt structure, as recently refinanced, is expected to remain in place as of the date of the contemplated merger. The Class A and Class B Preferred Stock of the Company will also remain outstanding at the effective date of the merger. Due to the change of ownership which will result if the tender is successful, the Company's usage of its net operating losses will be limited based on the market value of the Company's stock.

In the succeeding seven days following the announcement of the Merger Agreement, four class action lawsuits were filed by various shareholders of the Company in the Court of Chancery of the State of Delaware, New Castle County, Delaware, alleging that the Company and its board of directors had breached their fiduciary duties to the shareholders of the Company by agreeing to and supporting the tender offer and merger. One of the lawsuits also named Agrium as a defendant and alleged that Agrium had aided and abetted the alleged breach of fiduciary duty. Among other claims, the lawsuits allege that the Company's Board of Directors had breached its fiduciary duties to the shareholders by failing to take certain actions to maximize the value of the Company's shares. Each of the lawsuits seek a variety of injunctive and equitable relief as well as unspecified money damages and an award of attorneys' fees and costs. The Company intends to vigorously defend each of the lawsuits. Because the lawsuits have only recently been filed and evidence has not yet been fully developed, the Company is unable to comment with regard to the probable outcome of the litigation.

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS

               For the Years Ended June, 30 1995, 1994, and 1993
                                 (In thousands)


                                                        ADDITIONS                            DEDUCTIONS
                                          -----------------------------------------    ----------------------
                           Balance at     Charged to    Allowance for        Bad       Service     Accounts      Balance at
                          Beginning of    Costs and     Uncollectible       Debts      Charges    Receivable       End of
Description                  Period        Expenses    Service Charges    Collected    Waived     Written Off      Period
----------------------    ------------    ----------   ---------------    ---------    -------    -----------    ----------
Allowance for Doubtful
Accounts:

June 30, 1993                 $361            8              141              3          38           42            $433

June 30, 1994                 $433            -              154              -          57          219            $311

June 30, 1995                 $311            -              109              -         133           23            $264

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

          Not applicable.

                                   PART III


ITEM 10.  DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

The Company's Restated Certificate of Incorporation provides for a Board of Directors composed of not less than six nor more than nine persons. The Board is divided into three classes, with each class consisting, as nearly as possible, of one-third of the number of directors constituting the Board. Each class of directors serves three year staggered terms, which expire at the Annual Meetings during the fiscal years specified below. The size of the Board is presently five, with one vacancy in Class III Directors.

The directors and executive officers of the Company are as follows:

Name                   Age      Position
----------------       ---      ------------------------------------------------------------
Craig D. Harlen         46      Chairman of the Board of Directors; President and Chief
                                Executive Officer
H. Alan Dahlbach        50      Executive Vice President
Mark R. Sanders         45      Director, Senior Vice President, and Chief Financial Officer
Steven W. Gampp         43      Vice President, Secretary and Treasurer
Larry C. Dearing        52      Vice President - Regional Sales
John D. Yokley          54      Vice President - National Sales
Don G. LaRue            43      Vice President - Operations
Helen K. Smith          44      Controller and Assistant Secretary
Cecil D. Andrus         63      Director
Peter B. Pfister        35      Director
Wesley W. Lang          38      Director

Craig D. Harlen.     Mr. Harlen has been a director of the Company since 1987
and has served as Chairman of the Board since 1994. He was Senior Vice President and General Manager of the Company's manufacturing operations at the Conda Plant until he was appointed President and Chief Executive Officer in June 1989. Prior to joining the Company, Mr. Harlen held various positions with Beker since 1975, including General Manager of its western phosphate operations for more than five years. Mr. Harlen's term as a director will expire in 1995.

H. Alan Dahlbach.   Mr. Dahlbach joined the Company in September 1988, and is
responsible for overseeing all of the Company's sales and marketing activities. From 1972 to 1986, Mr. Dahlbach held various positions with Gardinier, Inc., a major phosphate fertilizer mining and manufacturing firm based in Tampa, Florida. From March 1986 to September 1988, he was self-employed and engaged in a variety of private business ventures.

Mark R. Sanders.   Mr. Sanders became a director of the Company in June 1991.
Mr. Sanders, who joined the Company in 1987 as Controller for the Conda Plant, was elected Senior Vice President and Chief Financial Officer in June 1989. From April 1981 through June 1987, he served as Plant Controller for Beker's western phosphate operations. Mr. Sanders' term as a director will expire in 1996.

Steven W. Gampp.   Mr. Gampp joined the Company in February 1989 as Corporate
Treasurer and was appointed Vice President, Secretary and Treasurer in June 1989. From 1983 until 1989, Mr. Gampp held various financial executive positions with Quinoco Petroleum, Inc., an oil and gas syndication, exploration and production company based in Denver, Colorado.

Larry C. Dearing.   Mr. Dearing joined the Company in July 1987, and is
responsible for the regional sales activities of the Company. From 1978 to June 1986, Mr. Dearing held various positions at Beker, including Senior Vice President - Marketing. From November 1986 to June 1987, he was the Chief Executive Officer of an employee benefits consulting firm.

John D. Yokley.   Mr. Yokley joined the Company in August 1989, and is
responsible for national account sales and raw materials procurement. From 1981 to September 1988, Mr. Yokley was Executive Vice President of Chemex, Inc., a commodities trading firm. From September 1988 to August 1989, he directed the marketing operations of Chemtran, a fertilizer joint venture with the Pillsbury Company.

Don G. LaRue.   Mr. LaRue joined the Company in July 1987 as Production Manager for the Conda Plant and, in July 1989, was appointed the General Manager of those operations. In February 1994, Mr. LaRue was appointed Vice President - Operations for the Company. From August 1986 through June 1987, he was Production Manager for Beker's western phosphate operations.

Helen K. Smith.   Mrs. Smith joined the Company in August 1987 as General
Accounting Manager, was appointed the Corporate Controller in July 1989, and assumed her current position in November 1991. Prior to her employment with the Company, Mrs. Smith was a Senior Accountant with Peat Marwick & Main.

Cecil D. Andrus.   Mr. Andrus became a director of the Company in January 1995.
Mr. Andrus was elected governor of Idaho four times -- in 1970, 1974, 1986 and 1990. He served as Secretary of the Interior in the Carter Administration from 1977-1981. Mr. Andrus' term as a director will expire in 1997.

Wesley W. Lang.   Mr. Lang became a director of the Company in May 1988.  Mr.
Lang is a partner in Weiss, Peck & Greer, L.L.C., an investment management firm ("WPG"), which he joined in 1985, and he is also a director of Durakon Industries, Inc. Mr. Lang's term as a director will expire in 1996.

Peter B. Pfister.   Mr. Pfister became a director of the Company in February
1994. Mr. Pfister is a partner in WPG, which he joined in 1987. Prior to his association with WPG, he was with Manufacturers Hanover Trust Company where he specialized in acquisition financing. Mr. Pfister's term as a director will expire in 1997.

No family relationships among members of the Board of Directors and officers exist.

ITEM 11.   EXECUTIVE COMPENSATION

The table below sets forth information concerning compensation paid to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers for services rendered to the Company and its subsidiaries during the fiscal years ended June 30, 1995, 1994 and 1993. All of the persons named below continue to serve as officers of the Company.

                                  SUMMARY COMPENSATION TABLE
                                                                           LONG TERM
                                            ANNUAL COMPENSATION           COMPENSATION
                                  -------------------------------------   ------------
                                                                           SECURITIES
                                                                           UNDERLYING    ALL OTHER
                                 FISCAL         SALARY          BONUS        OPTIONS    COMPENSATION
NAME AND PRINCIPAL POSITION       YEAR         ($)/(1)/     ($)/(1)/ /(2)/  (#)/(3)/      ($)/(4)/
----------------------------------------------------------------------------------------------------
CRAIG D. HARLEN                   1995         $250,000        $150,000       41,666       $12,732
President and Chief               1994          250,000         235,000       39,080         8,533
Executive Officer                 1993          200,000          50,000       25,000         7,893
----------------------------------------------------------------------------------------------------
H. ALAN DAHLBACH                  1995         $193,000        $ 95,000       16,666       $10,083
Executive Vice President          1994          193,000         185,000       29,366         6,346
                                  1993          178,500          40,000       20,000         6,299
----------------------------------------------------------------------------------------------------
MARK R. SANDERS                   1995         $160,000        $ 80,000       16,666       $ 8,908
Senior Vice President and         1994          160,000         180,000       29,366         5,552
Chief Financial Officer           1993          145,002          40,000       20,000         5,286
----------------------------------------------------------------------------------------------------
JOHN D. YOKLEY                    1995         $154,000        $ 75,000       13,333       $ 8,955
Vice President -                  1994          154,000          55,000       16,641         5,353
National Sales                    1993          142,942          30,000       11,000         4,947
----------------------------------------------------------------------------------------------------
STEVEN W. GAMPP                   1995         $143,000        $ 60,000       16,666       $ 8,361
Vice President, Secretary         1994          143,000         165,000       29,366         5,353
and Treasurer                     1993          132,000          40,000       20,000         4,947
----------------------------------------------------------------------------------------------------

(1) Amounts shown include cash compensation earned by the named executive officer during the fiscal year listed, including amounts deferred at the election of those officers. Bonuses are paid in the fiscal year following the year in which they are earned.

(2) Amounts shown include payment in April 1994 of cash bonuses deferred from 1991 in the following amounts: Mr. Harlen - $135,000; Mr. Dahlbach - $105,000; Mr. Sanders - $105,000; Mr. Gampp -$105,000.

(3) All of the Company's executive officers voluntarily surrendered their outstanding stock options granted in 1992 and 1993 for no consideration on November 2, 1993 in connection with the Recapitalization (See Note 4 to the June 30, 1995 Consolidated Financial Statements). No Stock Appreciation Rights ("SARs") were granted by the company in fiscal 1995, and there are no outstanding SARs held by any employee or director of the Company. The number shown for each year represents the number of shares of Common

     Stock for which options were granted to the named executive officer in that year, and reflect the 1:6 reverse stock spilt of the Company's common stock effective December 9, 1994.

(4) Amounts shown are the matching contributions made by the Company to its Employee Retirement Savings Plan, a qualified Section 401(k) profit sharing plan, and the amount of premiums for term life insurance paid by the Company for the named executive officers as follows:

                                401(k)          Life
                             Contributions    Insurance
                            --------------    ---------
     Craig D. Harlen            $10,512         $2,220

     H. Alan Dahlbach             8,369          1,714

     Mark R. Sanders              7,487          1,421

     John D. Yokley               7,587          1,368

     Steven W. Gampp              7,091          1,270

EMPLOYMENT AND COMPENSATION AGREEMENTS

          On December 1, 1994, the Company entered into an employment agreement with Craig D. Harlen to serve as the Company's President and Chief Executive Officer. The agreement provides for an annual base salary of $250,000 (which was increased to $257,500 effective July 1, 1995) and automatically renews for successive twelve month periods. The agreement provides for severance compensation equal to one year's base salary in the event of a termination without cause, and severance compensation in the event of a termination by reason of a change of control equal to three times the sum of (i) base salary at the time of the change of control, plus (ii) the average of the performance bonus paid for the prior two fiscal years of the Company. In no event, however, shall such severance compensation exceed the amount that the Company may deduct for federal income tax purposes by virtue of Section 280G of the Internal Revenue Code of 1986, as amended, or any successor provision.

          On December 1, 1994, the Company entered into employment agreements with H. Alan Dahlbach, Mark R. Sanders, Steven W. Gampp, Larry C. Dearing and John D. Yokley. Each of these employment agreements provide for an annual base salary, and for severance compensation in the event of termination without cause or by reason of a change of control calculated in the same manner as described above with respect to Mr. Harlen's agreement. Effective July 1, 1995, the agreements provide for annual base salaries in the aggregate amount of $816,790 per year. The amounts applicable to each of the employees under his employment agreement have been included in the Summary Compensation Table, where applicable.

          Each of the above described agreements provides for certain payments in the event of death or disability. Also, each such agreement contains non-competition and confidentiality provisions. For purposes of the above agreements, a change of control occurs (i) if a person other than the Company or Weiss, Peck and Greer ("WPG") or its affiliates acquires 40% or more of the outstanding shares of Common Stock, (ii) if any merger, share exchange, issuance of capital stock, tender offer or similar transaction results in the existing stockholders owning fewer than 50% of the outstanding shares of Common Stock after the transaction, (iii) upon a sale, lease or exchange of substantially all of the Company's assets other than a sale/leaseback or similar financing transaction, or (iv) upon the adoption of a plan for the liquidation or dissolution of the

Company. A termination by reason of a change of control of the Company includes constructive termination, as defined in the agreements, including, for example, resignation following a substantial change in duties, a reduction in salary or benefits or the failure of the executive and the Company or its successor to negotiate a mutually agreeable amendment to the current employment agreement or a new employment agreement within 90 days after the change in control of the Company. The transactions contemplated by the Merger Agreement will result in a change of control of the Company, as defined by the above agreements.

COMPENSATION TO DIRECTORS

          The Company has agreed to pay Cecil D. Andrus an annual retainer of $35,000 for his services as a non-employee director of the Company during his current two-year term, which term ends in fiscal 1997. Pursuant to the Merger Agreement, Governor Andrus has agreed to resign as a director of the Company effective as of the Effective Date. The Company will honor its agreement with Mr. Andrus by the payment of the unpaid balance of his retainer for the full two year term on or prior to the Effective Date. No other director receives compensation for services as a director, but all directors are reimbursed for travel and other expenses directly related to their activities as directors.
The Company also has a Company Non-Employee Director Stock Option Plan, of which Governor Andrus is the sole participant.

COMPENSATION PURSUANT TO PLANS

          Stock Incentive Plans
          ---------------------

          In 1988, the Company adopted an Employee Stock Option Plan (the "1988 Plan") to provide long-term incentives and rewards to the Company's officers and employees. Under the 1988 Plan, options to acquire up to 300,000 shares of Common Stock were authorized (as adjusted for the 1:6 reverse stock split in December 1994). In 1994, the Company adopted the 1994 Employee Stock Incentive Plan (the "1994 Plan") to provide long-term incentives and rewards to the Company's officers and employees. Under the 1994 Plan, options to acquire up to 300,000 shares of Common Stock were authorized (as adjusted for the 1:6 reverse stock split in December 1994). Both the 1988 Plan and the 1994 Plan are administered by the Compensation Committee of the Board of Directors.

          Under the 1988 Plan and the 1994 Plan, the Company may grant both incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended ("ISOs"), and nonqualified stock options ("NSOs"). ISOs may be granted at exercise prices that are not less than the fair market value of the Common Stock at the date of grant, except that the exercise price of ISOs granted to any person who owns more than 10% of the outstanding Common Stock must be at least 110% of the fair market value on the date of grant. NSOs can be granted at exercise prices at or below the fair market value of the Common Stock on the date of grant.

          The exercise price of an ISO or NSO may be paid with cash, shares of Common Stock or recourse promissory notes at the option of the Compensation Committee. The 1988 Plan and the 1994 Plan also provide for the grant of SARs. An SAR permits the participant to surrender a specified portion of his options in exchange for a payment representing the unrealized appreciation of those options. No SARs have been granted under either of the plans. Each of the plans also provides for supplemental bonuses granted at the discretion of the Compensation Committee designed to offset all or part of the tax liability incurred by participants who exercise ISOs or NSOs. The supplemental bonus may not exceed the participant's tax liability arising from the exercise.

          The 1988 Plan was adopted in May 1988. At June 30, 1995, NSOs had been granted under the 1988 Plan for an aggregate of 236,887 shares of Common Stock to 42 officers and employees, and NSOs had been exercised to purchase 63,111 shares of Common Stock in prior fiscal years.

          The following table contains information relating to ISO grants made in fiscal 1995 under the 1994 Plan to the named executive officers:


                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                                Potential
                                                        % of Total                                      Realizable Value at Assumed
                                                     Options Granted       Exercise                      Annual Rates of Stock Price
                                        Options      To Employees in        Price       Expiration      Appreciation for Option Term
       Name                           Granted (#)    Fiscal Year/(1)/     ($/sh)/(2)/      Date          5%/(3)/          10%/(4)/
-----------------                     -----------    ----------------     -----------   -----------     ---------        ----------
Craig D. Harlen                         41,666            16.0%            $6.375        11/22/04       $166,872          $432,535
H. Alan Dahlbach                        16,666             6.9%            $6.375        11/22/04         66,747           169,410
Mark R. Sanders                         16,666             6.9%            $6.375        11/22/04         66,747           169,410
John D. Yokley                          13,333             5.1%            $6.375        11/22/04         53,399           135,530
Steven Gampp                            16,666             6.9%            $6.375        11/22/04         66,747           169,410


(1) In fiscal 1995, the Company granted incentive stock options exercisable for an aggregate of 260,834 shares of Common Stock to 49 employees.

(2) The exercise price is 100% of the closing price of the Company's Common Stock on the NASDAQ/National Market on November 22, 1994 (adjusted for the 1:6 reverse stock split in December 1994). All options shown in this table were granted on November 22, 1994. The options vest 40% on January 1, 1997, and 20% on each of January 1, 1998, 1999 and 2000.

(3)  Assumes a price of $10.38 at the end of ten years.

(4)  Assumes a price of $16.54 at the end of ten years.

     The following table shows the potential realizable value of stock options held by each of the named executive officers as of June 30, 1995:

                   AGGREGATED OPTION EXERCISES IN FISCAL YEAR
                            AND FY-END OPTION VALUES


                                                                               Number of Securities              Value of
                                       Shares                                 Underlying Unexercised           Unexercised -
                                    Acquired on              Value                  Options at                 In the Money
    Name                            Exercise (#)          Realized ($)            FY End (#)/(1)/               Options/(1)/
------------                        ------------          ------------       -------------------------    -------------------------
                                                                             Exercisable/Unexercisable    Exercisable/Unexercisable
                                                                             -------------------------    -------------------------
Craig D. Harlen                          0                     0                      0/80,746                   0/$446,417

H. Alan Dahlbach                         0                     0                      0/46,032                    0/280,540

Mark R. Sanders                          0                     0                      0/46,032                    0/280,540

John D. Yokley                           0                     0                      0/29,974                    0/173,558

Steven W. Gampp                          0                     0                      0/46,032                    0/280,540

(1) None of the options outstanding at June 30, 1995 are not exercisable before December 1, 1996. The value shown is based on the closing price of $10.125 per share for the Common Stock on June 30, 1995.


     Directors' Stock Option Plan
     ----------------------------

     In November 1994, the Company adopted the Non-employee Director Stock Option Plan (the "Director Plan"), covering an aggregate of 50,000 shares of Common Stock (adjusted for the reverse stock split in December 1994). Qualified non-employee directors are eligible to receive grants of NSOs to purchase 4,167 shares of Common Stock on the date when service as a director commences, and to receive NSOs for an additional 167 shares of Common Stock for each full fiscal year of service as a director. All options to non-employee directors are fully exercisable six months after the date of grant. During the twelve months ended June 30, 1995, Mr. Andrus was granted an option to purchase 4,167 shares of Common Stock at an exercise price of $8.50. Such option expires on January 3, 2005. All options granted under the Director Plan are fully vested.


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     At its meeting in November 1992, the Company's Board of Directors established a Compensation Committee to be responsible for establishing, implementing and monitoring the Company's policies and plans for executive development, succession planning and compensation. The Committee is composed of Messrs. Lang, Pfister and Andrus.

     The Company's policy is (i) to attract high caliber managerial and technical talent to meet the Company's human resources needs, (ii) to assess and develop such talent to succeed to key positions throughout the Company and its operating subsidiaries, (iii) to provide compensation opportunities that are competitive with those provided by comparable fertilizer companies, and (iv) to motivate and reward its executives individually based on the contribution of each toward the meeting of Company objectives, which include annual and long-term business performance objectives and creation of stockholder value.

     In accordance with its responsibilities, at the beginning of each fiscal year the Compensation Committee reviews a summary of objectives for the Company and for the executive officers which are derived from the Company's strategic and financial planning activities. Based on this review and a review of the compensation offered by the Company's competitors, the Compensation Committee determines for the Chief Executive Officer and, upon the recommendation of the Chief Executive Officer, the other executive officers of the Company, compensation levels for base salary, annual incentive awards and long-term incentive compensation. At the end of the fiscal year, results achieved are assessed by the Compensation Committee relative to the previously approved objectives taking into consideration prevailing economic and business conditions.

     For fiscal 1995, the compensation of the Company's Chief Executive Officer and the next four highest paid executive officers of the Company is consistent with the Company's policies and plans which provide for three major elements of compensation:

     1. Base salaries have ranges which are established to reflect the competitive marketplace at the appropriate job level. Placement within base salary ranges reflects the individual performance of each executive officer,
time in position and the overall financial condition of the Company.   Base
salaries are generally reviewed each year for adjustment by the Compensation Committee. As of July 1, 1993, the salaries of all of the executive officers, as well as all of the salaried and hourly employees of the Company, were frozen at their 1992 levels on the recommendation of the Chief Executive Officer to reflect the Company's financial difficulties pending completion of the Recapitalization. After consummation of the Recapitalization, the salaries of all salaried and hourly employees, including the executive officers, were adjusted retroactively to July 1, 1993. No adjustments were made to salaries of executive officers until July 1, 1995.

     2. Annual incentive awards are contingent on the Compensation Committee's year-end assessment of the performance of the Company and the individual executive officer in relation to goals and objectives set for such executive officers at the beginning of the year. Awards are generally made in cash during the following fiscal year.

     3. Equity participation has been provided in the form of stock options which strengthen the coincidence of interest of executive officers, as well as other salaried employees, and the Company's stockholders in the Company's growth in real value over the long term. Stock options awarded under the 1988 Plan are exercisable for 10 years. If employment terminates, other than for cause, there are certain limited periods during which the stock options may be exercised. Stock option grants may be made to all Company's officers and other key employees at option prices equal to or less than the fair market value of the Company's Common Stock at the date of grant. Stock options are granted to Company's officers on a discretionary basis. Such grants reflect the relative value of the individual's position as well as his or her current performance, continuing contributions and the prospective impact of the officer on the Company's future success and creation of stockholder value.

Compensation of the Chief Executive Officer
-------------------------------------------

     The Chief Executive Officer of the Company participates in the Company's compensation programs discussed above on substantially the same basis as other participants. The base salary of the Chief Executive Officer, which had been maintained at the same level since fiscal 1990, was adjusted on February 24, 1994 retroactive to the beginning of the fiscal year and was further adjusted on July 1, 1995 to $257,500.

     The Compensation Committee will continue to review, monitor and evaluate the Company's program for executive compensation to assure that it is effective in support of the Company's strategy, is competitive in the marketplace to attract, retain and motivate the talent needed to succeed, and appropriately pays for performance on behalf of all Company stockholders.

     Members of the Compensation Committee

         Wesley W. Lang      Peter B. Pfister      Cecil D. Andrus

PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the Company's cumulative total shareholder return on its Common Stock over the prior five years with the cumulative total return on the published NASDAQ Stock Market - U.S. Index and the cumulative total return of certain peer companies with investment weighted on the basis of market capitalization. THE FOLLOWING GRAPH IS PRESENTED PURSUANT TO THE RULES OF THE SECURITIES AND EXCHANGE COMMISSION ("SEC"). THE COMPANY BELIEVES THAT WHILE TOTAL SHAREHOLDER RETURN IS A VERY IMPORTANT CRITERION OF CORPORATE PERFORMANCE, IT IS SUBJECT TO THE VAGARIES OF THE MARKET. IN ADDITION TO STOCK PRICE PERFORMANCE, THE COMPANY'S EXECUTIVE COMPENSATION PROGRAM IS BASED ON FINANCIAL AND STRATEGIC RESULTS, AS WELL AS OTHER FACTORS SET FORTH AND DISCUSSED IN THE REPORT BY THE COMPENSATION COMMITTEE.

The Peer group in the performance graph consisted of Agricultural Minerals Co. LP, Arcadian Partners LP, Freeport McMoran Resource Partners, IMC Global Inc., Terra Industries, Inc., Vigoro Corp., and First Mississippi Corp.

                             [GRAPH APPEARS HERE]

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
       AMONG NU-WEST INDUSTRIES, INC., THE NASDAQ STOCK MARKET-US INDEX
                               AND A PEER GROUP

DOLLARS

Measurement Period           NU-WEST                          NASDAQ STOCK
(Fiscal Year Covered)        INDUSTRIES,INC.    PEER GROUP    MARKET-US
-------------------          ---------------    ----------    ------------
Measurement Pt -
    06/30/90                 $100               $100          $100
FYE 06/30/91                 $ 50               $113          $106
FYE 06/30/92                 $ 80               $124          $127
FYE 06/30/93                 $ 27               $102          $160
FYE 06/30/94                 $132               $129          $162
FYE 06/30/95                 $123               $184          $215

/*/ $100 INVESTED ON 06/30/90 IN STOCK OR INDEX -
    INCLUDING REINVESTMENT OF DIVIDENDS.
    FISCAL YEAR ENDING JUNE 30.

Compliance with Section 16(A)

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers to file with the Securities and Exchange Commission and the National Association of Securities Dealers initial reports of ownership and reports of changes in ownership of the Company's securities. Copies of all such Section 16(a) reports are required to be furnished to the Company. These filing requirements also apply to holders of more than ten percent of the Company's common stock.

     To the Company's knowledge, based solely on a review of the copies of
Section 16(a) reports furnished to it and representations that no other reports were required, during the fiscal year 1995 all such reports have been timely filed.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The table below sets forth, as of June 30, 1995 (except as otherwise noted), information regarding the beneficial ownership of (i) the Company's voting and non-voting securities by each person known by the Company to own beneficially more than five percent of any class of the Company's voting securities and (ii) the Company's equity securities owned by each director and by the Company's Chief Executive Officer and the four most highly compensated executive officers other than the Chief Executive Officer. Except as otherwise indicated, the Company believes that the beneficial owners of its capital stock listed below have sole investment and voting power as to such shares.

                                                                       Class A                     Class B
                                           Common Stock            Preferred Stock              Preferred Stock
                                      Beneficial Ownership(1)    Beneficial Ownership(1)    Beneficial Ownership(1)
                                      -----------------------    -----------------------    -----------------------
Name and Address                        Number        Percent      Number     Percent         Number     Percent
---------------------------           ---------       -------      ------     -------         ------     -------
PRINCIPAL STOCKHOLDERS:

Weiss, Peck & Greer, L.L.C.           4,614,281(2)      57.1%           0           0           0(2)          0%
and Affiliated Persons
One New York Plaza
New York, New York  10004

Glenbrook Partners                      563,000          7.0%       4,000         1.4%          0
P. O. Box 12219
Zephyr Cove, Nevada  89448

Indosuez CM II, Inc.                    633,105(3)       7.8%           0                       0
Les Lieberman                           456,063(4)       5.3%           0                       0
c/o Banque Indosuez
1211 Avenue of the Americas
New York, New York  10036


DIRECTORS:

Craig D. Harlen                          87,031(5)       1.1%           0                       0
Mark R. Sanders                          46,199(5)          *           0                       0
Cecil D. Andrus                           4,500(5)          *           0                       0
c/o Nu-West Industries, Inc.
3010 Conda Road
Soda Springs, Idaho  83276

Wesley W. Lang                            1,166(6)          *           0                       0
Peter B. Pfister                            389(6)          *           0                       0
One New York Plaza
New York, New York  10004

NAMED EXECUTIVE OFFICERS:

H. Alan Dahlbach                         46,199(7)          *           0                       0
John D. Yokley                           32,132(7)          *           0                       0
Steven W. Gampp                          46,032(7)          *           0                       0
c/o Nu-West Industries, Inc.
8400 East Prentice Avenue
Suite 1320
Englewood, Colorado  80111

Executive Officers                      359,546(8)       4.3%           0                       0
and Directors as
a Group (11 Persons)

* Less than one percent.

(1) A person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or direct the voting of such security, or "investment power," which includes the power to dispose of, or to direct the disposition of, such security. A person is also deemed to be the beneficial owner of a security over which he has the right to acquire either voting power or investment power within 60 days, either through the exercise of a warrant or option or the conversion of a convertible security. More than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities which he may not vote.

(2)  Includes 2,488,005 shares of Common Stock held by WPG Corporate
     Development Associates II, L.P. Liquidating Trust, U/T/A dated December 31, 1993 ("CDA II"), 880,563 shares of Common Stock held by Weiss, Peck & Greer Venture Associates, L.P. Liquidating Trust U/T/A dated December 30, 1994 ("WPGVA"), 1,027,714 shares of Common Stock held by WPG Corporate Development Associates III, L.P. ("CDA III"), and 217,999 shares of Common Stock held by WPG Corporate Development Associates III (Overseas) Ltd. ("Overseas, Ltd.") See additional discussion under the heading "Certain Relationships and Related Transactions." Does not include shares held by Messrs. Lang and Pfister -- see note 6 below.

(3) Consists of 633,105 Non-Voting shares issued upon the exercise of warrants issued by the Company on November 2, 1993 in connection with the Recapitalization Plan.

(4) Consists of 456,063 shares issuable upon exercise of warrants issued by the Company on November 2, 1993 in connection with the Recapitalization to Indosuez CM II, Inc. and subsequently transferred to Mr. Lieberman.

(5) Includes shares issuable under options granted by the Company in the following amounts: Mr. Harlen - 80,746; Mr. Sanders - 46,032; Governor Andrus - 4,167.

(6) Messrs. Lang and Pfister are principals of WPG and Mr. Lang is a managing partner of WPG CDA III, L.P. WPG is the sole trustee of CDA II and WPGVA; WPG CDA III, L.P. is the general partner of CDA III. Another principal of WPG is a director of Overseas, Ltd. Messrs. Lang and Pfister each disclaim beneficial ownership of the shares held by CDA II, WPGVA, CDA III and Overseas, Ltd., except to the extent of his own beneficial ownership interest (direct or indirect) therein. Accordingly, the shares set forth as beneficially owned by Messrs. Lang and Pfister exclude 2,488,005 shares of Common Stock held by CDA II, 880,563 shares of Common Stock held by WPGVA, 1,027,714 shares of Common Stock held by CDA III, and 217,999 shares of Common Stock held by Overseas, Ltd.--see Note 2 above.

(7) Includes shares issuable under options granted by the Company in the following amounts: Mr. Dahlbach - 46,032; Mr. Yokley - 29,974; Mr. Gampp - 46,032.

(8)  Includes 342,214 shares issuable under options granted by the Company.

    As of June 30, 1995, 8,086,363 shares of Common Stock (7,453,174 shares of Voting Common Stock and 633,106 shares of Non-Voting Common Stock), 290,000 shares of non-voting Class A Preferred Stock and 344 shares of non-voting Class B Preferred Stock were issued and outstanding.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The Company and WPG-CDA, an affiliate of WPG, have entered into an agreement under which WPG-CDA provides management and financial consulting services to the Company for an annual fee of $250,000, plus expenses. The Company paid WPG-CDA $259,000 in fees and related expenses during fiscal 1995 for such services.

                                    PART IV

ITEM 14.  EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM 8-K.

          (a) FINANCIAL STATEMENTS, FINANCIAL STATEMENT SCHEDULES AND EXHIBITS FILED IN THIS REPORT.

              1. Index to Financial Statements and Supplementary Data. See page 30.

              2.  Index to Financial Statement Schedules.  See page 30.

              3.  Index to Exhibits required by Form 10-K.


                         Exhibit Index to Form 10-K for
                        Fiscal Year Ended June 30, 1995
                        -------------------------------

                Exhibit                                          Page
                -------                                          ----

3(a)      Restated Certificate of Incorporation,           Incorporated herein by reference.
          as amended.                                      See Footnote Numbers 1, 6 & 8 below.

3(b)      Bylaws, as amended.                              Incorporated herein by reference. See
                                                           Footnote Number 2 below.

10(a)     Non-employee Director Stock Option Plan          Incorporated herein by reference.
                                                           See Footnote Number 9 below.

10(b)     Amended and Restated Employee Stock              Incorporated herein by reference.
          Option Plan, as amended.                         See Footnote Number 2 below.

10(c)     1994 Employee Stock Incentive Plan               Incorporated herein by reference.
                                                           See Footnote Number 9 below.

10(d)     Warrant to Purchase 250,000 Shares               Incorporated herein by reference.
          of Common Stock of the Company                   See Footnote Number 3 below.
          in name of General Electric
          Capital Corporation.

10(e)     Registration Rights Agreement                    Incorporated herein by reference.
          between the Company and General                  See Footnote Number 3 below.
          Electric Capital Corporation, dated
          as of September 18, 1989.

10(f)     Employment Agreement dated as of
          December 1, 1994 between the Company
          and H. Alan Dahlbach.



10(g)     Employment Agreement dated as of
          December 1, 1994 between the Company
          and Craig Harlen.

10(h)     Employment Agreement dated as of
          December 1, 1994 between the Company
          and Mark R. Sanders.

10(i)     Employment Agreement dated as of
          December 1, 1994 between the Company
          and Steven W. Gampp.

10(j)     License Agreement dated September 28,            Incorporated herein by reference.
          1990 between IMCERA Group, Inc. and              See Footnote Number 4 below.
          Mineral Technology Corporation.

10(k)     Indemnity and Tax Reporting Agreement            Incorporated herein by reference.
          dated as of July 15, 1992 by and among           See Footnote Number 5 below.
          Western Co-operative Fertilizers Limited,
          Western Co-operative Fertilizers(U.S.),
          Inc., and Nu-West Industries, Inc.

10(l)     Ore Purchase Agreement between Rhone-            Incorporated herein by reference.
          Poulenc Basic Chemicals Co., a division          See Footnote Number 6 below.
          of Rhone-Poulenc, Inc. and Nu-West
          Industries, Inc., dated June 15, 1993.

          a. Collateral Assignment of Ore Purchase Agreement
          b. Access Agreement
          c. Amendment dated June 1, 1995

10(m)     Lease Financing Agreement dated                  Incorporated herein by reference.
          November 2, 1993 between Caterpillar             See Footnote Number 6 below.
          Financial Services Corporation and the
          Company.

          a. Sublease between Nu-West and Rhone-Poulenc
          b. Collateral Assignment of Lease Financing Agreement

10(n)     Ore Requirement Reduction Settlement             Incorporated herein by reference.
          Agreement between Conda Partnership,             See Footnote Number 6 below.
          a partnership composed of Nu-West
          Industries, Inc. and Nu-West Mining, Inc.,
          and WCG Holdings, Inc., dated effective
          November 30, 1993.

10(o)     Subordination Agreement dated as of              Incorporated herein by reference.
          October 15, 1993 between the Company             See Footnote Number 6 below.
          and Weiss, Peck & Greer.




10(p)     Amended and Restated Limited Partner-            Incorporated herein by reference.
          ship Agreement for NuTec Mineral &               See Footnote Number 6 below.
          Chemical Company, dated November 1,
          1993.

          a. Senior Secured Promissory Note from NuTec to Nu-West Industries
          b. Assignment and Pledge Agreement between the Company and the Collateral
             Agent

10(q)     Warrant issued to Indosuez CM II, Inc.           Incorporated herein by reference.
                                                           See Footnote Number 6 below.

10(r)     Registration Rights Agreement between the        Incorporated herein by reference.
          Company and Indosuez CM II, Inc.                 See Footnote Number 6 below.

10(s)     Cash Settlement Option Agreement                 Incorporated herein by reference.
          between the Company and Indosuez                 See Footnote Number 6 below.
          CM II, Inc.

10(t)     Acid Sales Contract between Nu-West              Incorporated herein by reference.
          Industries, Inc. and Kennecott Utah              See Footnote 7 below.
          Copper Corporation, dated July 28, 1994.

10(u)     $4,000,000 Loan Agreement between                Incorporated herein by reference.
          Nu-West Industries, Inc. and Kennecott           See Footnote 7 below.
          Utah Copper Corporation, dated July 28,
          1994.

10(v)     Intercreditor Agreement among the Harris
          Trust and Savings Bank and the Lending
          Institution listed therein and Kennecott
          Copper Corporation, dated August 3, 1995.

10(w)     Work Reduction and Buy-Out Settlement            Incorporated herein by reference.
          Agreement among Conda Partnership whose          See Footnote 7 below.
          partners are Nu-West Industries, Inc. and
          Nu-West Mining, and WCG Holdings, Inc.

10(x)     Agreement and Plan of Merger, dated              Incorporated herein by reference.
          August 9, 1995 among Nu-West Industries,         See Footnote 9 below.
          Inc. and Agrium Inc., Agrium Acquisition
          Corporation and Agrium U.S. Inc.

10(y)     $75,000,000 Credit Agreement among Nu-West
          Industries, Inc. and Harris Trust and Savings
          Bank and the Lending Institutions listed therein, dated as of August 3, 1995.

          a. Form of Mortgage and Security Agreement
          b. Form of Security Agreement

11 Statement regarding computation of per share earnings.




22        Subsidiaries of Registrant.

27        Financial Data Schedule.

--------------------------

  (1) Incorporated herein by reference from the Exhibits to the Company's Registration Statement on Form S-1 as filed on November 9, 1988, Registration No. 33-25448.

  (2) Incorporated herein by reference from the Exhibits to Amendment No. 1 to the Company's Registration Statement on Form S-1 as filed on November 18, 1988, Registration No. 33-25448.

  (3) Incorporated herein by reference from the Exhibits to the Company's Form 10-K, as filed on October 10, 1989.

  (4) Incorporated herein by reference from the Exhibits to the Company's Form 10-K, as filed on September 10, 1991.

  (5) Incorporated herein by reference from the Exhibits to the Company's Report on Form 8-K, as filed on July 28, 1992.

  (6) Incorporated herein by reference from the Exhibits to the Company's Report on Form 10-Q, as filed on November 12, 1993.

  (7) Incorporated herein by reference from the Exhibits to the Company's Report on Form 10-K, as filed on September 15, 1994.

  (8) Incorporated herein by reference from the Exhibits to the Company's Report on Form 10-Q, as filed on January 31, 1995.

  (9) Incorporated herein by reference from the Exhibits to the Company's Proxy Statement as filed on October 11, 1994.

  (10) Incorporated herein by reference from the Exhibits to the Company's
       Schedule 14D-9, as filed on August 16, 1995.

  (B) Reports on Form 8-K.

      None

                                  SIGNATURES

          Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  NU-WEST INDUSTRIES, INC.


Date:  August 24, 1995            By: /s/ Craig D. Harlen
                                      -------------------------------------
Craig D. Harlen, President and Chief Executive Officer


          Know all men by these presents that each person whose signature appears below does hereby constitute and appoint Wesley W. Lang, Mark R. Sanders, Steven W. Gampp, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign all amendments to this report, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or his substitute or substitutes, lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature                                        Title                            Date
---------                                        ----------------------           --------------------------

PRINCIPAL EXECUTIVE OFFICER

/s/ Craig D. Harlen                              Chairman of the Board,           August 24, 1995
--------------------------------------------       President, Chief Executive
Craig D. Harlen                                    Officer and Director

PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER

/s/ Mark R. Sanders                              Senior Vice President,           August 24, 1995
--------------------------------------------       Chief Financial Officer and
Mark R. Sanders                                    Director

DIRECTORS

/s/ Peter B. Pfister                             Director                         August 24, 1995
--------------------------------------------
Peter B. Pfister

/s/ Wesley W. Lang                               Director                         August 24, 1995
--------------------------------------------
Wesley W. Lang

Exhibit D
Delaware General Corporation Law
Section 262.
Appraisal rights

 (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository. (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251, Section 252, Section 254, Section 257, Section 258,
Section 263 or Section 264 of this title: (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsections (f) or (g) of Section 251 of this title.
 (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

 a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;
 b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;
 c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

 d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.
 (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.
 (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.
 (d) Appraisal rights shall be perfected as follows:
 (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

 (2) If the merger or consolidation was approved pursuant to Section 228 or 253 of this title, the surviving or resulting corporation, either before the effective date of the merger or consolidation or within 10 days thereafter, shall notify each of the stockholders entitled to appraisal rights of the effective date of the merger or consolidation and that appraisal rights are available for any or all of the shares of the constituent corporation, and shall include in such notice a copy of this section. The notice shall be sent by certified or registered mail, return receipt requested, addressed to the stockholder at his address as it appears on the records of the corporation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of the notice, demand in writing from the surviving or resulting corporation the appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.
 (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.
 (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.
 (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.
 (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.
 (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.
 (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.
 (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                             LETTER OF TRANSMITTAL
                TO ACCOMPANY CERTIFICATES FORMERLY REPRESENTING
                            SHARES OF COMMON STOCK
                                      OF
                           NU-WEST INDUSTRIES, INC.
            SURENDERED FOR CASH PAYMENT PURSUANT TO THE MERGER WITH

                        AGRIUM ACQUISITION CORPORATION
                A WHOLLY-OWNED SUBSIDIARY OF AGRIUM U.S. INC.,
                         A WHOLLY-OWNED SUBSIDIARY OF
                                  AGRIUM INC.



     Mail or deliver this Letter of Transmittal, or a facsimile hereof, together with the certificate(s) representing your shares, to Chemical Mellon Shareholder Services, at the following address.

                               The Paying Agent
                     CHEMICAL MELLON SHAREHOLDER SERVICES

       By Mail                             By Facsimile Transmission                     By Hand

Chemical Mellon Shareholder Services    (for Eligible Institutions Only):     Chemical Mellon Shareholder Services
    Reorganization Department                    (201) 296-4293                    Reorganization Department
          P.O. Box 837                                                                    120 Broadway
        Midtown Station                      Confirm by Telephone to:                     13th Floor
      New York, NY  10018                        (201) 296-4209                       New York, NY  10271


                             By Overnight Courier

                     Chemical Mellon Shareholder Services
                           Reorganization Department
                              85 Challenger Road
                          Ridgefield Park, NJ  07660


                       DO NOT SEND STOCK CERTIFICATES TO
          NU-WEST INDUSTRIES, INC. OR AGRIUM ACQUISITION CORPORATION

     DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID SURRENDER. YOU MUST SIGN THIS LETTER OF TRANSMITTAL IN THE APPROPRIATE SPACE THEREFOR PROVIDED BELOW AND COMPLETE THE SUBSTITUTE FORM W-9 SET FORTH BELOW.

     THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

--------------------------------------------------------------------------------------------
                             DESCRIPTION OF COMMON SHARES SURRENDERED
--------------------------------------------------------------------------------------------
     Name(s) and Address(es) of Registered Holder(s)        Share        Number of Shares
      (Please Fill in, if Blank, Exactly as Name(s)      Certificates     Represented by
            Appear(s) on the Certificate(s))              Number(s)       Certificate(s)
--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------
                                                         Total Shares
--------------------------------------------------------------------------------------------

Ladies and Gentlemen:

     The undersigned, the registered holder(s) of the certificate(s) referred to above or the assigns of such registered holders hereby surrender(s) to Chemical Mellon Shareholder Services as Paying Agent the above-described shares of Common Stock, $.01 par value (the "Common Shares"), of Nu-West Industries, Inc., a Delaware corporation (the "Company"), in exchange for the right to receive $10.50 per Common Share, in cash without interest, in connection with the merger of Agrium Acquisition Corporation ("Agrium Acquisition"), a Delaware corporation, a wholly-owned subsidiary of Agrium U.S. Inc. ("Agrium U.S."), a wholly-owned subsidiary of Agrium Inc., a Canadian corporation, with and into the Company with the Company surviving as a direct wholly-owned subsidiary of Agrium U.S. (the "Merger"), all as described and on the terms and conditions set forth in the Proxy Statement of the Company dated October ___, 1995 (the Proxy Statement").

     The undersigned hereby surrenders all right, title and interest in and to the certificate(s) formerly representing the Common Shares (the
"certificate(s)"). The undersigned hereby irrevocably appoints Chemical Mellon

Shareholder Services and the Company as the lawful attorneys-in-fact of the undersigned, each with full power of substitution, to deliver such certificate(s) together with all accompanying evidence of authority to the Company and to effect the cancellation of such certificate(s). All such powers of attorney, being deemed to be irrevocable, shall be considered coupled with an interest in the certificate(s) surrendered with this Letter of Transmittal. Such appointment will be effective when, and only to the extent that, such certificate(s) are surrendered. Upon such surrender of certificate(s), all prior powers of attorney given by the undersigned with respect to such certificate(s) will be revoked, without further action, and no subsequent powers of attorneys and proxies may be given with respect thereto (and, if given, will be deemed ineffective).

     All authority conferred or agreed to be conferred in this Letter of Transmittal shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned.

     The undersigned hereby represents and warrants that the undersigned has full power and authority to surrender the certificate(s) and that there is no lien, restriction, charge or encumbrance against the certificate(s). The undersigned, upon request, will execute and deliver any additional documents deemed to be necessary or desirable to perfect the surrender of certificate(s).

     Agrium acquired approximately 95.9 percent of the Common Shares of and a majority of the Common Shares must approve the Merger at the stockholders' meeting to be held on November 6, 1995, to consummate the Merger. In the unlikely event that the Merger Agreement is terminated without the Merger being consummated, certificates delivered to the Paying Agent will be promptly returned.

     The undersigned hereby acknowledges that the undersigned has received and read the Proxy Statement referred to in the first paragraph and the "General Instructions" accompanying the Letter of Transmittal.

     Unless otherwise indicated in this Letter of Transmittal under "Special Payment Instructions," please issue the check in payment for the certificate(s) surrendered in the name(s) of the registered holder(s) appearing under "Description of Common Shares Surrendered." Similarly, unless otherwise indicated under "Special Delivery Instructions," please mail the check in payment for the certificate(s) surrendered or return any certificate(s) should the Merger Agreement be terminated without the Merger being consummated to the address(es) of the registered holder(s) appearing under "Description of Common Shares Surrendered." In the event that both the "Special Payment Instructions" and the "Special Delivery Instructions" are completed, please issue such check or return any such certificate(s) (and accompanying documents, as appropriate) in the name(s) of, and deliver such check and/or return such certificate(s) (and accompanying documents, as appropriate) to the person(s) so indicated.

--------------------------------------   ---------------------------------------
     SPECIAL PAYMENT INSTRUCTIONS            SPECIAL DELIVERY INSTRUCTIONS
   (See Instructions 1, 5, 6 and 7)         (See Instructions 1, 5, 6 and 7)

  To be completed ONLY if the check in      To be completed ONLY if the check in
 payment for the certificate(s)           surrendered is to be issued in the
 name of someone other than the           surrendered  or the certificate(s)to
 undersigned.                             be returned should the Merger
                                          Agreement be terminated without the
 Issue check to:                          Merger being consummated are to be
                                          sent to someone other than the
                                          undersigned or to the undersigned at
                                          an address other than that shown
                                          above

                                          Mail Check/Certificate(s) to:

 Name:_____________________________       Name:_____________________________
         (Please type or print)                    (Please type or print)

 Address:__________________________       Address:__________________________

 __________________________________       __________________________________

 __________________________________       __________________________________
   (Tax Identification or Social           (Tax Identification or Social
            Security No.)                           Security No.)

--------------------------------------   ---------------------------------------

                   NOTE: SIGNATURE(S) MUST BE PROVIDED BELOW
              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

                                   IMPORTANT

      STOCKHOLDER: SIGN HERE AND COMPLETE SUBSTITUTE FORM W-9 ON REVERSE

________________________________________________________________________________
                       (Signature(s) of Stockholder(s))
Dated:____________, 1995


     (Must be signed by the registered holder(s) exactly as name(s) appear(s) on the certificate or on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, agents, officers or corporations or others acting in a fiduciary or representative capacity, please provide the following information. See Instruction 5.)


Name(s):________________________________________________________________________

________________________________________________________________________________
                            (Please type or print)

Capacity (Full Title):__________________________________________________________
                              (See Instruction 5)

Address:________________________________________________________________________
                             (Include a Zip Code)

Area Code and Telephone Number:_________________________________________________
                                    (Home)

________________________________________________________________________________
                                  (Business)

Taxpayer Identification or Social Security No.:_________________________________

                   (Complete Substitute Form W-9 on Reverse)
                           GUARANTEE OF SIGNATURE(S)
                          (See Instructions 1 and 5)

________________________________________________________________________________
                           (Authorized signature(s))

________________________________________________________________________________
                                    (Name)

________________________________________________________________________________
                                (Name of Firm)

________________________________________________________________________________
                         (Address Including Zip Code)

________________________________________________________________________________
                       (Area Code and Telephone Number)
Dated:___________, 1995


                             GENERAL INSTRUCTIONS

     1. GUARANTEE OF SIGNATURES. Except as otherwise provided below, signatures on this Letter of Transmittal must be guaranteed by a member firm of a registered national securities exchange (registered under Section 6 of the Securities Exchange Act of 1934 (the "Exchange Act")), by a member firm of the National Association of Securities Dealers, Inc., by a commercial bank or trust company having an office or correspondent in the United States or by any other "Eligible Guarantor Institution" (bank, stockholder, savings and loan association or credit union with membership approved signature guarantee medallion program) as defined in Rule 17Ad-15 under the Exchange Act (each of the foregoing constituting an "Eligible Institution"), unless the certificate(s) surrendered hereby are surrendered (i) by the registered holder of such certificate(s) who has completed neither the box entitled "Special Payment Instructions" nor the box entitled "Special Delivery Instructions" in this Letter of Transmittal or (ii) for the account of an Eligible Institution. See Instruction 5. If the certificate(s) are registered in the name of a person other than the signer of this Letter of Transmittal, or if payment is to be made or delivered to, or certificate(s) are to be returned to, a person other than the registered owner, then the surrendered certificate(s) must be endorsed or accompanied by duly executed stock powers, in either case signed exactly as the name or names of the registered owner or owners appear on the certificate(s), with the signatures on the certificate(s) or stock powers guaranteed by an Eligible Institution as provided in this Letter of Transmittal. See Instruction 5.

     2. METHOD OF DELIVERY. The certificate(s) for Common Shares of Nu-West Industries, Inc. and the Letter of Transmittal must be sent or delivered to the Paying Agent in order to make an effective surrender. The method of delivery of certificate(s), this Letter of Transmittal and any other required documents, to the Paying Agent set forth on the front of the Letter of Transmittal is at the option and sole risk of the holder of Common Shares and the delivery will be deemed made only when actually received by the Paying Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. Do not send material to Agrium Acquisition or Nu-West Industries, Inc.

     3. INADEQUATE SPACE. If the space provided in this Letter of Transmittal is inadequate, the information required under "Description of Common Shares Surrendered" should be listed on a separate signed schedule attached to this Letter of Transmittal .

     4. SIGNATURES ON LETTER OF TRANSMITTAL, INSTRUMENTS OF TRANSFER AND ENDORSEMENTS. If this Letter of Transmittal is signed by the registered holder(s) of the certificate(s) surrendered hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the certificate(s) without alteration, enlargement or any change whatsoever.

     If any of the certificate(s) surrendered hereby are owned of record by two or more joint owners, all the owners must sign this Letter of Transmittal.

     If any of the surrendered certificate(s) are registered in different names on several certificate(s), it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificate(s).

     If this Letter of Transmittal or any certificate(s) or instruments of transfer are signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to the Purchaser of that person's authority to so act must be submitted.

     If this Letter of Transmittal is signed by the registered holder(s) of the certificate(s) listed and transmitted hereby, no endorsements of certificate(s) or separate instruments of transfer are required unless payment is to be made, or certificate(s) are to be returned should the Merger Agreement be terminated without the Merger being consummated, to a person other than the registered holder(s). Signatures on the certificate(s) or instruments of transfer must be guaranteed by an Eligible Institution.

     If this Letter of Transmittal is signed by a person other than the registered holder(s) of the Common Shares evidenced by the certificate(s) listed and transmitted hereby, the certificate(s) must be endorsed or accompanied by appropriate instruments of transfer, in either case signed exactly as the name(s) of the registered holder(s) appear on the certificate(s). Signatures on the certificate(s) or instruments of transfer must be guaranteed by an Eligible Instruction.

     5. TRANSFER TAXES. Except as set forth in this Instruction 5, Agrium Acquisition will pay or cause to be paid any transfer taxes with respect to the surrender of certificate(s) to it. If, however, payment for the certificates surrendered is to be made to any person other than the registered holder(s), or if surrendered certificate(s) are registered in the name of any person other than the person(s) signing this Letter of Transmittal, the amount of any transfer taxes (whether imposed on the registered holder(s) or such person) payable on account of the transfer to such person will be deducted from the purchase priced unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted.

     Except as provided in this Instruction 5, it will not be necessary for transfer tax stamps to be affixed to the certificate(s) listed in this Letter of Transmittal.

     6. SPECIAL PAYMENT AND DELIVERY INSTRUCTIONS. If a check is to be issued in the name of a person other than the signer of this Letter of Transmittal or if a check is to be sent and/or certificate(s) are to be returned to someone other than the signer of this Letter of Transmittal or to an address other than that shown above, the appropriate boxes on this Letter of Transmittal should be completed.

     7. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions and requests for assistance may be directed to the Paying Agent at its address or telephone number set forth below and requests for additional copies of the Proxy Statement and this Letter of Transmittal may be directed to the Paying Agent or brokers, dealers, commercial banks and trust companies and such materials will be furnished at Agrium Acquisition's expense.

     8. BACKUP WITHHOLDING TAX. Each holder of Common Shares surrendering certificate(s) is required to provide the Paying Agent with a correct Taxpayer Identification Number ("TIN") on Substitute Form W-9, which is provided under "Important Tax Information" below and to certify that Stockholder is not subject to backup withholding. Failure to provide the information on the Substitute Form W-9 may subject the holder to 31% federal income tax backup withholding on the payment of the amounts due for the certificate(s). The holder should indicate in the box in Part III of the Substitute Form W-9 if the holder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the holder has indicated in the box in Part III that a TIN has been applied for and the Paying Agent is not provided with a TIN by the time of payment, the Paying Agent will withhold 31% of the payment amounts due for the certificate(s) until a TIN is provided to the Paying Agent.

     9. LOST OR DESTROYED CERTIFICATE(S). If any certificate(s) representing Common Shares has been lost or destroyed, the holders should promptly notify the Company's transfer agent, American Stock Transfer Company. The holders will then be instructed as to the procedure to be followed in order to replace the certificate(s). This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed certificate(s) have been followed.

                           IMPORTANT TAX INFORMATION

     Under federal income tax law, a holder of Common Shares whose surrendered certificate(s) are accepted for payment is required to provide the Paying Agent (as payor) with such holder's correct TIN on Substitute Form W-9 below. If such holder is an individual, the TIN is his social security number. If the holder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future, the holder should so indicate on the Substitute Form W-
9. See Instruction 8. If the Paying Agent is not provided with the correct TIN, the holder may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, payments that are made to the holder with respect to certificate(s) surrendered may be subject to backup federal income tax withholding.

     Certain Stockholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, that Stockholder must submit a statement, signed under penalties of perjury, attesting to that individual's exempt status. Forms for such statements can be obtained from the Paying Agent. See the enclosed Guidelines for Certificate(s) of Taxpayer Identification Number on Substitute Form W-9 for additional instructions.

     If backup withholding applies, the Paying Agent is required to withhold 31% of any payments made to the Stockholder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

PURPOSE OF SUBSTITUTE FORM W-9

     To prevent backup federal income tax withholding with respect to payment of the amounts due for the certificate(s), a holder must provide the Treasury with his correct TIN by completing the Substitute Form W-9 below, certifying that the TIN provided on Substitute Form W-9 is correct (or that the holder is awaiting a TIN) and that (1) the holder has not been notified by the Internal Revenue Service that he is subject to backup withholding as a result of failure to report all interest or dividends or (2) the Internal Revenue Service has notified the holder that he is no longer subject to backup withholding.

WHAT NUMBER TO GIVE THE PAYING AGENT

     The holder is required to give the Paying Agent the social security number or employer identification number of the record holder of the certificate(s) surrendered. If the certificate(s) are registered in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidance on which number to report.

                       PAYER'S NAME:  CHEMICAL MELLON SHAREHOLDER SERVICES
----------------------------------------------------------------------------------------------------------
                               PART I-- PLEASE PROVIDE YOUR TIN IN   Part III Social Security Number or

                               THE BOX AT RIGHT AND CERTIFY BY         Employer Identification Number

                               SIGNING AND DATING BELOW.           ======================================

                                                                   (If awaiting TIN write "Applied For")
                              ----------------------------------------------------------------------------
 SUBSTITUTE                    PART II-- For Payees exempt from backup withholding, see the enclosed
                               Guidelines for Certification of Taxpayer Identification Number on
                               Substitute Form W-9 and complete as instructed therein
 FORM W-9                      Certifications-- Under penalties of perjury, I certify that:
 DEPARTMENT OF THE             (1)  The Number shown on this form is my correct Taxpayer Identification
 TREASURY                           (or I am waiting for a number to be issued to me); and
 INTERNAL REVENUE SERVICE      (2)  I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding.
                              ----------------------------------------------------------------------------
                               Certification Instructions-- You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you are subject to backup withholding,
PAYER'S REQUEST FOR TAXPAYER   you receive another notification from the IRS that you were no longer
IDENTIFICATION NUMBER (TIN)    subject to backup withholding, do not cross out item (2). (Also see instructions in the enclosed guidelines).


                               SIGNATURE:___________________________   DATE:___________________________
----------------------------------------------------------------------------------------------------------

NOTE: FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 ADDITIONAL DETAILS.

               YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF THE SUBSTITUTE FORM W-9.

               CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

          I certify under penalty that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 31% of all payments made to me thereafter will be withheld until I provide a number.


Signature_______________________________     Date ____________________________.

                                    MERGER

                                      OF
                  AGRIUM ACQISITION CORPORATION WITH AND INTO

                           NU-WEST INDUSTRIES, INC.

                        AND CONVERSION OF COMMON STOCK

                             INTO CASH PAYMENT OF

                               $10.50 PER SHARE





October __, 1995

To   Brokers, Dealers, Commercial Banks,
     Trust Companies and Other Nominees:

     We have been appointed by Agrium Acquisition Corporation, a Delaware corporation ("Agrium Acquisition"), to act as Paying Agent in connection with the merger of Agrium Acquisition and Nu-West Industries, Inc. a Delaware corporation (the "Company") and the surrender of the outstanding shares of common stock, $.01 par value (the "Common Shares"), the Company, for $10.50 per Common Share, in cash without interest, upon the terms and subject to the conditions set forth in the the Proxy Statement of the Company dated October ___, 1995 (the Proxy Statement"), and in the related Letter of Transmittal.

     Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Common Shares in your name or in the name of your nominee.

     Enclosed herewith for your information and forwarding to your clients are copies of the following documents:

          1.  The Proxy Statement dated October __, 1995.

          2. The Letter of Transmittal to surrender certificates for your use and for the information of your clients. Facsimile copies of the Letter of Transmittal may be used to surrender certificates.

          5. A printed form of letter which may be sent to your clients for whose accounts you hold Common Shares registered in your name or in the name of your nominee.

          6. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9.

          7. A return envelope addressed to Chemical Mellon Shareholder Services, the Paying Agent.

     Please note the following:

          1. On the effective date of the Merger, each outstanding Common Share shall be converted into the right to receive $10.50 per Share, in cash without interest, unless appraisal rights are properly asserted.

          2. The board of directors of the Company has unanimously determined that the Merger (as defined in the Agreement and Plan of Merger dated August 9, 1995) is fair to, and in the best interests of, the stockholders of the Company and has approved the Merger Agreement and the transactions contemplated by the Merger Agreement.

          3. Agrium Acquisition acquired approximately 95.9 percent of the Common Shares and a majority of the Common Shares must approve the Merger at a stockholders' meeting to be held November 6, 1995 to consummate the Merger. In the unlikely event that the Merger Agreement is terminated without the Merger being consummated, certificates delivered to the Paying Agent will be promptly returned.

          4. Surrendering stockholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 5 of the Letter of Transmittal, transfer taxes on the surrender of certificates by Agrium Acquisition. However, federal income tax backup withholding at a rate of 31% may be required, unless an exemption is provided or unless the required tax identification information is provided. See Instruction 8 of the Letter of Transmittal.

          5. Payment for certificates surrendered will in all cases be made only after timely receipt by the Paying Agent of (a) Certificates representing outstanding Common Shares, (b) the Letter of Transmittal (or a manually signed facsimile), properly completed and duly executed, with any required signature guarantees, and (c) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all holders of Common Shares at the same time depending upon when certificates are actually received by the Paying Agent.

     Any inquiries you may have with respect to the Offer should be addressed to ____________________________, _____________________________, (___) ___-____.

     Requests for copies of the enclosed materials may also be directed to the Paying Agent at the above address and telephone number.

                                       Very truly yours,



     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF AGRIUM ACQUISITION, THE COMPANY, THE PAYING AGENT OR ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE SURRENDER OF CERTIFICATES OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.

                                    MERGER

                                      OF
                  AGRIUM ACQISITION CORPORATION WITH AND INTO

                           NU-WEST INDUSTRIES, INC.

                        AND CONVERSION OF COMMON STOCK

                             INTO CASH PAYMENT OF

                               $10.50 PER SHARE




                                                                October __, 1995

To Our Clients:

  Enclosed for your consideration is a Letter of Transmittal relating to the merger of Agrium Acquisition Corporation ("Agrium Corporation"), a Delaware corporation and a wholly-owned subsidiary of Agrium U.S. Inc., a Delaware corporation and a wholly-owned subsidiary of Agrium Inc., a Canadian corporation, with and into Nu-West Industries Inc., a Delaware corporation (the "Company") and the conversion of all the outstanding shares of common stock, $.01 per value (the "Common Shares"), of the Company, for the right to receive $10.50 per Common Share, in cash without interest, upon the terms and subject to the conditions set forth in the Proxy Statement of Agrium Acquisition and the Company dated October ___, 1995 (the "Proxy Statement").

  WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF COMMON SHARES HELD BY US FOR YOUR ACCOUNT. A SURRENDER OF SUCH COMMON SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO SURRENDER SHARES HELD BY US FOR YOUR ACCOUNT. FURTHER, APPRAISAL RIGHTS WITH RESPECT TO THE COMMON SHARES CANNOT BE ASSERTED BY YOU AND CAN ONLY BE ASSERTED BY US AS THE HOLDER OF RECORD.

  Accordingly, we request instruction as to the surrender of or assertion of appraisal rights with respect to the Common Shares held by us for your account pursuant to the terms and conditions set forth in the Proxy Statement.

  Please note the following:

     1. On the effective date of the Merger, each outstanding Common Share shall be converted into the right to receive $10.50 per Common Share, in cash without interest.

     2. The board of directors of the Company has unanimously determined that the Merger (as defined in the Agreement and Plan of Merger dated August 9, 1995) is fair to, and in the best interests of, the stockholders of the Company, has approved the Merger Agreement and the transactions contemplated by the Merger Agreement.

     3. Agrium Acquisition acquired approximately 95.9 percent of the Common Shares and a majority of the Common Shares must approve the Merger at a meeting to be held November 6, 1995 to consummate the Merger. In the unlikely event that the Merger Agreement is terminated without the Merger being consummated, certificates delivered to the paying agent will be promptly returned.

     4. Holders of Common Shares will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 5 of the Letter of Transmittal, transfer taxes on the surrender of certificates. However, federal income tax backup withholding at a rate of 31% may be required, unless an exemption is provided or unless the required tax identification information is provided. See Instruction 8 of the Letter of Transmittal.

     5. Payment for the certificates surrendered will in all cases be made only after timely receipt by the Paying Agent of (a) certificate(s) formerly representing Common Shares, (b) the Letter of Transmittal (or a manually signed facsimile), properly completed and duly executed, with any required signature guarantees, and (c) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all holders of Common Shares at the same time depending upon when certificates are actually received by the Paying Agent.

  An envelope to return your instructions to us is enclosed.

                       INSTRUCTIONS WITH RESPECT TO THE
                    SURRENDER OF ALL OUTSTANDING SHARES OF
                                 COMMON STOCK

                                      OF

                           NU-WEST INDUSTRIES, INC.


  The undersigned acknowledge(s) receipt of your letter and the related Letter of Transmittal in connection with the merger of Agrium Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Agrium U.S. Inc., a Delaware corporation and a wholly-owned subsidiary of Agrium Inc., a Canadian corporation, with and into Nu-West Industries, Inc., a Delaware corporation.

  this will instruct you to surrender to the Paying Agent the number of common shares indicated below (or if no number is indicated below, all Common Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the proxy statement, or to assert appraisal rights with respect to the number of common shares indicated below (or if no number is indicated below, all common shares) which are held by you for the account of the undersigned.


Number of Common Shares to be Surrendered*: ____________________________________

Number of Common Shares as to which Appraisal Rights are to be Asserted*: ______

Date:___________________________________________________________________________


                                   SIGN HERE


Signature(s): __________________________________________________________________
(Print Name(s)): _______________________________________________________________
(Print Address(es)): ___________________________________________________________
(Area Code and Telephone Number(s)): ___________________________________________
(Taxpayer Identification or Social Security Number(s)): ________________________
* Unless otherwise indicated, it will be assumed that all Common Shares held by us for your account are to be surrendered.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payor-Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payor.

============================================================================
                                        Give the
 For this type of account:              SOCIAL SECURITY
                                        number of--
============================================================================
 1.  Individual                         The individual

 2.  Two or more individuals (joint     The actual owner of the account
     account)                           or, if combined funds, the first
                                        individual on the account/1/

 3.  Custodian account of a minor       The minor/2/
     (Uniform Gift to Minors Act)

 4.  a. The usual revocable savings     The grantor-trustee/1/
        trust (grantor is also trustee)

     b. So-called trust account that    The actual owner/1/
        is not a legal or valid trust
        under State law

 5.  Sole proprietorship                The owner/3/

 6.  Sole proprietorship                The owner/3/

============================================================================

============================================================================
                                        Give the EMPLOYER
 For this type of account:              IDENTIFICATION
                                        number of--
============================================================================
 7.  A valid trust, estate or           The legal entity/4 /
     pension trust

 8.  Corporate                          The corporation

 9.  Association, club, religious,      The organization
     charitable, education or
     other tax-exempt
     organization

 10. Partnership                        The partnership

 11. A broker or registered             The broker or nominee
     nominee

 12. Account with the                   The public entity of Agriculture in
     Department                         the name of a public entity (such as
                                        a state or local government, school
                                        district, or prison) that receives
                                        agricultural program payments

============================================================================


/1/  List first and circle the name of the person whose number you furnish.
/2/  Circle the minor's name and furnish the minor's social security number.
/3/ Show your individual name. You may also enter your business name. You may use your SSN or EIN.
/4/ List first and circle the name of the valid trust, estate or pension trust. (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                      NUMBER (TIN) ON SUBSTITUTE FORM W-9
             (SECTION REFERENCES ARE TO THE INTERNAL REVENUE CODE)

                                    Page 2

NAME
If you are an individual, you must generally provide the name shown on your social security card. However, if you have changed your last name, for instance, due to marriage, without informing the Social Security Administration of the name change, please enter your first name, the last name shown on your social security card, and your new last name.

OBTAINING A NUMBER
If you don't have a taxpayer identification number ("TIN"), apply for one immediately. To apply, obtain Form SS-5, Application for a Social Security Card, from your local office of the Social Security Administration, or Form SS-4, Application for Employer
Identification Number, from your local Internal Revenue Service
(the "IRS") office.

PAYEES AND PAYMENTS EXEMPT FROM BACKUP WITHHOLDING
The following is a list of payees exempt from backup withholding and for which no information reporting is required. For interest and dividends, all listed payees are exempt except item (9). For broker transactions, payees listed in (1) through (13) and a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker are exempt. Payments subject to reporting under sections
6041 and 6041A are generally exempt from backup withholding only if made to payees described in items (1) through (7), except that a corporation that provides medical and health care services or bills and collects payments for such services is not exempt from backup withholding or information reporting.
     (1)  A corporation.
     (2) An organization exempt from tax under section 501(a), or an individual retirement plan ("IRA"), or a custodial account under section 403(b)(7).
     (3)  The United States or any of its agencies or instrumentalities.
     (4) A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.
     (5) A foreign government or any of its political subdivisions, agencies or instrumentalities.
     (6) An international organization or any of its agencies or instrumentalities.
     (7)  A foreign central bank of issue.
     (8) A dealer in securities or commodities required to register in the U.S. or a possession of the U.S.
     (9) A futures commission merchant registered with the Commodity Futures Trading Commission.
     (10) A real estate investment trust.
     (11) An entity registered at all times during the tax year under the Investment Company Act of 1940.
     (12) A common trust fund operated by a bank under
          section 584(a).
     (13) A financial institution.
     (14) A middleman known in the investment community as a nominee or listed in the most recent publication of the American Society of Corporate Secretaries, Inc.,
          Nominee List.
     (15) A trust exempt from tax under section 664 or described in section 4947.

Payments of dividends generally not subject to backup withholding include the following:
     . Payments to nonresident aliens subject to withholding under section 1441.
     . Payments to partnerships not engaged in a trade or business in the U.S. and that have at least one nonresident partner. . Payments made by certain foreign organizations.

Payments of interest generally not subject to backup withholding include the following:
     . Payments of interest on obligations issued by individuals.
       NOTE: YOU MAY BE SUBJECT TO BACKUP WITHHOLDING IF THIS INTEREST IS $600 OR MORE AND IS PAID IN THE COURSE OF THE PAYOR'S TRADE OR BUSINESS AND YOU HAVE NOT
       PROVIDED YOUR CORRECT TIN TO THE PAYOR.
     . Payments of tax-exempt interest (including exempt-interest dividends under section 852).
     . Payments described in section 6049(b)(5) to nonresident
       aliens.
     . Payments on tax-free covenant bonds under section 1451.
     . Payments made by certain foreign organizations.
     . Mortgage interest paid by you.

Payments that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A, and 6050N, and the
regulations under those sections.

PRIVACY ACT NOTICE. Section 6109 requires you to furnish your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, or contributions you made to an IRA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. You must provide your TIN whether or not you are qualified to file a tax return. Payors must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a TIN to a payor. Certain penalties may also apply.

PENALTIES
(1) FAILURE TO FURNISH TIN. If you fail to furnish your correct TIN to a requester (the person asking you to furnish your TIN), you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO
WITHHOLDING. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS